Exhibit 7
EXECUTION COPY
SECURITIES PURCHASE AGREEMENT
between
ELEVATION PARTNERS, L.P.
and
PALM, INC.
Dated as of December 22, 2008

i

(Continued)

-ii-

(Continued)

Page
8.9 Governing Law	40
8.10 Consent to Jurisdiction	40
8.11 WAIVER OF JURY TRIAL	40
8.12 Company Disclosure Letter References	41
8.13 Counterparts	41

-iii-

(Continued)
Exhibits
A – Certificate of Designation
B – Form of Warrant
C – Amended and Restated Registration Rights Agreement
D – Amended and Restated Stockholders’ Agreement
E – Rights Agreement Amendment

-iv-

SECURITIES PURCHASE AGREEMENT
     THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 22, 2008 between Elevation Partners, L.P., a Delaware limited partnership (“Elevation”) and Palm, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in ARTICLE I, unless otherwise defined herein.
W I T N E S S E T H:
     WHEREAS, the parties contemplate a transaction pursuant to which, upon the terms and subject to the conditions set forth in this Agreement, the Company will sell and issue to Elevation 100,000 detachable units (each, a “Unit” and collectively, the “Purchased Units”) for a purchase price of $1,000 per Unit (the “Transaction”), which Units are each comprised of (i) one (1) newly-issued share of Company Series C Preferred Stock (all such shares purchased by Elevation or permitted assignee hereto, collectively, the “Purchased Shares”), the rights, preferences and privileges of which are to be set forth in a Certificate of Designation, the form of which is attached hereto as Exhibit A (the “Certificate of Designation”), and (ii) warrants for the purchase of 70 shares of Company Common Stock (all such warrants purchased by Elevation or permitted assignee hereto, collectively, the “Purchased Warrants”), the form of which is attached hereto as Exhibit B (the “Warrant”), for an aggregate purchase price of $100,000,000 to be paid in two installments as provided herein.
     WHEREAS, the Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the Transaction in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth herein, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL upon the terms and conditions contained herein.
     WHEREAS, Elevation has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with applicable Law upon the terms and conditions contained herein.
     WHEREAS, as a condition to the consummation of the Transaction, the Company and Elevation will enter into the Amended and Restated Stockholders’ Agreement and the Amended and Restated Registration Rights Agreement on the Closing Date.
     WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Elevation to enter into this Agreement, the Company and Computershare Trust Company of New York are entering into an amendment (the “Rights Agreement Amendment”) to that certain Preferred Stock Rights Agreement, dated as of September 25, 2000, as amended (the “Company Rights Agreement”), so as to render the rights issued thereunder inapplicable to this Agreement and the transactions contemplated hereby.
     WHEREAS, Elevation and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Investment and to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Elevation and the Company hereby agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
     1.1 Certain Definitions.  For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:
          (a) “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
          (b) “Amended and Restated Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement to be dated as of the Closing Date between the Company and Elevation in substantially the form attached hereto as Exhibit C.
          (c) “Amended and Restated Stockholders’ Agreement” means that certain Amended and Restated Stockholders’ Agreement to be dated as of the Closing Date between the Company and Elevation in substantially the form attached hereto as Exhibit D.
          (d) “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in each case that are applicable to the transactions contemplated by this Agreement.
          (e) “Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or New York or is a day on which banking institutions located in the States of California or New York are authorized or required by Law or other governmental action to close.
          (f) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

          (g) “Company Balance Sheet” shall mean the consolidated balance sheet of the Company and its Subsidiaries as of August 29, 2008.
          (h) “Company Board” shall mean the Board of Directors of the Company.
          (i) “Company Capital Stock” shall mean the Company Common Stock and the Company Preferred Stock.
          (j) “Company Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company, together with the Preferred Stock Purchase Rights appurtenant thereto issued under the Company Rights Agreement.
          (k) “Company ESPP” shall mean the Company’s 1999 Amended and Restated Employee Stock Purchase Plan, as amended.
          (l) “Company IP” shall mean all Intellectual Property that is owned by or used by the Company or any of its Subsidiaries in connection with the business of the Company and its Subsidiaries.
          (m) “Company IP Agreements” shall mean all material contracts (i) under which the Company or any of its Significant Subsidiaries uses any Licensed Company IP incorporated into any Company Product, other than licenses and related services agreements for generally commercially available, off-the-shelf software programs, or (ii) under which the Company or any of its Significant Subsidiaries has licensed to others the right to use any Company IP, other than agreements entered into in the ordinary course of business.
          (n) “Company Material Adverse Effect” shall mean any change, effect, event, circumstance or development (each a “Change”, and collectively, “Changes”), individually or in the aggregate, and taken together with all other Changes, that is or would reasonably be expected to be materially adverse to the business, operations, assets (including intangible assets), liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no Change (by itself or when aggregated or taken together with any and all other Changes) resulting from or arising out of any of the following shall be deemed to be or constitute a “Company Material Adverse Effect,” and no Change (by itself or when aggregated or taken together with any and all other such Changes) resulting from or arising out of any of the following shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (A) general economic conditions in the United States or any other country (or changes therein), general conditions in the financial markets in the United States or any other country (or changes therein) and general political conditions in the United States or any other country (or changes therein), in any such case to the extent that such conditions do not have a substantially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other companies in the industries or geographies in which the Company operates; (B) general conditions in the industries in which the Company and its Subsidiaries conduct business (or changes therein), in any such case to the extent that such conditions do not have a substantially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other companies in the industries or geographies in which the Company operates; (C) any conditions arising out of acts of terrorism or war, weather conditions or earthquakes to the extent that such conditions do not have a substantially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other companies similarly situated in the industries or geographies in which the Company operates; (D) the announcement of this Agreement or the pendency of the transactions contemplated hereby; (E) compliance with the terms of, or the taking of any action required or expressly contemplated by, this Agreement other than Section 5.1, or the failure to take any action in the ordinary course of business prohibited by this Agreement; (F) any actions taken outside of the ordinary course of business at the written request of, or with the written consent of, Elevation, or failure to take action, or such other Changes, in each case, to which Elevation has approved, consented to or requested; (G) any changes in Law or in GAAP; (H) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been, is or would be a Company Material Adverse Effect); (I) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been, is or would be a Company Material Adverse Effect); or (J) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) related to this Agreement or any of the transactions contemplated hereby; provided, further, that in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur, the matters set forth on Section 1.1(n) of the Company Disclosure Letter shall be taken into account.
          (o) “Company Options” shall mean any options to purchase shares of Company Common Stock outstanding under any of the Company Stock Plans.
          (p) “Company Plan” shall mean any “employee benefit plan” (within the meaning of Section 3(3) of ERISA), employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement (including early retirement and supplemental retirement), disability, insurance, vacation, employee loan, incentive, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, retention, change of control and other similar fringe, welfare or other employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not subject to ERISA) under which any current or former director, officer, independent contractor or employee of the Company or its Subsidiaries has any present or future right to benefits or under which the Company or its Subsidiaries is obligated to contribute for such current or former directors, officers, independent contractors or employees.
          (q) “Company Preferred Stock” shall mean the Preferred Stock, par value $0.001 per share, of the Company.

          (r) “Company RSU” shall mean any restricted stock unit or performance shares with respect to Company Common Stock outstanding under any of the Company Stock Plans.
          (s) “Company Series B Preferred Stock” shall mean the Series B Preferred Stock, par value $0.001 per share, of the Company, together with the Preferred Stock Purchase Rights appurtenant thereto issued under the Company Rights Agreement (as amended pursuant to Section 5.2).
          (t) “Company Series C Preferred Stock” shall mean the Series C Preferred Stock, par value $0.001 per share, of the Company, together with the Preferred Stock Purchase Rights appurtenant thereto issued under the Company Rights Agreement (as amended pursuant to Section 5.2).
          (u) “Company Stock-Based Award” shall mean each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted under the Company Stock Plans or Company Plans (including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any 401(k) plan of the Company), other than rights under the Company ESPP and Company Options.
          (v) “Company Stock Plans” shall mean (i) the Company’s Amended and Restated 1999 Stock Plan, Amended and Restated 1999 Director Option Plan and Amended and Restated 2001 Stock Option Plan for Non-Employee Directors, (ii) the Handspring, Inc. 1998 Equity Incentive Plan, as amended, the Handspring, Inc. 1999 Executive Equity Incentive Plan, as amended, and the Handspring, Inc. 2000 Equity Incentive Plan, as amended, (iii) the Inducement Option Agreement between the Company and Jonathan Rubinstein and the Inducement Restricted Stock Unit Agreement between the Company and Jonathan Rubinstein, and (iv) any other compensatory option plans assumed by the Company pursuant to a merger, acquisition or other similar transaction pursuant to which there are outstanding awards as of the date hereof.
          (w) “Credit Agreement” shall mean the Credit Agreement among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., dated as of October 24, 2007.
          (x) “Delaware Law” shall mean the DGCL and any other applicable law (including common law) of the State of Delaware.
          (y) “Domain Name” shall mean any or all of the following and all worldwide rights in, arising out of, or associated therewith: domain names, uniform resource locators (“URLs”) and other names and locators associated with the Internet.
          (z) “Environmental Law” shall mean any and all applicable Laws and regulations promulgated thereunder, relating to the protection of the environment (including ambient air, surface water, groundwater or land) or natural resources or exposure of any individual to Hazardous Substances or otherwise relating to the production, use, emission, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances or the investigation, clean-up or other remediation or analysis thereof and shall include the European Union Restriction of Hazardous Substances and Waste Electrical and Electronic Equipment Directives and any other similar Laws.
          (aa) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statue, rules and regulations thereto.
          (bb) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
          (cc) “GAAP” shall mean generally accepted accounting principles, as applied in the United States.
          (dd) “Governmental Authority” shall mean any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, and whether local or foreign.
          (ee) “Hazardous Substance” shall mean any substance, material or waste that is characterized or regulated under any Environmental Law as “hazardous,” “pollutant,” “waste,” “contaminant,” “toxic” or words of similar meaning or effect, and shall include petroleum and petroleum products, polychlorinated biphenyls and asbestos.
          (ff) “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
          (gg) “Intellectual Property” shall mean any or all of the following and all United States and foreign rights in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, confidential information, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications for registration thereof, throughout the world (“Copyrights”); (iv) all Domain Names; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (“Trademarks”); (vii) all databases and data collections and all rights therein throughout the world; and (viii) any similar or equivalent rights to any of the foregoing (as applicable).
          (hh) “Knowledge” of the Company, with respect to any matter in question, shall mean the actual knowledge of any directors or executive officers of the Company.

          (ii) “Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
          (jj) “Leases” shall mean all Contracts under which real property is currently leased, licensed or subleased by the Company or any of its Subsidiaries or otherwise used or occupied by the Company or any of its Subsidiaries.
          (kk) “Legal Proceeding” shall mean any action, claim, suit, litigation, proceeding (public or private) or criminal prosecution by or before any Governmental Authority.
          (ll) “Liabilities” shall mean any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).
          (mm) “Licensed Company IP” shall mean all Company IP, other than the Owned Company IP.
          (nn) “Lien” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
          (oo) “Order” shall mean any order, judgment, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.
          (pp) “Owned Company IP” shall mean that portion of the Company IP that is owned by the Company and its Subsidiaries.
          (qq) “Permitted Liens” shall mean any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests arising in the ordinary course of business that are not yet due or that are being contested in good faith and by appropriate proceedings (and for which adequate retainage or other reserves are held); (iii) Liens imposed by applicable Law (other than Tax Law); (iv) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way and other similar restrictions, each of which is of record, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use and operation of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended May 30, 2008 or the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 29, 2008; (viii) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, have a material effect on the Company; (ix) statutory, common law or contractual liens of landlords and (x) Liens arising under the Credit Agreement and/or the Guarantee and Collateral Agreement dated as of October 27, 2007 among the Company, certain of its subsidiaries and JPMorgan Chase Bank, N.A..
          (rr) “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.
          (ss) “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.
          (tt) “SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.
          (uu) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.
          (vv) “Significant Subsidiary” means (i) Palm Ireland Investment Incorporated, (ii) Palm Global Operations Limited, (iii) Palm Europe Limited and (iv) Palm Asia Pacific Limited.
          (ww) “Subsidiary” of any Person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          (xx) “Tax” shall mean (i) any and all federal, state, local and foreign taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise, property and other similar taxes, together with all interest, penalties and additions imposed with respect to such amounts whether disputed or not, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including any liability under Treasury Regulation Section 1.1502-6 or any comparable provision of foreign, state or local law) and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.
          (yy) “Tax Returns” shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.
          (zz) “Transaction Agreements” means this Agreement, the Amended and Restated Stockholders’ Agreement, the Amended and Restated Registration Rights Agreement, the Warrants and the Certificate of Designation.
     1.2 Additional Definitions.  The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Blue Sky	4.8
Certificate of Designation	Recitals
Closing	2.2(a)
Closing Date	2.2(a)
Company	Preamble
Company Disclosure Letter	ARTICLE III
Company Rights Agreement	Recitals
Company SEC Reports	3.8
Company Securities	3.6(c)
Confidentiality Agreement	5.7
Consent	3.3
Contracts	3.12(a)(ii)
Deferred Purchase Price Date	2.2(c)
DGCL	Recitals
Elevation	Preamble
Material Contract	3.12(a)
Minimum Proceeds	2.3(b)
Permits	3.17

Term	Section Reference
Purchase Price	2.1
Purchased Shares	Recitals
Purchased Warrants	Recitals
Related Party	8.8
Rights Agreement Amendment	Recitals
Series B Preferred Certificate of Designation	5.10
Strip	2.3(a)
Subsidiary Securities	3.5(b)
Successor Entity	8.8
Termination Date	7.1(b)
Trade Secrets	3.15(c)
Transaction	Recitals
Transfer Deadline	2.3(b)
Transfer Request	2.3(b)
Warrant	Recitals
     1.3 Certain Interpretations.
          (a) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.
          (b) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”
          (c) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
          (d) Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.
          (e) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
ARTICLE II
THE TRANSACTION
     2.1 Purchase and Sale.  Subject to and upon the terms and conditions of this Agreement, including the satisfaction or waiver of the applicable conditions set forth in ARTICLE VI, the Company agrees to issue and sell to Elevation, and Elevation agrees to purchase from the Company, the Purchased Units for an aggregate purchase price of $100,000,000 (the “Purchase Price”), to be paid in two installments as provided herein, free and clear of any Liens, other than Liens imposed by the Transaction Agreements and/or applicable Law.
     2.2 Closing.
          (a) Subject to the provisions of this Agreement, including the satisfaction or waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), the closing of the Transaction (the “Closing”) shall take place at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California, at a time and date to be specified by the parties, which shall be no later than 9:00 a.m. (California time) on January 31, 2009, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).
          (b) At the Closing:
               (i) the Company shall deliver, or cause to be delivered, to Elevation, stock certificate(s) representing such number of shares of Company Series C Preferred Stock and Warrants representing such number of Purchased Warrants which, together, represent the Purchased Units; and
               (ii) Elevation shall deliver, or cause to be delivered, to the Company the first installment of the Purchase Price in an amount equal to $1,000 (the “First Installment Payment” and the date on which such payment is made, the “First Installment Payment Date”) by wire transfer of immediately available funds to an account that the Company shall designate at least two Business Days prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of the Company in such amount).
          (c) At the later of the Closing and January 15, 2009 (the “Second Installment Payment Date”), Elevation shall deliver, or cause to be delivered, to the Company an amount equal to $99,999,000 (the “Second Installment Payment,” and collectively with the First Installment Payment, the “Installment Payments”) by wire transfer of immediately available funds to an account that the Company shall designate at least two Business Days prior to the Second Installment Payment Date.
     2.3 Requested Post-Closing Transfer.
          (a) It is the intention of the parties hereto that the Company have the right to require Elevation, under certain circumstances and subject to certain conditions as provided in this Section 2.3, to transfer a portion of the Units purchased by Elevation under this Agreement to designated financial institutions or pursuant to an underwritten public offering for a purchase price per Unit equal to or greater than the purchase price per Unit hereunder (a “Proposed Transfer”). The Company agrees to keep Elevation reasonably informed on a prompt basis of the status of and any developments regarding any potential Proposed Transfer, including any proposed terms of such Proposed Transfer and the identity of any prospective transferee, and will provide Elevation with drafts of all agreements proposed to be entered into and Disclosure Documents proposed to be delivered with respect to any Proposed Transfer. All such agreements will be provided to Elevation as early as reasonably practicable under the circumstances (and in any event at least five (5) Business Days prior to execution of such agreements) and shall be subject to Elevation’s review and reasonable comment, which shall be completed as soon as practicable, but in any event prior to the expiration of such five (5) Business Day period. Upon the terms and subject to the conditions set forth in this Section 2.3, Elevation agrees to transfer the number of Units specified in any Transfer Request up to an aggregate of 49,000 Units to one or more financial institutions or pursuant to an underwritten public offering as designated by the Company in any Transfer Request complying with the requirements of this Section 2.3. At any time and from time to time after the Closing, the Company shall have the right to deliver to Elevation a written notice requesting a Proposed Transfer (a “Transfer Request”), which Transfer Request must: (i) provide that the transfer will be consummated no less than three (3) Business Days after delivery of such Transfer Request but no later than March 31, 2009 (the “Transfer Deadline”), (ii) describe all material terms with respect to such Proposed Transfer, which terms must include that the purchase price will be payable solely in cash by the transferee by wire transfer of immediately available funds and that such purchase price will result in Elevation receiving net proceeds of no less than $1,000 per Unit (the “Minimum Proceeds”) at the closing of such Proposed Transfer and (iii) include copies of all agreements proposed to be entered into and Disclosure Documents to be delivered with respect to such transfer. All agreements and arrangements to be entered into by Elevation with respect to such Proposed Transfer must be reasonably satisfactory in form and substance to Elevation and conform to the requirements provided in this Section 2.3. If and to the extent the purchase price payable in respect of any transferred Unit exceeds the Minimum Proceeds (such amount, an “Excess Payment”) then the terms of such Proposed Transfer shall provide that such Excess Payment shall be payable directly to the Company or, to the extent such terms do not so provide, the Transfer Request shall include the wire transfer information as to the account of the Company to which Elevation shall pay such Excess Payment and upon receipt thereof Elevation shall immediately transfer the Excess Payment to the Company to such account.
          (b) In furtherance of any Proposed Transfer with respect to which a Transfer Request has been delivered in accordance with the provisions of this Section 2.3, Elevation agrees to take the following actions to the extent necessary to effect the Proposed Transfer pursuant to the Transfer Request: (i) enter into customary agreements providing for the transfer of the relevant securities, including a customary underwriting agreement to the extent applicable, in each case in form and substance reasonably satisfactory to Elevation, and provided that any such agreements (1) shall contain no representations and warranties by Elevation other than as to Elevation’s execution, delivery and performance of such agreements, ownership and title to the securities to be transferred and information provided for inclusion in any offering documentation to the extent such information was provided in writing by Elevation and stated to be specifically for use therein, and (2) shall provide that Elevation shall have no liability with respect to such Proposed Transfer or such agreements except to the extent it breaches such representations and warranties or fails to fulfill its obligation to transfer the securities being sold thereunder in breach of the agreement, (ii) agree to “market-standoff” or lockup obligations in customary form provided that any such obligation expires on or before the Restricted Period Termination Date (as such term is defined in the Amended and Restated Stockholders’ Agreement), and (iii) enter into a customary power-of-attorney and custody arrangement in connection with such Proposed Transfer to the extent necessary. The obligation of Elevation to effect any Proposed Transfer is subject to: (A) the representation and warranty of the Company contained in the last sentence of Section 2.3(c) being true and correct in all respects; (B) the representations and warranties of the Company contained in Section 3.1, Section 3.6(e), the fourth sentence of Section 3.8, Section 3.9(a), Section 3.24 and Section 3.25 being true and correct in all material respects as of the date of consummation of any Proposed Transfer, and the Company shall deliver Elevation a certificate certifying to such effect, validly executed for and on behalf of the Company by a duly authorized officer of the Company; (C) Elevation’s reasonable satisfaction that the Company has complied with, and that the Proposed Transfer will comply with, all applicable state and federal securities laws, including with respect to disclosure obligations; and (D) to the extent reasonably requested by Elevation in connection with an underwritten public offering, delivery of customary comfort letters and legal opinions.
          (c) In connection with any Proposed Transfer with respect to which a Transfer Request has been delivered the Company shall prepare and furnish to Elevation in accordance with this Section 2.3 such disclosure materials regarding the Company and the Company’s securities, including the Units, as are necessary for the consummation of the Proposed Transfer in accordance with the requirements of the Securities Act and any other applicable state of federal securities law (such disclosure materials, together with any amendment or supplement thereto and all documents incorporated therein by reference, the “Disclosure Documents”). The Company hereby represents and warrants to Elevation that the Disclosure Documents will not, on each of the date of the Transfer Request, the date of delivery to the transferee to which such Transfer Request relate and on the date of the consummation of the Proposed Transfer, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
          (d) The Company shall pay all reasonable fees and expenses incurred by Elevation in connection with each Proposed Transfer (including any transfer taxes associated therewith and all reasonable fees and expenses of Elevation’s counsel and other advisors) and shall provide customary indemnification to the purchasers of such securities (and any underwriters thereof) in connection with the Proposed Transfer (and any underwritten offering thereof). In addition, the Company shall (i) indemnify and hold harmless Elevation, its Affiliates and their respective Related Parties (the foregoing, collectively, the “Indemnified Parties”) from and against all claims, losses, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing) in respect thereof (“Claims”) and expenses suffered or incurred by any of them arising out of or based upon any Proposed Transfer, the Disclosure Documents and any breach of the representations and warranties of the Company referred to in Section 2.3(b) except, in the case of any Indemnified Party, to the extent such Claims arise from the breach by Elevation of its obligations pursuant to this Section 2.3, and (ii) reimburse each Indemnified Party promptly upon demand for any reasonable fees and disbursements of counsel and any other reasonable expenses actually incurred in connection with investigating and defending or settling any such Claim; provided, the indemnity agreement contained in this Section 2.3(d) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed). The Company also agrees that if for any reason the foregoing indemnification is unavailable to the Indemnified Parties or insufficient to hold the Indemnified Parties harmless, then the Company shall contribute to the amount paid or payable to the Indemnified Parties as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Company and such Indemnified Parties in connection with the actions which resulted in such Claim and any other relevant equitable considerations. The provisions of this Section 2.3(d) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, its heirs and representatives and shall be in addition to any obligations which the Company may otherwise have under other agreements or otherwise.
          (e) Notwithstanding anything to the contrary in the Amended and Restated Stockholders’ Agreement, Elevation agrees that during the period commencing on the Closing Date and ending on the date of the Transfer Deadline, except pursuant to and in furtherance of any Transfer Request, Elevation shall not (i) transfer more than 50,000 Units to a third party other than a successor or assignee bound by the obligations of Elevation hereunder , or (ii) cause more than 50,000 shares of Company Series C Preferred Stock to be converted into Company Common Stock or Warrants for the purchase of more than 3,500,000 shares of Company Common Stock to be exercised, and any attempt by Elevation to transfer, convert or exercise such securities in violation of this Section 2.3(e) shall be void and have no force or effect.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Except (i) as set forth in the disclosure schedule delivered by the Company to Elevation on the date of this Agreement (the “Company Disclosure Letter”), or (ii) as set forth in any Company SEC Reports filed by the Company with the SEC prior to the date hereof and after January 1, 2007 (other than in any “risk factor” disclosure or any other forward looking statements set forth therein), the Company hereby represents and warrants to Elevation as follows:
     3.1 Authorization.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements and to consummate the transactions contemplated by the Transaction Agreements and to perform its obligations thereunder. The execution and delivery of this Agreement and the other Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been, and the other Transaction Agreements will be at the Closing, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Elevation, this Agreement constitutes, and the other Transaction Agreements will constitute at the Closing, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity.

     3.2 Non-Contravention and Required Consents.  The execution, delivery or performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company, (ii) subject to obtaining such Consents set forth in Section 3.3 of the Company Disclosure Letter, violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any Material Contract, (iii) assuming compliance with the matters referred to in Section 3.3, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their properties or assets are bound, or (iv) result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries that in the aggregate are material to the Company and its Subsidiaries, taken as a whole, other than Permitted Liens, except in the case of each of clauses (ii) and (iii) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not, individually or in the aggregate, have a Company Material Adverse Effect or have a material adverse effect on the ability of the parties to consummate the Transaction.
     3.3 Required Governmental Approvals.  No consent, approval, Order or authorization of, or filing or registration with, or notification to (any of the foregoing being a “Consent”), any Governmental Authority is required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, except (i) the filing and recordation of the Certificate of Designation with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business, (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, and (iv) such other Consents, the failure of which to obtain would not, individually or in the aggregate, have a Company Material Adverse Effect.
     3.4 Organization and Standing .  The Company is a corporation duly incorporated, validly existing and in good standing under Delaware Law. Each of the Company and its Subsidiaries has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except in the case of such Subsidiaries other than the Significant Subsidiaries as would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified to do business and the Company is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has delivered or made available to Elevation complete and correct copies of (a) the certificates of incorporation and bylaws or other constituent documents, as amended to date and currently in full force and effect, of the Company and its Significant Subsidiaries, and (b) the final minutes of all meetings of the Company Board and each committee of the Company Board (other than minutes of such meetings that are related to the Company Board’s evaluation of its strategic alternatives, business combination transactions and other related matters, including the Transaction). Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation, bylaws or other applicable constituent documents, except for such violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.
     3.5 Subsidiaries(a) All of the outstanding capital stock of, or other equity or voting interest in, each Significant Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Corporation of such Significant Subsidiary’s business as presently conducted. No Subsidiary of the Company owns any shares of Company Common Stock.
          (b) There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, warrants, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as “Subsidiary Securities”), or (iv) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any shares of any Subsidiary of the Company. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.
     3.6 Capitalization.
          (a) As the date of this Agreement, the authorized capital stock of the Company consists of (i) 2,000,000,000 shares of Company Common Stock, and (ii) 125,000,000 shares of Company Preferred Stock, of which, 2,000,000 shares have been designated Series A Participating Preferred Stock and 325,000 shares have been designated Series B Preferred Stock. As of November 28, 2008: (A) 110,541,274 shares of Company Common Stock were issued and outstanding, (B) 325,000 shares of Company Series B Preferred Stock were issued and outstanding, and (C) there were no shares of Company Capital Stock held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. Since November 28, 2008, the Company has not sold or issued or repurchased, redeemed or otherwise acquired any shares of Company Capital Stock (other than issuances pursuant to the exercise of Company Options granted under a

Company Stock Plan or the vesting of other Company Stock-Based Awards, and repurchases, redemptions or other acquisitions pursuant to agreements contemplated by a Company Stock Plan).
          (b) The Company has reserved 31,056,325 shares of Company Common Stock for issuance under the Company Stock Plans. As of November 28, 2008, with respect to the Company Stock Plans, there were outstanding Company Options and Company RSUs with respect to 23,294,035 shares of Company Common Stock and 1,425,874 shares of Company Common Stock issuable under other Company Stock-Based Awards (excluding Company Options and Company RSUs) issued under the Company Stock Plans and, since such date, the Company has not granted, committed to grant or otherwise created or assumed any obligation with respect to any Company Options, other than as approved or authorized by the Company’s Compensation Committee or the Company’s Compensation Committee Chair. Each Company Option was granted with an exercise price per share equal to or greater than the per share fair market value (as such term is used in Code Section 409A and the Department of Treasury regulations and other interpretive guidance issued thereunder) of the Company Common Stock underlying such Company Option on the grant date thereof and was otherwise issued in compliance with applicable Law.
          (c) Except as set forth in this Section 3.6, as of the date of this Agreement, there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.
          (d) Neither the Company nor any of its Significant Subsidiaries is a party to any agreement relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of the Company.
          (e) (i) Upon the filing of the Certificate of Designation, the Purchased Shares will be duly authorized and (ii) the Company Common Stock into which the Purchased Shares or Purchased Warrants may be convertible or exercisable have been duly authorized and validly reserved for issuance. When the Purchased Shares and Purchased Warrants are issued and paid for in accordance with the provisions of this Agreement and the Certificate of Designation, all such Purchased Shares and Purchased Warrants (A) will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights and (B) will be delivered to Elevation (or other assignee as contemplated under Section 8.3) free and clear of all Liens, excluding Liens imposed by the Transaction Agreements and/or applicable Law. When the shares of Company Common Stock into which the Purchased Shares or Purchased Warrants may be convertible or exercisable are issued in accordance with the provisions of the Certificate of Designation or such Purchased Warrants, all such shares (A) will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights and (B) will be delivered to Elevation (or its Permitted Transferees, as such term is defined in the Amended and Restated Stockholders’ Agreement) free and clear of all Liens, excluding Liens imposed by the Transaction Agreements and/or applicable Law.
     3.7 Offering Valid.  Assuming the accuracy of the representations and warranties of Elevation contained in Sections 4.6 and 4.7 hereof, the offer, sale and issuance of the Purchased Shares and Purchased Warrants and the conversion of the Purchased Shares into, or exercise of Purchased Warrants for, Company Common Stock will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable Blue Sky laws.
     3.8 Company SEC Reports.  The Company has filed all forms, reports and documents with the SEC that have been required to be filed by it under applicable Laws prior to the date hereof, and the Company will file prior to the Closing all forms, reports and documents with the SEC that are required to be filed by it under applicable Laws prior to such time (all such forms, reports and documents, together with all exhibits and schedules thereto, the “Company SEC Reports”). Each Company SEC Report complied, or will comply, as the case may be, as of its filing date, as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such Company SEC Report was, or will be, filed. True and correct copies of all Company SEC Reports filed prior to the date hereof have been furnished to Elevation or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report. Neither the Company nor any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
     3.9 Company Financial Statements.
          (a) The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports have complied or will comply, as the case may be, with the published rules and regulations of the SEC in effect at the time of filing with respect thereto and each of such financial statements have been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q), and fairly present in all material respects, or will present in all material respects, as the case may be, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.
          (b) The Company has established and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent auditors, has identified or been made aware of (A) any significant deficiency or material weakness, in each case which has not been subsequently remediated, in the system of internal accounting controls utilized by the Company and its Subsidiaries, taken as a whole, or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company.
          (c) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any its Subsidiaries in the Company’s consolidated financial statements.
     3.10 No Undisclosed Liabilities.  Neither the Company nor any of its Subsidiaries has any Liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than (a) Liabilities reflected or otherwise reserved against in the Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Reports filed prior to the date of this Agreement, (b) Liabilities arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement, and (c) Liabilities that do not and would not have a Company Material Adverse Effect.

     3.11 Absence of Certain Changes.  Since the date of the Company Balance Sheet through the date hereof, except for actions expressly contemplated by this Agreement, the business of the Company and its Significant Subsidiaries has been conducted, in all material respects, in the ordinary course consistent with past practice, and there has not been or occurred, and there does not exist, any Company Material Adverse Effect that is continuing.
     3.12 Material Contracts.
          (a) For all purposes of and under this Agreement, a “Material Contract” shall mean:
               (i) all contracts restricting the payment of dividends upon, or the redemption, conversion or exercise of, the Company Series C Preferred Stock, the Purchased Warrants or the Company Common Stock issuable upon conversion thereof; and
               (ii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to the Company and its Subsidiaries, taken as whole (the Material Contracts together with any lease, binding commitment, option, insurance policy, benefit plan or other contract, agreement, instrument or obligation (whether oral or written) to which the Company or any of its Subsidiaries may be bound, the “Contracts”).
          (b) Section 3.12(b) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound.
          (c) Each Material Contract and every other Contract of the Company or its Subsidiaries, the breach or termination of which, would have a Company Material Adverse Effect, is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and is in full force and effect, and neither the Company nor any of its Subsidiaries that is a party thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.
     3.13 Title and Sufficiency of Properties and Assets; Liens, Condition, Etc.  Neither the Company nor any of its Subsidiaries owns any real property. The Company and each of its Subsidiaries have good and valid title to their respective owned properties and assets, and good and valid title to their respective leasehold estates in leased properties and assets, in each case subject to no Liens, other than Permitted Liens. The properties and assets owned and leased by the Company and its Subsidiaries are sufficient to carry on their businesses as they are now being conducted in all material respects. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) all of the Leases are valid and in full force and effect against the Company or any of its Subsidiaries party thereto and, to the Company’s Knowledge, the counterparties thereto, and (b) there is not, under any of such Leases, any existing default by the Company or any of its Subsidiaries which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries.
     3.14 Intellectual Property.
          (a) To the Company’s Knowledge, all of the issued Patents, registered Copyrights and registered Trademarks included within Owned Company IP are valid, enforceable and unexpired, and have not been canceled or abandoned.
          (b) The Owned Company IP does not infringe or misappropriate, the Intellectual Property of any third party except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. No Legal Proceeding to which the Company is a party is pending, or to the Company’s Knowledge, threatened, against the Company, that (i) would cancel, limit or challenge the ownership, use, value, validity or enforceability of any Owned Company IP, (ii) would cancel, limit or challenge the Company’s use of any Licensed Company IP, or (iii) alleges any material infringement or misappropriation by the Company or any of its Subsidiaries, or by the use of any of its or their current products or services or other operation of the Company’s or its Subsidiaries’ business, of the Intellectual Property rights of any third party, and the Company has no Knowledge of any facts or circumstances that would create a valid basis for the same. The Company and its Significant Subsidiaries are not subject to any Order that restricts or impairs the use of any Company IP.
          (c) To the Company’s Knowledge, the Company and each of its Significant Subsidiaries has taken reasonable and appropriate steps to protect and maintain the Owned Company IP, including without limitation the confidentiality of any confidential information or trade secrets included in the Owned Company IP (collectively, the “Trade Secrets”), except to the extent that failure to do so would not have a Company Material Adverse Effect. To the Company’s Knowledge, all use and disclosure by the Company or any of its Significant Subsidiaries of Trade Secrets owned by another Person have been pursuant to the terms of a written agreement with such Person or was otherwise lawful. Without limiting the foregoing, the Company and its Significant Subsidiaries have and enforce a policy requiring employees and those of its consultants and contractors involved in the development of any Intellectual Property to execute a confidentiality and assignment agreement substantially in the Company’s standard form previously provided to Elevation.
          (d) The Company and its Significant Subsidiaries take all reasonable actions to protect the confidentiality, integrity and security of its software, databases, systems, networks and Internet sites and all information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by third parties. The Company’s and its Significant Subsidiaries’ products, software, databases, systems, networks and Internet sites are free from any material defect, malicious computer code or programs that can cause harm to computer systems or other software, including any material worms, bugs viruses, Trojan horses, documentation error or corruptant, malware or any “spyware”, and anything similar to the foregoing. The Company and its Subsidiaries comply in all material respects with all relevant laws, rules and regulations and their own policies with respect to the privacy of all users and customers and any of their personally identifiable information, and no claims have been asserted or, to the Company’s Knowledge, threatened against the Company or any Subsidiary by any person alleging a violation of any of the foregoing.
          (e) To the Knowledge of the Company, (A) no third parties to the Company IP Agreements are in material breach thereof, (B) there are no pending disputes regarding the scope of the Company IP Agreements, performance under the Company IP Agreements, or with respect to payments made or received under the Company IP Agreements, and (C) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not result in the breach of, or create on behalf of any third party the right to terminate or modify any Company IP Agreement.
          (f) To the Company’s Knowledge, as of the date hereof, none of the Company’s products that are distributed by the Company or its Subsidiaries use, incorporate or have embedded in them any source, object or other software code subject to an “open source,” “copyleft” or other similar types of license terms (including, without limitation, any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla License, Berkeley Software Distribution License, Open Source Initiative License, MIT, Apache or public domain licenses, and the like) that requires or conditions the disclosure, licensing or distribution of the source code of any material Owned Company IP that is embedded in such Company’s products.
     3.15 Tax Matters.
          (a) The Company and each of its Subsidiaries have filed all Tax Returns required to have been filed as of the date hereof (or extensions have been duly obtained) and have paid all Taxes required to have been paid by it through the date hereof, except where failure to file such Tax Returns or pay such Taxes would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, and except to the extent such Taxes are both (A) being challenged in good faith and (B) adequately provided for on the financial statements.
          (b) Neither the Company nor any Subsidiary has any current liability, and the Company has no knowledge of any events or circumstances which could result in any liability, for Taxes of any Person (other than the Company and its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise, except for those liabilities that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.
          (c) None of the Company or any of its Subsidiaries is a party to, is bound by or has any obligation under any material Tax sharing or material Tax indemnity agreement or similar Contract or arrangement, except for agreements among the Company and its Subsidiaries, that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Affect.
          (d) All Taxes required to be withheld, collected or deposited by or with respect to Company and each of its Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority, except for such failures to withhold, collect or deposit that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.
          (e) No deficiencies for any Taxes have been proposed or assessed in writing against or with respect to the Company or any of its Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries pending or raised by an authority in writing. No written claim has ever been made by any Governmental Authority in a jurisdiction where neither the Company nor any of its Subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.
          (f) There are no material Liens with respect to Taxes upon any of the assets or properties of either the Company or any of its Subsidiaries, other than with respect to Taxes not yet delinquent.
          (g) No closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Company or any of its Subsidiaries.
          (h) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
     3.16 Company Plans.
          (a) With respect to each Company Plan, no liability has been incurred and there exists no condition or circumstances in connection with which the Company or any of its Subsidiaries would reasonably be expected to be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, in each case under ERISA, the Code, or any other Law. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign requirements regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.
          (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Company Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Company Plan or for which the Company or any of its Subsidiaries has any indemnification.

          (c) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with any other event(s)), will (A) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of the Company or any of its Subsidiaries, (B) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (C) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (D) limit or restrict the right of the Company to merge, amend or terminate any of the Company Plans or (E)  result in “parachute payments” (as defined in Section 280G of the Code), including any payments under any of the Company Plans which would not be deductible under Section 280G of the Code.
          (d) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, no Company Plan that is subject to Section 409A of the Code has been materially modified (as defined under Section 409A of the Code) since October 3, 2004 and all such Company Plans subject to Section 409A of the Code have been operated and administered in good faith compliance with Section 409A of the Code from the period beginning December 31, 2004 through the date hereof.
          (e) As of the date hereof, there is no material labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened which may interfere with the business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has or, to the Knowledge of the Company, is negotiating, any material collective bargaining agreement, labor union contract or trade union agreement relating to its employees. There is no material labor or trade union organizing activity pending or, to the Knowledge of the Company, threatened, with respect to the Company or any of its Subsidiaries.
          (f) There are no pending or, to the Knowledge of the Company, threatened, labor strikes, walkouts, work stoppages, slow-downs or lockouts involving the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
     3.17 Permits.  The Company and its Significant Subsidiaries have, and are in compliance with the terms of, all permits, licenses, authorizations, consents, approvals and franchises from Governmental Authorities required to conduct their businesses as currently conducted (“Permits”), and no suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not, individually or in the aggregate, have a Company Material Adverse Effect.
     3.18 Compliance with Laws.  The Company and each of its Subsidiaries is in compliance with all Law and Orders applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such violations or noncompliance that would not, individually or in the aggregate, have a Company Material Adverse Effect. No representation or warranty is made in this Section 3.18 with respect to (a) compliance with the Exchange Act, to the extent such compliance is covered in Section 3.8 and Section 3.9, (b) applicable laws with respect to Taxes, which are covered in Section 3.15, (c) ERISA and other employee benefit- related matters, which are covered in Section 3.16, or (d) Environmental Laws, which are covered in Section 3.19.
     3.19 Environmental Matters.  Except for such matters as would not, individually or in the aggregate, have a Company Material Adverse Effect:
          (a) The Company and its Subsidiaries and their respective operations are in compliance with all applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries.
          (b) Neither the Company nor any of its Subsidiaries has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Substances, except in compliance with applicable Environmental Laws, at any property that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased.
          (c) Neither Company nor any of its Subsidiaries has exposed any employee or any third party to Hazardous Substances in violation of any Environmental Law.
          (d) Neither the Company nor any of its Subsidiaries is a party to or is the subject of any pending, or, to the Knowledge of the Company, threatened, Legal Proceeding alleging any Liability or responsibility under or noncompliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order or agreement by or with any Governmental Authority or third party imposing any material liability or obligation with respect to any of the foregoing.
     3.20 Litigation.  Except as specifically set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended August 29, 2008, there is no Legal Proceeding pending, or to the Company’s Knowledge, currently threatened against the Company or any of its Subsidiaries (including with respect to any Company Plan) which would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. No court or government or regulatory authority has imposed or, to the Company’s Knowledge is threatening to impose, a material adverse Order on the Company and its Subsidiaries. As of the date hereof, except as set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended August 29, 2008, there is no material Legal Proceeding by the Company or any of its Subsidiaries currently pending.
     3.21 Insurance. The Company and its Significant Subsidiaries have all material policies of insurance covering the Company, its Significant Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers’

compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in a form and amount that is customarily carried by persons conducting business similar to that of the Company and which the Company believes is adequate for the operation of its business. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect. There is no material claim pending under any of such policies as to which coverage has been denied or disputed by the underwriters of such policies and there has been no threatened termination of any such policies.
     3.22 Related Party Transactions.  Except for compensation or other employment arrangements in the ordinary course, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.
     3.23 Brokers.  Except for Morgan Stanley & Co., there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.
     3.24 Company Rights Agreement.  The Company has amended the Company Rights Agreement in the form attached hereto as Exhibit E.
     3.25 State Anti-Takeover Statutes.  Neither Section 203 of the DGCL nor any other state takeover statute or similar statute or regulation applies to or purports to apply to the Transaction.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
ELEVATION
     Elevation hereby represents and warrants to the Company as follows:
     4.1 Organization.  Elevation is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets. Elevation is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement.
     4.2 Authorization.  Elevation has all requisite corporate power and authority to execute and deliver this Agreement and the Amended and Restated Stockholders’ Agreement and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Amended and Restated Stockholders’ Agreement by Elevation and the consummation by Elevation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action on the part of Elevation, and no other corporate or other proceeding on the part of Elevation is necessary to authorize, adopt or approve this Agreement, the Amended and Restated Stockholders’ Agreement and the transactions contemplated hereby and thereby. This Agreement has been, and the Amended and Restated Stockholders’ Agreement will be at the Closing, duly executed and delivered by Elevation and, assuming the due authorization, execution and delivery by the Company, constitute legal, valid and binding obligations of Elevation, enforceable against it in accordance with their respective terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity.
     4.3 Non-Contravention and Required Consents.  The execution, delivery or performance by Elevation of this Agreement, the consummation by Elevation of the transactions contemplated hereby and the compliance by Elevation with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the limited partnership agreement of Elevation, (ii) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Elevation is a party or by which Elevation or any of its properties or assets may be bound, (iii) assuming compliance with the matters referred to in Section 4.4, violate or conflict with any Law or Order applicable to Elevation or by which any of their properties or assets are bound or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Elevation, except in the case of each of clauses (ii), (iii) and (iv) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement.
     4.4 Required Governmental Approvals.  No Consent of any Governmental Authority is required on the part of Elevation or any of its Affiliates in connection with the execution, delivery and performance by Elevation of this Agreement and the consummation by Elevation of the transactions contemplated hereby, except (i) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, (ii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (iii) any Consents that may be required in connection with the transactions contemplated by Section 2.3, and (iv) such other Consents, the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement.
     4.5 Litigation.  There is no Legal Proceeding pending or, to the knowledge of Elevation, threatened, against or affecting Elevation or any of its properties that would, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement. Elevation is not subject to any outstanding Order that would, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement.
     4.6 Purchase Entirely for Own Account. Subject to the transactions contemplated by Section 2.3, the Purchased Shares and the Purchased Warrants will be acquired for investment for Elevation’s own account, not as a nominee or agent, and not with a view to the resale, distribution or offering of any part thereof, and Elevation has no present intention of selling, granting any participation in, or otherwise distributing the same. Elevation does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Purchased Shares and the Purchased Warrants or the Company Common Stock into which the Purchased Shares and Purchased Warrants are, respectively, convertible and exercisable.
     4.7 Accredited Investor; Investment Experience. Elevation has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Purchased Shares and the Purchased Warrants, it is able to bear the economic consequences thereof, and it qualifies as an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Elevation is experienced in evaluating and investing in securities of emerging publicly traded high technology companies and acknowledges that it can bear the economic risk of its investment. Elevation is a “U.S. Person” as that term is defined in the Internal Revenue Code of 1986, as amended, and has not been formed for the specific purpose of acquiring the Purchased Shares.
     4.8 Restricted Securities. Elevation understands that the Purchased Shares and the Purchased Warrants have not been, and will not be, registered under the Securities Act or any state securities (“Blue Sky”) law, by reason of a specific exemption from the registration provisions of the Securities Act and the applicable Blue Sky laws, which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Elevation’s representations as expressed herein. Elevation understands that as such the Purchased Shares and the Purchased Warrants (and the Company Common Stock into which such Purchased Shares and the Purchased Warrants are, respectively, convertible and exercisable) are characterized as “restricted securities” under the Securities Act and that under the Securities Act and applicable regulations such Purchased Shares and Purchased Warrants (and the Company Common Stock into which such Purchased Shares and Purchased Warrants are, respectively, convertible and exercisable) may be resold without registration under the Securities Act only in certain limited circumstances. Elevation represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
     4.9 Stockholders’ Agreement. The Purchased Shares shall be subject to the restrictions contained in the Amended and Restated Stockholders’ Agreement.
     4.10 Legends. It is understood that the Purchased Shares, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS’ AGREEMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”
     4.11 Brokers.  No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Elevation.
     4.12 Sufficient Funds. Elevation has legally binding capital commitments sufficient to, and will have, on the First Installment Payment Date and the Second Installment Payment Date, respectively, sufficient funds to, pay the Installment Payment payable at such date pursuant to Section 2.2.
ARTICLE V
COVENANTS OF THE PARTIES
     5.1 Interim Conduct of Business. Except as set forth in Section 5.1 of the Company Disclosure Letter or otherwise expressly contemplated by the terms of this Agreement, prior to the Closing, each of the Company and its Subsidiaries shall not, without the prior consent of Elevation:
          (a) amend or modify its certificate of incorporation, its bylaws or the Certificate of Designation in a manner that would require the consent of the holders of the Company Series C Preferred Stock if effected following the Closing (other than the filing of the Certificate of Designation, and an amendment to the Series B Preferred Certificate of

Designation pursuant to Section 5.10, with the Secretary of State of the State of Delaware at or prior to the Closing);
          (b) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, or convertible into or exchangeable or exercisable for, any of its capital stock (other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent); (B) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, other than repurchases of Company Common Stock pursuant to existing compensation, benefits, option, restricted share or employment agreement or plan existing on the date hereof; or (D) take any action that would result in an adjustment of the conversion price under the Company Series C Preferred Shares had the Company Series C Preferred Shares been outstanding at the time of such action;
          (c) change the number of directors from nine (9) members or change the current and anticipated future structure of the Company Board, except as contemplated by the Amended and Restated Stockholders’ Agreement;
          (d) amend, alter or change the rights, preferences, privileges or powers of the Company Common Stock or the Company Series C Preferred Stock or designate or amend the rights, preferences or privileges of any other series of Company Preferred Stock;
          (e) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except for issuances of Company Securities which would not require the prior vote or written consent of holders representing at the least a majority of the then-outstanding shares of Company Series C Preferred Stock pursuant to Section 4(c) of the Certificate of Designation if the Certificate of Designation were deemed to be effective and shares of Series C Preferred Stock outstanding as of the date of this Agreement;
          (f) (A) file, or consent by answer or otherwise to the filing against the Company or any of its Subsidiaries of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency, reorganization, moratorium or other similar Law of any jurisdiction, (B) make an assignment for the benefit of the creditors of the Company or any of its Subsidiaries, (C) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any of its Subsidiaries or with respect to any substantial part of its or their property, or (D) take any corporate action for the purpose of any of the foregoing;
          (g) dissolve, liquidate or wind up the Company; or
          (h) authorize any of, or commit to agree to take, any of the foregoing actions.

     5.2 Rights Plan.  Prior to the Second Installment Payment Date, the Company shall further amend the Company Rights Agreement in a manner reasonably satisfactory to Elevation to comply with the intention expressed in Section 4.5 of the Amended and Restated Stockholders’ Agreement.
     5.3 Reasonable Best Efforts to Complete.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of Elevation and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable best efforts to: (i) cause the conditions to the Transaction set forth in ARTICLE VI to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities; and (iii) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.
          (b) Each of Elevation and the Company shall cooperate with one another in good faith to (i) promptly determine whether any filings are required to be or should be made, and whether any other consents, approvals, permits or authorizations are required to be or should be obtained, from any Governmental Authority under any other applicable Law in connection with the transactions contemplated hereby, and (ii) promptly make any filings, furnish information required in connection therewith and seek to obtain timely any such consents, permits, authorizations, approvals or waivers that the parties determine are required to be or should be made or obtained in connection with the transactions contemplated hereby.
     5.4 Anti-Takeover Laws.  In the event that any state anti-takeover or other similar Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company and Elevation shall use their respective reasonable best efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on this Agreement and the transactions contemplated hereby.
     5.5 Notification of Certain Matters.  Prior to the Closing, the Company shall give prompt written notice to Elevation of the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in ARTICLE III to be untrue, or the failure of the Company to comply with or satisfy any covenant or agreement under this Agreement. Prior to the Closing, Elevation shall give prompt written notice to the Company of the occurrence or non-occurrence of any event known to Elevation the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in ARTICLE IV to be untrue, or the failure of Elevation to comply with or satisfy any covenant or agreement under this Agreement.
     5.6 Public Statements and Disclosure.  Neither the Company nor Elevation shall issue any public release or make any public announcement or disclosure concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release, announcement or disclosure may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or Governmental Authority to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party or parties hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party).
     5.7 Confidentiality.  Elevation acknowledges that it is bound by the Confidentiality Agreement, dated November 13, 2007 (the “Confidentiality Agreement”), between the Company and Elevation, which Confidentiality Agreement will continue in full force and effect in accordance with its terms, subject to Section 8.4.
     5.8 Section 16 Matters. Prior to the Closing, the Company shall take all such steps as may be required to cause any acquisitions or dispositions of shares of capital stock of the Company in connection with the transactions contemplated by this Agreement (including derivative securities of such shares) by each Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
     5.9 Capital.  Subject to, and in accordance with, Section 154 of the DGCL, the Company shall, by resolution of the Company Board, as of the Closing, determine that (i) the “capital” (within the meaning of Section 154 of the DGCL) of the Purchased Shares and the Company Common Stock to be issued upon the exercise of any Purchased Warrants shall be the aggregate par value of such Purchased Shares or the aggregate par value of such Company Common Stock, as the case may be, (ii) the portion of the Purchase Price applicable to such Purchased Shares in excess of the capital (determined pursuant to clause (i)) shall be “surplus” (within the meaning of Section 154 of the DGCL), and (iii) with respect to the shares of Company Common Stock to be issued upon the exercise of any Purchased Warrants, the excess of (A) the sum of the portion of the Purchase Price paid in respect of such Purchased Warrants and the exercise price in connection with such exercise over (B) the capital (determined pursuant to clause (i)) shall be “surplus” (within the meaning of Section 154 of the DGCL).
     5.10 Series B Preferred Stock Certificate of Designation Amendment.  The parties hereto agree to take all actions required to amend the certificate of designation of the Series B Preferred Stock of the Company (the “Series B Preferred Certificate of Designation”) and to cause the filing of such amendment to the Series B Preferred Certificate of Designation with, and the acceptance thereof by, the Secretary of State of the State of Delaware at or prior to the Closing to conform to the appropriate provisions in the Series B Preferred Certificate of Designation to those in Sections 1(b)(ii), 2(a), 2(b)(v), 2(b)(vi), 4(a), 4(b)(i), 4(b)(iv), 4(c)(ii), 4(c)(iv), 4(d), 4(f), 5(b), 5(c) (it being understood that the only change shall be a new sentence added to the end of such Section), 7(a)(ii)(D), 8(d), 8(q), 8(x) and 8(uu) of the Certificate of Designation.
     5.11 Allocation of Purchase Price.  As soon as practicable after the Closing, the Company shall deliver to Elevation a statement allocating the Purchase Price between the Purchased Shares and the Purchased Warrants comprising the Purchased Units.  If within 10 days after the delivery of such statement Elevation notifies the Company in writing that Elevation objects to the allocation, the Company and Elevation shall use commercially reasonable efforts to resolve such dispute within 20 days.  In the event that the Company and Elevation are unable to resolve such dispute within 20 days, the Company and Elevation shall jointly retain a nationally recognized bank or appraisal firm (the “Appraisal Firm”) to resolve the dispute.  The costs, fees and expenses of the Appraisal Firm shall be borne equally by the Company and Elevation.  The Company and Elevation agree to be bound for all tax purposes by the allocation, and shall not take any contrary tax position regarding such allocation, unless otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code) or a comparable concept under applicable law.
     5.12 Series B Stockholders Agreement.  The Company agrees that the execution, delivery and performance of this Agreement and the other Transaction Agreements, and the consummation of, and any actions taken by any of the Elevation Entities (as defined in the Series B Stockholders Agreement) or their respective Affiliates in connection with, the transactions contemplated hereby and thereby shall not violate the terms of that certain Palm, Inc. Stockholders Agreement, dated as of October 24, 2007 (the “Series B Stockholders Agreement”), by and among the Company, Elevation and the other parties thereto
ARTICLE VI
CONDITIONS TO THE CLOSING
     6.1 Conditions Precedent to Each Party’s Obligations to Consummate the Closing. The respective obligations of Elevation and the Company to consummate the Closing shall be subject to the satisfaction or waiver (where permissible under applicable Law) of each of the following conditions:(a) Any material clearances, consents, approvals, orders and authorizations of Governmental Authorities required to permit the consummation of the Closing, if applicable, shall have been obtained.
          (b) No Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Closing illegal in any jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Closing in any jurisdiction in which the Company has material business or operations, or (ii) issued or granted any Order that is in effect and has the effect of making the Closing illegal in any jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Closing in any jurisdiction in which the Company has material business or operations.
          (c) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware.
     6.2 Conditions Precedent to the Obligations of Elevation. The obligations of Elevation to consummate the Closing shall be subject to the satisfaction or waiver of each of the following conditions, any of which may be waived exclusively by Elevation:
          (a) The Company shall have performed in all material respects the obligations that are to be performed by it under this Agreement at or prior to the Closing Date, including the amendment of the Company Rights Agreement pursuant to Section 5.2.
          (b) The representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except (i) for any failure to be so true and correct which has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect (other than the representations and warranties of the Company set forth in Sections 3.6(a), 3.6(b), 3.6(e), 3.24 and 3.25 which shall be true and correct in all material respects), (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such particular date which has not had and would not, individually or in the aggregate, have a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of the representations and warranties of the Company set forth in the Agreement for purposes of this Section 6.2(a)(ii), all “Company Material Adverse Effect” and “material” qualifications set forth in such representations and warranties shall be disregarded.
          (c) Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing.
          (d) Neither a Triggering Event (as defined in the Certificate of Designation) nor a Fundamental Change (as defined in the Certificate of Designation) shall have occurred.
          (e) Elevation shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.2(a), Section 6.2(b), Section 6.2(c) and Section 6.2(d) have been satisfied.
          (f) The Company shall have executed and delivered to Elevation the Amended and Restated Stockholders’ Agreement.
          (g) The Company shall have executed and delivered to Elevation the Amended and Restated Registration Rights Agreement.

          (h) Elevation shall have received from legal counsel to the Company an opinion in customary form as to: (i) the corporate power and authority of the Company to conduct its business, execute and deliver this Agreement, the Amended and Restated Stockholders’ Agreement, the Amended and Restated Registration Rights Agreement and the Warrants (collectively, the “Covered Agreements”) and perform its obligations thereunder; (ii) due authorization, execution and delivery of the Covered Agreements; (iii) the Covered Agreements being valid and binding obligations of the Company; (iv) the enforceability of the Covered Agreements; (v) due authorization of the Purchased Shares, the Purchased Warrants, and the Common Stock issuable upon conversion or exercise thereof and such securities upon issuance being validly issued, fully paid and nonassessable; (vi) the Company Series C Preferred Stock having the rights, preferences, privileges and restrictions set forth in the Certificate of Designation; (vii) the due authorization and approval and filing of the Certificate of Designation; and (viii) due reservation of the Company Common Stock underlying the Company Series C Preferred Stock and Warrants, which opinion shall be addressed to Elevation and dated as of the Closing Date.
     6.3 Conditions Precedent to the Obligations of the Company. The obligations of the Company to consummate the Closing shall be subject to the satisfaction or waiver of each of the following conditions, any of which may be waived exclusively by the Company:
          (a) The representations and warranties of Elevation set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except (i) for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement, (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such particular date that would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement.
          (b) Elevation shall have performed in all material respects the obligations that are to be performed by it under this Agreement at or prior to the Closing.
          (c) The Company shall have received a certificate of Elevation, validly executed for and on behalf of Elevation by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
          (d) Elevation shall have executed and delivered to the Company the Amended and Restated Stockholders’ Agreement.
          (e) Elevation shall have executed and delivered to the Company the Amended and Restated Registration Rights Agreement.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
     7.1 Termination.  This Agreement may be terminated and the Transaction may be abandoned at any time prior to the occurrence of the Closing (it being agreed that the party hereto terminating this Agreement or determining to abandon the Transaction pursuant to this Section 7.1 shall give prompt written notice of such termination or abandonment to the other party or parties hereto):
          (a) by mutual written agreement of Elevation and the Company;
          (b) by either Elevation or the Company if the Closing shall not have occurred by February 28, 2009 (the “Termination Date”); provided, however, that the right to terminate this Agreement or abandon the Transaction pursuant to this Section 7.1(b) shall not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in any of the conditions to the Transaction set forth in ARTICLE VI having failed to be satisfied on or before the Termination Date and such action or failure to act constitutes a material breach of this Agreement;
          (c) by either Elevation or the Company if any Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Transaction illegal in any jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Transaction in any jurisdiction in which the Company has material business or operations, or (ii) issued or granted any Order that is in effect and has the effect of making the Transaction illegal in any jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the Transaction in any jurisdiction in which the Company has material business or operations, and such Order has become final and non-appealable;
          (d) by the Company, in the event that (i) the Company is not then in material breach of its covenants, agreements and other obligations under this Agreement, and (ii) Elevation shall have breached or otherwise violated any of its material covenants, agreements or other obligations under this Agreement, or any of the representations and warranties of Elevation set forth in this Agreement shall have become inaccurate, in either case such that the conditions to the Transaction set forth in Section 6.3 are not capable of being satisfied by the Termination Date; or
          (e) by Elevation, in the event that (i) Elevation is not then in material breach of its covenants, agreements and other obligations under this Agreement, and (ii) (A) the Company shall have breached or otherwise violated any of their respective material covenants, agreements or other obligations under this Agreement, or (B) any of the representations and warranties of the Company set forth in this Agreement shall have become inaccurate, in either case such that the conditions to the Transaction set forth in Section 6.2 are not capable of being satisfied by the Termination Date.

     7.2 Notice of Termination; Effect of Termination.  Any proper and valid termination of this Agreement pursuant to Section 7.1 shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any partner, member, stockholder, director, officer, employee, affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of this Section 7.2, Section 7.3 and ARTICLE VIII, each of which shall survive the termination of this Agreement, and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from liability for any willful breach of, or fraud in connection with, this Agreement. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.
     7.3 Fees and Expenses.  Subject to Section 2.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Transaction is consummated.
     7.4 Amendment.  Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Elevation and the Company.
     7.5 Extension; Waiver.  At any time and from time to time prior to the Closing Date, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.
ARTICLE VIII
GENERAL PROVISIONS
     8.1 Survival of Representations, Warranties and Covenants.  The representations, warranties and covenants of the Company and Elevation contained in this Agreement shall terminate at the Closing Date, and only the covenants that by their terms survive or are to be performed at or after the Closing shall so survive the Closing; provided, however, that the representations and warranties of the Company set forth in Section 3.1, Section 3.6(e), the fourth sentence of Section 3.8, Section 3.9(a), Section 3.24 and Section 3.25 shall survive the Closing Date until the expiration of the statute of limitations therefor.

     8.2 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):
(a)	if to Elevation, to:

Elevation Partners, L.P. 70 East 55th Street, 12 Floor New York, New York 10022 Attention: Bret Pearlman Facsimile No.: (212) 317-6556

with copies (which shall not constitute notice) to:

Elevation Partners 2800 Sand Hill Road, Suite 160 Menlo Park, California 94025 Attention: Tracy Hogan Facsimile No.: (650) 687-6710

Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 Attention: Richard Capelouto, Esq. Kirsten Jensen, Esq. Facsimile No.: (650) 251-5002

(b)	if to the Company to:

Palm, Inc. 950 West Maude Avenue Sunnyvale, California 94085 Attention: General Counsel Facsimile No.: (408) 617-0139

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 Attention: William M. Kelly Sarah K. Solum Facsimile: (650) 752-2112

     8.3 Assignment.  Except as otherwise expressly provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Elevation may assign its rights and obligations hereunder to the management company of Elevation or the general partner of the general partner of Elevation or any of their controlled Affiliates (including Elevation Employee Side Fund, LLC) without the prior written consent of the Company; provided that no such assignment of its rights or obligations hereunder shall relieve Elevation of its obligations hereunder with respect to the Company to the extent that an assignee does not perform its obligations hereunder. Each such assignee (i) agrees to be bound jointly and severally with the assignor hereunder, (ii) agrees that the representations, warranties, covenants and other agreements made by Elevation herein shall be deemed to have been made by such assignee, and (iii) shall execute a counterpart to this Agreement, the execution of which shall constitute such assignee’s agreement to the terms of this Section 8.3.
     8.4 Entire Agreement.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Exhibits hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until terminated in accordance with its terms.
     8.5 Third Party Beneficiaries.  Other than the Indemnified Parties who shall be third party beneficiaries of Section 2.3, this Agreement is not intended to, and shall not, confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third-party beneficiary hereto.
     8.6 Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
     8.7 Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding the foregoing, the liability of any party hereto for Damages with respect to any breach of this Agreement shall not exceed an amount equal to the Purchase Price. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Without limiting the generality of the foregoing, the parties hereto acknowledge and hereby agree that each of the Company and Elevation shall be entitled to specifically enforce the terms and provisions of this Agreement to prevent breaches of, or to enforce compliance with, those covenants and obligations set forth in Article II.
     8.8 No Recourse.  No Person other than Elevation and its successors and assigns shall have any obligation hereunder and (a) notwithstanding that Elevation is a partnership, no recourse hereunder or under any Closing certificate delivered in connection herewith shall be had against any Related Party of Elevation or any Related Party of any of Elevation’s Related Parties, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, and (b) no personal liability whatsoever will attach to, be imposed on or otherwise incurred by any Related Party of Elevation or any Related Party of any of Elevation’s Related Parties under this Agreement or any Closing certificate delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligations hereunder or by their creation. Nothing in this Section 8.8 shall relieve any Person for any liability for fraud. As used herein, “Related Party” shall mean any former, current or future director, officer, employee, agent, general or limited partner, manager, member, affiliate, stockholder, assignee or representative of the undersigned or any of its successors or permitted assigns or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, affiliate, stockholder, assignee or representative of any of the foregoing, other than Elevation or its assignees hereunder, or any Successor Entity. As used herein, “Successor Entity” means, to the extent Elevation, any of its assigns hereunder, or any Successor Entity (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person, the continuing or surviving entity or such Person.
     8.9 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
     8.10 Consent to Jurisdiction.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state court located within New Castle County, State of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.
     8.11 WAIVER OF JURY TRIAL.  EACH OF ELEVATION AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR

OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ELEVATION OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
     8.12 Company Disclosure Letter References.  The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (ii) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (ii) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure or from the requirement of the representation or warranty giving rise to such disclosure.
     8.13 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

ELEVATION PARTNERS, L.P.		PALM, INC.

By: Elevation Associates, L.P., as general partner		By:	/s/ Edward T. Colligan

By: Elevation Associates, LLC, as general partner		Name:	Edward T. Colligan

		Title:	President & CEO

By:	/s/ Bret Pearlman

Name:	Bret Pearlman

Title:	Member

[SECURITIES PURCHASE AGREEMENT]

EXHIBIT A
CERTIFICATE OF DESIGNATION
OF SERIES C CONVERTIBLE PREFERRED STOCK
OF
PALM, INC.
     Palm, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies, pursuant to Section 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the “Board”) on December 22, 2008:
     WHEREAS, the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), authorizes 125,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable from time to time in one or more series; and
     WHEREAS, the Certificate of Incorporation authorizes the Board to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof;
     NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock with the powers, designations, preferences and rights and the qualifications, limitations and restrictions thereof, as provided herein is hereby authorized and established as follows:
     SECTION 1. Number; Designation; Rank.
          (a) This series of convertible participating Preferred Stock is designated as the “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”). The number of shares constituting the Series C Preferred Stock is 100,000 shares, par value $0.001 per share.
          (b) The Series C Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company:
               (i) senior in preference and priority to the common stock of the Company, par value $0.001 per share (the “Common Stock”), the series of Preferred Stock of the Company that is designated as “Series A Participating Preferred Stock”, par value $0.001 per share (the “Series A Preferred Stock”) and each other class or series of Equity Security (as defined in SECTION 8(s)) of the Company the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity, without preference or priority, with the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively with the Common Stock, the “Junior Securities”);
               (ii) on parity, without preference and priority, with the series of Preferred Stock of the Company that is designated as “Series B Convertible Preferred Stock”, par value $0.001 per share (the “Series B Preferred Stock”) and each other class or series of Equity Security of the Company, the terms of which expressly provide that it will rank on parity, without preference or priority, with the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the “Parity Securities”), and
               (iii) junior in preference and priority to each other class or series of Equity Security of the Company the terms of which expressly provide that it will rank senior in preference or priority to the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the “Senior Securities”).
     SECTION 2. Dividends.
          (a) Participating Dividends. Each holder of issued and outstanding Series C Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends for each share of Series C Preferred Stock, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding shares of Common Stock (or Reference Property, to the extent applicable), in an amount equal to the amount of such dividends or other distribution as would be made on the largest number of shares of Common Stock (or Reference Property, to the extent applicable) into which such share of Series C Preferred Stock could be converted on the applicable record date for such dividends or other distribution on the Common Stock (or Reference Property, to the extent applicable), assuming such converted shares of Common Stock (or Reference Property, to the extent applicable) were outstanding on the applicable record date for such dividend or other distribution and without giving effect to the limitations set forth in SECTION 5(b) (the “Participating Dividends”); provided, however, that notwithstanding the above, the holders of Series C Preferred Stock shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price shall be made pursuant to SECTION 5(f)(i)(A) (and such dividends or distributions that are not payable to the holders of Series C Preferred Stock as a result of this proviso shall not be deemed to be Participating Dividends); provided, further, however, that notwithstanding the above, the holders of Series C Preferred Stock shall not be entitled to receive any dividends or distributions of Rights if, following the occurrence of a Distribution Date in respect of such Rights, an adjustment to the Conversion Price would be made pursuant to SECTION 5(f)(ii) (assuming, for purposes of this SECTION 2(a), that the holder of such shares of Series C Preferred Stock were not an Acquiring Person or an Affiliate (as defined in the Company Rights Plan or its comparable term/provision under any successor or substitute shareholder rights plan) or an Associate (as defined in the Company Rights Plan or its comparable term/provision under any successor or substitute shareholder rights plan) of such Acquiring Person)(and such dividends or distributions that are not payable to the holders of Series C Preferred Stock as a result of this proviso shall not be deemed to be Participating Dividends).
               (i) Participating Dividends are payable at the same time as and when such dividend or other distribution on Common Stock (or Reference Property, to the extent applicable) is paid to the holders of Common Stock (or Reference Property, to the extent applicable); provided, however, that no such dividend or distribution on Common Stock (or Reference Property, to the extent applicable) shall be made unless and until the Participating Dividends are paid (or are concurrently being paid) pursuant to this SECTION 2(a)(i).
          (b) Conditional Dividends. Following the occurrence of a Triggering Event (as defined below), and for so long as such Triggering Event continues, each holder of issued and outstanding Series C Preferred Stock will be entitled to receive, out of funds legally available for the payment of dividends for each share of Series C Preferred Stock, with respect to each dividend period, dividends at a rate per annum equal to the Conditional Rate multiplied by the sum of (A) $1,000 per share (the “Original Liquidation Amount”) plus (B) any accrued and unpaid dividends that are payable on such share of Series C Preferred Stock, in each case as adjusted for any stock dividends, splits, combinations and similar events (the “Conditional Dividends” and, together with the Participating Dividends and Unpaid Conditional Dividends, the “Dividends”). Any Conditional Dividends payable pursuant to this SECTION 2(b) shall be in addition to any Participating Dividends payable pursuant to SECTION 2(a) hereof. In addition, the right of the holders of the Series C Preferred Stock to receive the Conditional Dividend is in addition to, and not in lieu of, any remedies such holders may have at law or equity.
               (i) Conditional Dividends will accrue and cumulate from the date on which a Triggering Event occurs, and are payable quarterly in arrears on the last day of each March, June, September and December, or, if such date is not a Business Day, the succeeding Business Day (each such day, a “Conditional Dividend Payment Date”) until such date as the Triggering Event is no longer continuing; provided, however, that if Conditional Dividends remain unpaid after a Triggering Event is no longer continuing, dividends will accrue and cumulate in an amount equal to (such dividends, “Unpaid Conditional Dividends”) the product of (A) (x) the amount of unpaid Conditional Dividends plus (y) the amount of unpaid Unpaid Conditional Dividends and (B) the Conditional Rate. Any Unpaid Conditional Dividends payable pursuant to this SECTION 2(b)(i) shall be in addition to any Participating Dividends payable pursuant to SECTION 2(a) hereof. In addition, the right of the holders of the Series C Preferred Stock to receive the Unpaid Conditional Dividends is in addition to, and not in lieu of, any remedies such holders may have at law or equity.
               (ii) The amount of Conditional Dividends and Unpaid Conditional Dividends payable for each full quarterly dividend period will be computed by dividing the annual rate by four. The amount of Conditional Dividends and Unpaid Conditional Dividends payable for any dividend period shorter or longer than a full quarterly dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.
               (iii) Conditional Dividends and Unpaid Conditional Dividends will be paid to the holders of record of Series C Preferred Stock as they appear in the records of the Company at the close of business on the 15th day of the calendar month in which the applicable Conditional Dividend Payment Date falls if in March, June, September or December (or on the 15th day of the calendar month prior to the month the Conditional Dividend Payment Date falls if the Conditional Dividend Payment Date falls in April, July, October or January) or on such other date designated by the Board for the payment of Conditional Dividends (and/or Unpaid Conditional Dividends, as the case may be) that is not more than 60 days or less than 10 days prior to such Conditional Dividend Payment Date. Any payment of a Conditional Dividend or Unpaid Conditional Dividend will first be credited against the earliest accumulated but unpaid Conditional Dividend or Unpaid Conditional Dividend due with respect to such share that remains payable.
               (iv) Conditional Dividends and Unpaid Conditional Dividends are payable only in cash. Conditional Dividends and Unpaid Conditional Dividends will accrue and cumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of Conditional Dividends or Unpaid Conditional Dividends and whether or not Conditional Dividends or Unpaid Conditional Dividends are declared. Conditional Dividends and Unpaid Conditional Dividends will accumulate and compound quarterly to the extent they are not paid when due.
               (v) While a Triggering Event has occurred and is continuing, neither the Company nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities of the Company, (B) repurchase, redeem or otherwise acquire any Junior Securities of the Company or (C) make any loan or other advance to any direct or indirect owner of a majority of the Common Stock (or Reference Property, to the extent applicable) or any subsidiary of any such owner.
               (vi) Neither the Company nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities of the Company or (B) repurchase, redeem or otherwise acquire any Junior Securities of the Company, unless in each case the Company has sufficient lawful funds immediately following such action such that the Company would be legally permitted to redeem in full (x) the Series C Preferred Stock for the Regular Liquidation Preference and (y) the Series B Preferred Stock for the Regular Liquidation Preference (as defined in the Certificate of Designation of the Series B Preferred Stock). Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its subsidiaries may exercise any optional redemption with respect to any preferred stock that constitutes Junior Securities of the Company if, at the time of such optional redemption, the Company could not have incurred additional Indebtedness pursuant to SECTION 4(f) equal in amount to the optional redemption price of the preferred stock being redeemed.
               (vii) Each of the following shall constitute a “Triggering Event” for the purposes hereof:
               (A) a failure by the Company to pay any Mandatory Redemption Price on the Mandatory Redemption Date or the Optional Redemption Price on the Optional Redemption Date for any reason, including the absence of funds legally available for such payment;
               (B) a failure by the Company to deliver the Fundamental Change Notice to the holders of shares of Series C Preferred Stock pursuant to SECTION 7(a)(iii)

hereof within the time period provided therein or to pay the Repurchase Price in respect of all shares of Series C Preferred Stock on the Repurchase Date pursuant to SECTION 7 for any reason, including the absence of funds legally available for such payment;
               (C) a failure by the Company to deliver any cash and shares of Common Stock (or Reference Property, to the extent applicable), when such cash and shares of Common Stock (or Reference Property, to the extent applicable), if any, are required to be delivered upon conversion of the Series C Preferred Stock pursuant to SECTION 5 hereof, where the Company does not remedy such default within ten (10) days after the date such cash and shares of Common Stock (or Reference Property, to the extent applicable), if any, are required to be delivered;
               (D) a failure to pay any Participating Dividends on any date dividends or other distributions on Common Stock (or Reference Property, to the extent applicable) are paid; and
               (E) for so long as the Board Representation Entitlement is one or more Preferred Directors, a material violation by the Company of any term of or condition set forth in this Certificate of Designation other than those referenced in the preceding clauses (A) through (D), where the Company does not cure such violation within thirty (30) days after the receipt of written notice from Elevation of such breach (it being understood that this clause (E) shall no longer apply from and after the date on which the Board Representation Entitlement is zero (0) Preferred Directors).
          (c) If Dividends are not paid in full or a sum sufficient for such full payment is not so set apart upon the Series C Preferred Stock, all Dividends declared upon the Series C Preferred Stock and all dividends declared on any Parity Securities shall be declared pro rata so that the amount of Dividends declared per share of the Series C Preferred Stock and dividends declared per share of such Parity Securities shall in all cases bear to each other the same ratio that accrued and unpaid Dividends per share on the Series C Preferred Stock and accrued and unpaid dividends per share of such Parity Securities bear to each other.
          (d) The Company shall take all actions necessary or advisable under the DGCL to permit the payment of Dividends to the holders of Series C Preferred Stock. Holders of Series C Preferred Stock are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Dividends as provided in this SECTION 2.
     SECTION 3. Liquidation Preference.
          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series C Preferred Stock entitles the holder thereof to receive and to be paid out of the assets of the Company available for distribution, before any distribution or payment may be made to a holder of any Junior Securities, an amount in cash per share equal to the greater of: (i) the sum of (A) the Original Liquidation Amount per share plus (B) all accrued and unpaid

Dividends, if any, on such share of Series C Preferred Stock, in each case as adjusted for any stock dividends, splits, combinations and similar events (such sum, as adjusted, the “Regular Liquidation Preference”), and (ii) an amount equal to the amount the holders of Series C Preferred Stock would have received per share of Series C Preferred Stock upon liquidation, dissolution or winding up of the Company had such holders converted their shares of Series C Preferred Stock into shares of Common Stock (or Reference Property, to the extent applicable) immediately prior thereto (the “Participating Liquidation Preference,” and such greater amount, the “Liquidation Preference”).
          (b) If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution are insufficient to pay the holders of Series C Preferred Stock the full Liquidation Preference and the holders of all Parity Securities the full liquidation preferences to which they are entitled, the holders of Series C Preferred Stock and such Parity Securities will share ratably in any such distribution of the assets of the Company in proportion to the full respective amounts to which they are entitled.
          (c) After payment to the holders of Series C Preferred Stock of the full Liquidation Preference to which they are entitled, the holders of Series C Preferred Stock as such will have no right or claim to any of the assets of the Company.
          (d) The value of any property not consisting of cash that is distributed by the Company to the holders of the Series C Preferred Stock will equal the Fair Market Value thereof on the date of distribution.
          (e) For the purposes of this SECTION 3, a Fundamental Change (in and of itself) shall be deemed not to be a liquidation, dissolution or winding-up of the Company subject to this SECTION 3 (it being understood that an actual liquidation, dissolution or winding up of the Company in connection with a Fundamental Change will be subject to this SECTION 3).
     SECTION 4. Voting Rights; Board Representation.
          (a) The holders of Series C Preferred Stock are entitled to vote on all matters on which the holders of Common Stock are entitled to vote, and except as otherwise provided herein or by law, the holders of Series C Preferred Stock will vote together with the holders of Series B Preferred Stock and Common Stock as a single class. Each holder of Series C Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which all of the outstanding shares of Series C Preferred Stock held by such holder on the record date for any such vote are convertible as of such record date; provided, however, that in any vote of the holders of the Series B Preferred Stock, Series C Preferred Stock, Common Stock and any other securities that constitute Voting Stock (as defined in the Stockholders’ Agreement) voting together as a single class to the extent that the voting power of a holder together with its Affiliates would exceed 39.9% (the “Maximum Voting Percentage”) of the Maximum Voting Power of the Company, then the aggregate number of votes entitled to be cast by such holder and its Affiliates with respect to the Series C Preferred Stock held by such holder and its Affiliates will be reduced to that number (not less than zero) that results in the aggregate voting power of such holder and its Affiliates being equal to the Maximum Voting Percentage of the Maximum Voting Power of the Company. For purposes of this Certificate of Designation, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all capital stock on a matter subject to the vote of the Common Stock, Series B Preferred Stock, Series C Preferred Stock and any other securities that constitute Voting Stock (as defined in the Stockholders’ Agreement) voting together as a single class and after giving effect to any limitation on voting power set forth in this Certificate of Designation or the Certificate of Designation of the Series B Preferred Stock and the certificate of designation or other similar document governing Voting Stock.
          (b) Notwithstanding SECTION 4(a) hereof:
               (i) The holders of Series C Preferred Stock and the holders of the Series B Preferred Stock will vote together as a single class for the election of Preferred Directors, if any, but are not entitled to vote, either as a separate class or together with the holders of Common Stock as a single class, for the election of directors other than Preferred Directors.
               (ii) Following a Fundamental Change (a “Non-Constituent Issuer Fundamental Change”) pursuant to which the Series C Preferred Stock is converted, or convertible, into a security of an entity other than (x) the Company or (y) the surviving entity of a merger or consolidation to which the Company is a constituent party, the Series C Preferred Stock (or the security into which it is converted (the “Conversion Security”)) shall not entitle the holder thereof to vote on any matters other than those set forth in SECTION 4(c)(i), (ii), (iii) and (v) (but only to the extent clause (v) relates to clauses (i), (ii) and (iii)) below and such other matters (if any) as shall be required by law. For purposes of clarity, to the extent that the Conversion Security does not entitle the holders thereof to vote on any matters other than those set forth in SECTION 4(c)(i), (ii), (iii) and (v) (but only to the extent clause (v) relates to clauses (i), (ii) and (iii)) below and such other matters (if any) as shall be required by law, the conversion of the Series C Preferred Stock into the Conversion Security shall not be deemed to be an amendment, repeal, alteration, addition, deletion or other change to the powers, preferences, rights or privileges of the Series C Preferred Stock in a manner adverse to the holders thereof.
          (c) So long as any shares of Series C Preferred Stock are outstanding, the Company may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior vote or written consent of holders representing at least (x) a majority of the then-outstanding shares of Series C Preferred Stock, voting together as a separate class, and (y) solely in the case of clause (iii) below, so long as Elevation and its Affiliates hold in the aggregate not less than 40% of the then outstanding shares of Series C Preferred Stock, a majority of the then-outstanding shares of Series C Preferred Stock held by Elevation and its Affiliates:
               (i) any increase or decrease in the authorized amount of shares of Series C Preferred Stock, except for the cancellation and retirement of shares set forth in SECTION 9(a);

               (ii) any issuance of additional shares of Series C Preferred Stock after the Original Issuance Date;
               (iii) any amendment, repeal, alteration, addition, deletion or other change to the powers, preferences, rights or privileges of the Series C Preferred Stock in a manner adverse to the holders thereof (whether by Board resolution, amendment to the Certificate of Incorporation or Bylaws, merger, consolidation or otherwise);
               (iv) the consummation of any merger, consolidation or other transaction to which the Company or any of its subsidiaries is a party in connection with, or that would result in, a Fundamental Change or the Company seeking or obtaining any consent, waiver or amendment to the Credit Agreement in connection with or following a Fundamental Change, in each case unless either (A) the condition set forth in clause (i) or (ii) of SECTION 7(b) has been satisfied or (B) either (x) upon consummation of such Fundamental Change the holders of Series C Preferred Stock would be entitled to receive for each share of Series C Preferred Stock cash equal to or greater than the Repurchase Price or (y) the provisions of SECTION 7(b) are not applicable to such Fundamental Change as a result of the proviso to SECTION 7(b).
               (v) agree to do any of the foregoing actions set forth in clause (c)(i) through (c)(v), unless such agreement expressly provides that the Company’s obligation to undertake any of the foregoing is subject to the prior approval of holders of Series C Preferred Stock;
     provided, that if after the Original Issuance Date there is a change in the applicable rules of the Exchange on which the Common Stock is listed at the time such change becomes effective that would cause the Common Stock to be delisted by such Exchange as a result of the terms of this clause (c), the voting rights of the holders of the Series C Preferred Stock set forth in this clause (c) shall thereafter be limited to the extent required by such changed rules for the Common Stock to continue to be listed on such Exchange.
     Without expanding the scope of the foregoing voting rights of Series C Preferred Stock, it is understood that in the context of a Fundamental Change, so long as immediately following such Fundamental Change:
     (i) the Series C Preferred Stock (or any preferred security into which the Series C Preferred Stock is converted in such Fundamental Change as contemplated by clause (ii)(B) below) is convertible into the kind and amount of shares of capital stock, other securities or other property receivable upon such Fundamental Change by a holder of a number of shares of Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of such shares of Series C Preferred Stock in accordance with SECTION 5(e); and
     (ii) the Series C Preferred Stock either:
(A) remains outstanding with the same powers, preferences, rights and privileges set forth on this Certificate of Designation, or

(B) is exchanged for preferred securities of the Survivor of a Fundamental Change, which preferred securities have the same powers, preferences, rights and privileges (other than those that by their terms automatically terminate or otherwise are altered following such a Fundamental Change pursuant to the terms of this Certificate of Designation) as the Series C Preferred Stock (“New Preferred Stock”), provided that to the extent that SECTION 4(g) would no longer be applicable following the consummation of such Fundamental Change as a result of the proviso to SECTION 4(g) below, the New Preferred Stock need not be senior in preference or priority to or on parity, without preference or priority, with other preferred securities of such Survivor of a Fundamental Change with respect to dividend rights or rights upon liquidation, dissolution or winding up of such entity; and, provided further, that such exchange does not result in income tax consequences generally to U.S. individual holders of the Series C Preferred Stock that are more severe than the income tax consequences such holders would have suffered if such holders had been holders of Common Stock and been treated as such in the Fundamental Change; and
     (iii) in connection with such Fundamental Change, no action takes place that would otherwise require the approval of the holders of the Series C Preferred Stock pursuant to this SECTION 4(c), the Series C Preferred Stock shall not have any vote or consent as a separate class with respect to such Fundamental Change.
          (d) Right to Designate/Elect Preferred Directors. From and after the Original Issuance Date, the holders of shares of Series C Preferred Stock, voting together with the holders of shares of Series B Preferred Stock (collectively, the “Preferred Stock”) as a separate class by a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Preferred Stock as of any applicable record date, shall have the exclusive right to elect a total number of directors (such persons, the “Preferred Directors”), to the Board equal to the Board Representation Entitlement. If the holders of Preferred Stock fail to elect a sufficient number of Preferred Directors sufficient to fill the Board Representation Entitlement, then any directorship not so filled shall remain vacant until such time as the holders of Preferred Stock fill such directorship by vote or by written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Company other than the holders of Preferred Stock. In addition, upon the occurrence of an increase in the authorized number of directors then constituting the Board that results in an increase of the Board Representation Entitlement to a number greater than the number of Preferred Directors then serving on the Board, the authorized number of Preferred Directors on the Board shall be increased immediately so that the total authorized number of Preferred Directors is equal to the Board Representation Entitlement at such time.
               (i) Term of Office. Unless a Preferred Director’s term of office shall have terminated prior to such time pursuant to SECTION 4(d)(ii), (iii), (iv), (v), (vi) or (vii) below, such Preferred Director designated or elected pursuant to this SECTION 4 shall serve until the next special or annual meeting of stockholders of the Company called for the purpose of electing Preferred Directors at which such Preferred Director is up for election or at any special meeting of the holders of Preferred Stock, as the case may be, for the purpose of removing Preferred Directors, or until his or her successor shall be duly elected.
               (ii) Removal and Vacancies. So long as the Board Representation Entitlement is equal to at least one (1), a majority of the directors may call, and upon the written request of holders of record of 50% of the then outstanding shares of Preferred Stock (determined on the basis of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Preferred Stock), addressed to the Secretary of the Company at the principal office of the Company, shall call, a special meeting of the holders of shares of Preferred Stock, for the sole purpose of filling any vacancy caused by the resignation, death or removal of a Preferred Director (but only to the extent required to maintain the then applicable Board Representation Entitlement), or to remove from office a Preferred Director with or without cause. Such meeting shall be held as soon as reasonably practicable after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders. Subject to SECTION 4(d)(iii), (iv), (v), (vi) or (vii) below, only the holders of a majority of the then-outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, are entitled to fill any vacancy caused by the resignation, death or removal of a Preferred Director (but only to the extent required to maintain the then applicable Board Representation Entitlement), and only the holders of Preferred Stock are entitled to remove from office a Preferred Director without cause. Any Preferred Director may be removed from office (A) with or without cause by holders of a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Preferred Stock or (B) only for cause by the holders of a majority of the then-outstanding shares of Common Stock, provided that in such case the holders of Preferred Stock shall not be entitled to vote on an as-converted basis with the Common Stock with respect to such removal for cause.
               (iii) Change Following Uncured Share Ownership Reduction. Upon the occurrence of an Uncured Share Ownership Reduction, following the expiration of the applicable Share Ownership Reduction Cure Period (assuming an Uncured Share Ownership Reduction still exists), the number of Preferred Directors on the Board (but not the number of directors constituting the whole Board) shall be reduced immediately so that the total number of Preferred Directors after the occurrence of an Uncured Share Ownership Reduction is equal to the Board Representation Entitlement at such time. To effect such reduction, the term of office of the requisite number of Preferred Directors shall immediately end, such person(s) shall cease to be director(s), and neither the remaining Preferred Directors nor the holders of shares of Preferred Stock shall have any right to elect or appoint a Preferred Director to replace such director. To the extent that there is more than one Preferred Director on the Board immediately prior to the Uncured Share Ownership Reduction, the holders of a majority of shares of Common Stock issuable upon the conversion of the then-outstanding shares of Preferred Stock shall have the right to designate which of the Preferred Directors’ terms shall end pursuant to this SECTION 4(d)(iii); provided, that if holders of a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Preferred

Stock fail to designate in advance which of the Preferred Directors’ terms shall end, the directors (other than Preferred Directors) shall then be entitled to make such designation.
               (iv) Change Following Board Size Decrease. Upon the occurrence of a decrease in the authorized number of directors then constituting the Board that, as a result thereof results in a reduction of the Board Representation Entitlement to less than the then authorized number of Preferred Directors (a “Board Size Decrease”), the number of Preferred Directors on the Board shall be reduced immediately so that the total number of Preferred Directors is equal to the Board Representation Entitlement at such time; provided, that if the Board Size Decrease goes into effect during a Share Ownership Reduction Cure Period, then such reduction shall not take effect until the expiration of such Share Ownership Reduction Cure Period, provided that upon such expiration, the Board Representation Entitlement is less than the then authorized number of Preferred Directors. To effect such reduction, the term of office of that number of Preferred Directors required to reduce the number of Preferred Directors to the new Board Representation Entitlement shall immediately end, such person(s) shall cease to be director(s), and neither the remaining Preferred Directors nor the holders of shares of Preferred Stock shall have any right to elect or appoint a Preferred Director to replace such director at such time. To the extent that there is more than one Preferred Director on the Board immediately prior to the Board Size Decrease, the holders of a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Preferred Stock shall have the right to designate which of the Preferred Directors’ terms shall end pursuant to this SECTION 4(d)(iv); provided, that if holders of a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Preferred Stock fail to designate in advance which of the Preferred Directors’ terms shall end, the directors (other than Preferred Directors) shall then be entitled to make such designation.
               (v) Loss of Preferred Directors on a Non-Constituent Issuer Fundamental Change. Upon the occurrence of a Non-Constituent Issuer Fundamental Change, the terms of office of all Preferred Directors shall immediately end, such persons shall cease to be directors, and the holders of shares of Preferred Stock shall not have any right to elect or appoint Preferred Directors to replace the directors whose terms of office shall have ended.
               (vi) Loss of Preferred Director on a Fundamental Change Other than a Non-Constituent Issuer Fundamental Change. Upon the occurrence of a Fundamental Change other than a Non-Constituent Issuer Fundamental Change, if the Board Representation Entitlement is at least one (1) Preferred Director at such time, the terms of office of all but one (1) Preferred Directors shall immediately end, such persons shall cease to be directors (notwithstanding the proviso in SECTION 4(d)(vi) below), and neither the remaining Preferred Director nor the holders of shares of Preferred Stock shall have any right to elect or appoint Preferred Directors to replace the directors whose terms of office shall have ended pursuant to this SECTION 4(d)(vi). To the extent that there is more than one Preferred Director on the Board immediately prior to such Fundamental Change, the holders of a majority of the Preferred Stock shall have the right to designate which of the Preferred Directors’ terms shall end pursuant to this SECTION 4(d)(vi); provided, that if holders of a majority of the Preferred Stock fail to designate in advance which of the Preferred Directors’ terms shall end, the directors (other than Preferred Directors) shall then be entitled to make such designation.
               (vii) Loss of Board Representation Entitlement. From and after the first time that the Investor Stockholders in the aggregate cease to (A) Beneficially Own or (B) have all Economic Rights and Voting Rights with respect to a majority of the shares of Preferred Stock issued on the Original Issuance Date (including, for purposes of this calculation, shares of Preferred Stock pledged pursuant to a bona fide pledge, but not a foreclosure thereon, but excluding, for purposes of this calculation, shares subject to Shared Beneficial Ownership with any Person other than another Investor Stockholder or a Permitted Transferee), then the holders of Preferred Stock shall cease to have any rights under this SECTION 4(d) (including, without limitation, the right to vote to fill any vacancies of Preferred Directors); provided, however, that if, immediately following such time, the Investor Stockholders continue to benefit from the contractual rights set forth in Section 2.1 of the Stockholders Agreement (Board Representation), each Preferred Director serving on the Board at such time (the “Transition Time”) shall continue as a director, but not as a Preferred Director (other than with respect to SECTION 4(d)(iii), pursuant to which such director shall not continue as a director if the conditions therein for the elimination of such director’s seat are met), until the next special or annual meeting of stockholders of the Company called for the purpose of electing directors, or until his or her successor shall be elected. From and after the Transition Time, the holders of shares of Preferred Stock shall not have any right, voting as a separate class, to elect or appoint a Preferred Director to replace such director.
               (viii) Filling Vacancy Upon Cessation of Preferred Director. Any vacancy resulting from the cessation of the term of office of a Preferred Director pursuant to SECTION 4(d)(iii), (v), (vi) or (vii) may be filled by either (A) the Board or (B) the holders of Common Stock generally, and not the holders of Preferred Stock voting as a separate class, in accordance with the Certificate of Incorporation, the Bylaws of the Company and applicable law.
          (e) Exchange Compliance. Notwithstanding the foregoing, the rights of the holders of the Series C Preferred Stock set forth in SECTION 4(a) to vote as a single class with the Common Stock shall be subject to applicable rules of the Exchange on which the Company is then listed to the extent required such that the Common Stock shall continue to be listed on such Exchange, including, without limitation, compliance by the Company with Rule 4351 of Nasdaq (or any successor thereto) insofar as it may be applied in the event that the Conversion Price is determined to be less than the “market value” as defined in such rules, and such rights to vote with the Common Stock shall be accordingly reduced or otherwise modified to the minimum extent required to comply with such rules. For the avoidance of doubt, in no event shall this SECTION 4(e) operate to reduce the number of Preferred Directors to be designated pursuant to SECTION 4(d), and it shall be the obligation of the Company to ensure that the membership of the Board satisfies the applicable rules of the Exchange on which the Company is then listed, including without limitation Rule 4350(c) of Nasdaq, without any reduction in the number of Preferred Directors pursuant to SECTION 4(d).

          (f) Approval Rights over Debt Incurrence. So long as any shares of Preferred Stock are outstanding and the Elevation Beneficial Ownership Percentage exceeds 30%, the Company may not and will cause its subsidiaries to not, without the prior vote or written consent of holders representing at least a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Preferred Stock, voting together as a separate class, incur Indebtedness; provided, however, that the Company and its subsidiaries may incur Indebtedness if, after giving effect to the incurrence of such Indebtedness, the Total Leverage Ratio would be equal to or less than 3.00 to 1.00. Notwithstanding the foregoing, the Company and its subsidiaries may:
               (i) incur Indebtedness under the revolving portion of the Credit Agreement or any Successor Credit Agreement so long as the maximum principal amount that may be incurred under the revolving portion of any such Successor Credit Agreement does not exceed the maximum principal amount that may be drawn down under the revolving portion of the Credit Agreement; and
               (ii) extend, renew, replace or refinance any Indebtedness existing as of November 30, 2008 provided that such extending, renewal, replacement or refinancing Indebtedness shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed, replaced or refinanced (plus any capitalized or “PIK” interest accruing for a period of six months, any redemption premium payable by the terms of such Indebtedness thereon and other reasonable amounts paid, and reasonable fees and expenses incurred, in connection with such extension, renewal, replacement or refinancing).
     For purposes of this SECTION 4(f), the following defined terms shall have the following meanings:
     “Consolidated EBITDA” means Consolidated EBITDA as such term is defined in the Credit Agreement.
     “Credit Agreement” means that certain Credit Agreement dated as of October 24, 2007 among the Company, as Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Syndication Agent, as in effect on December 21, 2008 and without giving effect to any amendments, supplements or other modifications thereof after December 21, 2008.
     “Indebtedness” means, with respect to any person, without duplication, all obligations of such person for borrowed money, all obligations of such person evidenced by bonds, debentures, notes or similar instruments or letters of credit, all capital lease obligations, all guarantees by such person of indebtedness of other persons, all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or encumbrance on any property or rights of such person, all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, letters of guaranty and in respect of bankers’ acceptances and all obligations to redeem or repurchase preferred stock of the Company prior to the Maturity Date.
     “Successor Credit Agreement” means any successor to, substitute for or replacement of the Credit Agreement.
     “Total Leverage Ratio” means, on any date, the ratio of Indebtedness as of such date to Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Company most-recently ended prior to such date).
          (g) Approval Rights over Senior and Parity Security Issuances. So long as any shares of Preferred Stock are outstanding, the Company may not (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior vote or written consent of holders representing at least a majority of the shares of Common Stock issuable upon conversion of the then-outstanding shares of Preferred Stock, voting together as a separate class, authorize (and if authorized, increase the authorized amount), create or issue (including by way of reclassification or otherwise) any Senior Securities or Parity Securities; provided, however, that this SECTION 4(g) shall not apply following a Fundamental Change (i) if the issuer of the Preferred Stock following such Fundamental Change is a public company whose common stock (or American Depositary Shares (“ADSs”) or American Depositary Receipts (“ADRs”) in respect of such ADSs) is traded on an Exchange and (ii) if following such Fundamental Change the shares of capital stock entitled to vote generally in the election of directors and the Preferred Stock (treated on an as-converted basis) immediately prior to such transaction (or series of related transactions) are converted into and/or continue to represent (on an as-converted basis in the case of the Preferred Stock and treating any ADSs or ADRs as if they were the underlying shares to which they relate), in the aggregate, less than 40% of the total voting power of all shares of capital stock that are entitled to vote generally in the election of directors of the entity surviving or resulting from such transaction (or ultimate parent thereof).
     SECTION 5. Conversion.
     Each share of Series C Preferred Stock is convertible into shares of Common Stock (or Reference Property, to the extent applicable) as provided in this SECTION 5.
          (a) Conversion at the Option of Holders of Series C Preferred Stock. Subject to SECTION 5(b) hereof, each holder of Series C Preferred Stock is entitled to convert, at any time and from time to time after the 16th day following the Original Issuance Date, at the option and election of such holder, any or all shares of outstanding Series C Preferred Stock held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Reference Property, to the extent applicable) equal to the amount (the “Conversion Amount”) determined by dividing (i) the Regular Liquidation Preference for each share of Series C Preferred Stock to be converted by such holder by (ii) the Conversion Price in effect at the time of conversion.

The “Conversion Price” initially is $3.25, as adjusted from time to time as provided in SECTION 5(f). In order to convert shares of Series C Preferred Stock into shares of Common Stock (or Reference Property, to the extent applicable), the holder must surrender the certificates representing such shares of Series C Preferred Stock, accompanied by transfer instruments reasonably satisfactory to the Company, free of any adverse interest or liens at the office of the Company’s transfer agent for the Series C Preferred Stock (or at the principal office of the Company, if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 5(a), the date of receipt of such certificates, together with such notice, by the transfer agent or the Company will be the date of conversion (the “Conversion Date”).
          (b) Limitations on Conversion. Notwithstanding SECTION 5(a), the Company shall not effect any conversion of the Series C Preferred Stock or otherwise issue shares of Common Stock pursuant to SECTION 5(a) hereof, and no holder of Series C Preferred Stock will be permitted to convert shares of Series C Preferred Stock into shares of Common Stock to the extent that the holder exercising such conversion right (together with such holder’s Affiliates) would (immediately after giving effect to such conversion and after giving effect to any limitation on voting power set forth in this Certificate of Designation or the Certificate of Designation of the Series B Preferred Stock) Beneficially Own outstanding shares of Preferred Stock and Common Stock and any other securities that constitute Voting Stock (as defined in the Stockholders’ Agreement) representing in the aggregate more than the Maximum Voting Percentage of the Maximum Voting Power of the Company. For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by a holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock with respect to which a conversion notice has been given, but shall exclude the number of shares of Common Stock which would be issuable upon conversion of the remaining, unconverted portion of the Series C Preferred Stock or the Series B Preferred Stock Beneficially Owned by such holder or any of its Affiliates and shall also exclude any shares of Common Stock which would be issuable upon exercise of any warrants Beneficially Owned by such holder or any of its Affiliates. Upon the written request of the holder, the Company shall within one (1) Business Day confirm in writing to any holder the number of shares of Common Stock then-outstanding. Under no circumstance will any holder be entitled to receive cash for any shares of Series C Preferred Stock not convertible solely as a result of the limitations set forth in this SECTION 5(b). Anything in this SECTION 5(b) to the contrary notwithstanding, but subject to the terms and conditions of the Stockholder’s Agreement, the provisions of this SECTION 5(b) will not apply to any conversion of the Series C Preferred Stock in connection with a substantially concurrent sale of the Common Stock issuable upon conversion to a person who is not an Affiliate of the converting holder.
          (c) Conversion at the Option of the Company. On and after the three-year anniversary of the Original Issuance Date, at the Company’s option and election, in whole but not in part, all shares of Series C Preferred Stock may be converted automatically into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Reference Property, to the extent applicable) equal to the Conversion Amount on the date of written notice by the Company to the holders of Series C Preferred Stock notifying such holders of the conversion contemplated by this SECTION 5(c), which conversion shall occur on the date specified in such notice, not less than 10 nor more than 30 days following the date of such notice (which shall be the Conversion Date in respect of a conversion pursuant to this SECTION 5(c), provided that such notice may be delivered by the Company only if (i) (A) the average closing price per share of the Common Stock on the Exchange on which shares of the Common Stock are then listed during the 30 consecutive trading days ending on the trading day immediately preceding the Business Day on which such notice is delivered and (B) the closing price per share of the Common Stock on the Exchange on which shares of the Common Stock are then listed for at least twenty (20) of such thirty (30) consecutive trading days (including the last fifteen (15) trading days of such thirty (30) day period) is at least 300% of the Conversion Price then in effect, and (ii) all requisite arrangements with the Company’s transfer agent, the Exchange on which shares of the Common Stock are then listed, and any other requisite securities intermediary (including The Depository Trust Company and Cede & Co., if applicable) to permit the immediate trading of such shares of Common Stock on the Conversion Date shall have been completed. Once delivered, such notice shall be irrevocable, unless the Company obtains the written consent of the holders representing a majority of the outstanding shares of Series C Preferred Stock. Notwithstanding the foregoing, the holders of Series C Preferred Stock shall continue to have the right to convert their shares of Series C Preferred Stock pursuant to SECTION 5(a) until and through the Conversion Date contemplated in this SECTION 5(c) and if such shares of Series C Preferred Stock are converted pursuant to SECTION 5(a) such shares shall not longer be converted pursuant to this SECTION 5(c) and the Company’s notice delivered to the holders pursuant to this SECTION 5(c) shall automatically terminate with respect to such shares converted pursuant to SECTION 5(a). The limitations on conversion set forth in SECTION 5(b) shall not apply to any exercise of the Company’s conversion right pursuant to this SECTION 5(c).
          (d) Fractional Shares. No fractional shares of Common Stock (or Reference Property, to the extent applicable) will be issued upon conversion of the Series C Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fractional amount multiplied by the Fair Market Value as of the Conversion Date. If more than one share of Series C Preferred Stock is being converted at one time by the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of shares of Series C Preferred Stock converted by such holder at such time.
          (e) Mechanics of Conversion.
               (i) As soon as practicable after the Conversion Date (and in any event within three Business Days), the Company shall promptly issue and deliver to such holder a certificate for the number of shares of Common Stock (or Reference Property, to the extent applicable) to which such holder is entitled, together with a check or cash for payment of fractional shares, if any, in exchange for the certificates formerly representing shares of Series C Preferred Stock. Such conversion will be deemed to have been made on the Conversion Date, and the person (as defined in SECTION 8) entitled to receive the shares of Common Stock (or Reference Property, to the extent applicable) issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock (or Reference Property, to the extent applicable) on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for shares of Common Stock (or Reference Property, to the extent applicable) or Series C Preferred Stock are issued in a name other than the name of the converting holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock (or Reference Property, to the extent applicable) upon conversion or due upon the issuance of a new certificate for any shares of Series C Preferred Stock not converted other than any such tax due because shares of Common Stock (or Reference Property, to the extent applicable) or a certificate for shares of Series C Preferred Stock are issued in a name other than the name of the converting holder.
               (ii) The Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or authorized but unissued shares of Common Stock (or Reference Property, to the extent applicable) (or a combination of both) for the purpose of effecting the conversion of the Series C Preferred Stock the full number of shares of Common Stock (or Reference Property, to the extent applicable) deliverable upon the conversion of all outstanding Series C Preferred Stock (as may be adjusted from time to time pursuant to the terms of this SECTION 5 and assuming for the purposes of this calculation that all outstanding shares of Series C Preferred Stock are held by one holder), and the Company shall take all actions to amend its Certificate of Incorporation to increase the authorized amount of Common Stock (or Reference Property, to the extent applicable) if necessary therefor. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of the Series C Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock (or Reference Property, to the extent applicable) at such adjusted Conversion Price.
               (iii) From and after the Conversion Date, the shares of Series C Preferred Stock to be converted on such Conversion Date will no longer be deemed to be outstanding; and all rights of the holder thereof as a holder of Series C Preferred Stock (except the right to receive from the Company the Common Stock (or Reference Property, to the extent applicable) upon conversion) shall cease and terminate with respect to such shares; provided, that in the event that a share of Series C Preferred Stock is not converted due to a default by the Company or because the Company is otherwise unable to issue the requisite shares of Common Stock (or Reference Property, to the extent applicable), such share of Series C Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein. Any shares of Series C Preferred Stock that have been converted will, after such conversion, be deemed cancelled and retired and, following the filing of any certificate required by the DGCL, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

               (iv) If the conversion is in connection with any sale, transfer or other disposition of the Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of the Series C Preferred Stock, the conversion may, at the option of any holder tendering any share of Series C Preferred Stock for conversion, be conditioned upon the closing of the sale, transfer or the disposition of shares of Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of Series C Preferred Stock with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such shares of Series C Preferred Stock shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.
               (v) The Company shall comply with all federal and state laws, rules and regulations and applicable rules and regulations of the Exchange on which shares of the Common Stock (or Reference Property, to the extent applicable) are then listed. If any shares of Common Stock (or Reference Property, to the extent applicable) to be reserved for the purpose of conversion of shares of Series C Preferred Stock require registration with or approval of any person or group (as defined in SECTION 8) under any federal or state law or the rules and regulations of the Exchange on which shares of the Common Stock (or Reference Property, to the extent applicable) are then listed before such shares may be validly issued or delivered upon conversion, then the Company will, as expeditiously as possible, use its reasonable best efforts to secure such registration or approval, as the case may be. So long as any Common Stock (or Reference Property, to the extent applicable) into which the shares of Series C Preferred Stock are then convertible is then listed on an Exchange, the Company will list and keep listed on such Exchange, upon official notice of issuance, all shares of such Common Stock (or Reference Property, to the extent applicable) issuable upon conversion.
               (vi) All shares of Common Stock (or Reference Property, to the extent applicable) issued upon conversion of the shares of Series C Preferred Stock will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result.
               (vii) If, prior to both (x) a Triggering Event and (y) a Distribution Date, shares of Series C Preferred Stock are converted into Common Stock (or Reference Property, to the extent applicable), upon the conversion of such shares of Series C Preferred Stock, the shares of Common Stock (or Reference Property, to the extent applicable) issued in respect thereof shall be issued with the same Rights, if any, attached thereto as are attached to the then-outstanding shares of Common Stock (or Reference Property, to the extent applicable). If, prior to a Triggering Event, but following the occurrence of a Distribution Date and prior to the expiration or redemption of the Rights, shares of Series C Preferred Stock are converted into Common Stock (or Reference Property, to the extent applicable), upon the conversion of such shares of Series C Preferred Stock, the holders of such Common Stock shall receive the number of Rights which would have been attached to such Common Stock assuming the Distribution Date had not occurred prior to such conversion.

          (f) Adjustments to Conversion Price.
               (i) Adjustment for Change in Capital Stock.
               (A) If the Company shall, at any time and from time to time while any of the Series C Preferred Stock is outstanding, issue a dividend or make a distribution on its Common Stock (or Reference Property, to the extent applicable) payable in shares of its Common Stock (or Reference Property, to the extent applicable) to all holders of its Common Stock (or Reference Property, to the extent applicable), then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:
               (1) the numerator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and
               (2) the denominator of which shall be the sum of the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock (or Reference Property, to the extent applicable) constituting such dividend or other distribution.
If any dividend or distribution of the type described in this SECTION 5(f)(i)(A) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(i)(A).
               (B) If the Company shall, at any time or from time to time while any of the Series C Preferred Stock is outstanding, subdivide or reclassify its outstanding shares of Common Stock (or Reference Property, to the extent applicable) into a greater number of shares of Common Stock (or Reference Property, to the extent applicable), then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Company shall, at any time or from time to time while any of the Series C Preferred Stock is outstanding, combine or reclassify its outstanding shares of Common Stock (or Reference Property, to the extent applicable) into a smaller number of shares of Common Stock (or Reference Property, to the extent applicable), then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately after giving effect to such subdivision, combination or reclassification. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.
               (ii) Adjustment for Rights Issued under Rights Plan. If at any time and from time to time while any shares of Series C Preferred Stock are outstanding there shall occur a Rights Plan Triggering Event, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the Rights Triggering Date by a fraction:
               (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding at the close of business on the Business Day immediately preceding the Rights Triggering Date, plus (2) (x) the aggregate Exercise Price (as defined in the Company Rights Plan or its comparable term/provision under any successor or substitute shareholder rights plan) payable to the Company, assuming that all Rights then-outstanding that are capable of being exercised are immediately exercised following the Rights Plan Triggering Event, divided by (y) the Current Market Price; and
               (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Rights Triggering Date, plus (2) the aggregate number of shares of Common Stock (or Reference Property, to the extent applicable) into which the Rights then-outstanding are exercisable for (immediately following such Rights Plan Triggering Event) (such number of shares of Common Stock, the “Underlying Common Stock Amount”);
     Such adjustment shall become effective immediately after the opening of business on the Rights Triggering Date;
     To the extent that shares of Common Stock (or Reference Property, to the extent applicable) are not delivered pursuant to such Rights prior to the expiration or termination of any Rights (other than as a result of the repurchase of those Rights by the Company), upon expiration or termination of such Rights (“Expired Rights”) the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the occurrence of a Rights Plan Triggering Event been made without taking into account such Expired Rights. Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(ii).

     Notwithstanding the foregoing, the Conversion Price as adjusted pursuant to this SECTION 5(f)(ii) shall not apply to any shares of Series C Preferred Stock Beneficially Owned by a Person who is an Acquiring Person, and, with respect to such shares, the Conversion Price shall be the Conversion Price in effect immediately prior to the Rights Triggering Date.
               (iii) Adjustment for Certain Tender Offers or Exchange Offers. In case the Company or any of its subsidiaries shall, at any time or from time to time, while any of the Series C Preferred Stock is outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Company or any subsidiary for all or any portion of the Common Stock (or Reference Property, to the extent applicable), where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock (or Reference Property, to the extent applicable) validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock (or Reference Property, to the extent applicable), the “Purchased Shares”) exceeds the Closing Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:
               (A) the numerator of which shall be equal to the product of (A) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Closing Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the Expiration Date; and
               (B) the denominator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) an amount equal to (1) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (2) the Purchased Shares and (II) the Closing Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the Expiration Date.
     An adjustment, if any, to the Conversion Price pursuant to this SECTION 5(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Company or a subsidiary is obligated to purchase shares of Common Stock (and Reference Property, to the extent applicable) pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 5(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this SECTION 5(f)(iii).
               (iv) Adjustments for Issuances of Additional Shares of Common Stock.
               (A) Definitions. For purposes of this SECTION 5(f)(iv), the following definitions apply:
               (1) “Convertible Securities” means any debt or other evidences of indebtedness, capital stock, rights, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock (including Reference Property, if applicable).
               (2) “Additional Shares of Common Stock” means any shares of Common Stock issued (whether from the Company’s treasury or authorized and unissued shares of capital stock) or, as provided in SECTION 5(f)(iv)(B) below, deemed to be issued by the Company after the Original Issuance Date; provided that, notwithstanding anything to the contrary contained herein, Additional Shares of Common Stock shall not include issuances of Common Stock (including any deemed issuance pursuant to SECTION 5(f)(iv)(B)) which are (1) pursuant to employee benefit plans and compensation related arrangements approved by the board of directors of the Company (including any duly authorized committee or delegee thereof) or (2) to Elevation or any of its Affiliates pursuant to the exercise of their respective preemptive rights.
               (3) (iii) “Measurement Date” means, with respect to a transaction, the public announcement of such transaction (or, if no such public announcement is made, the date of issuance).
               (B) Deemed Issuances of Additional Shares of Common Stock. The maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of Convertible Securities will be deemed to be Additional Shares of Common Stock issued as of the time of the issuance of such Convertible Securities; provided, however, that:

               (1) No adjustment in the Conversion Price will be made upon the subsequent issuance of shares of Common Stock upon the exercise, conversion or exchange of such Convertible Securities;
               (2) To the extent that Additional Shares of Common Stock are not issued pursuant to any such Convertible Security upon the expiration or termination of an unissued, unexercised, unconverted or unexchanged Convertible Security, the Conversion Price will be readjusted to the Conversion Price that would have been in effect had such Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and
               (3) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Convertible Security, excluding a change resulting from any transaction giving rise to an adjustment pursuant to SECTION 5(f)(i)(B), but including periodic or scheduled accretions or adjustments to a Convertible Security, interest and dividends paid in kind, repricings of the exercise or conversion price of such Convertible Securities or otherwise, the Conversion Price then in effect will be readjusted to the Conversion Price that would have been in effect if, on the date of issuance, such Convertible Security were exercisable, convertible or exchangeable for such changed number of shares of Common Stock.
               (C) Determination of Consideration. The Fair Market Value of the consideration received by the Company for the issue of any Additional Shares of Common Stock will be computed as follows:
               (1) Cash and Property. Aggregate consideration consisting of cash and other property will: (x) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends; (y) insofar as it consists of property other than cash, be computed at the Fair Market Value thereof on the Measurement Date; and (3) insofar as it consists of both cash and other property, be the proportion of such consideration so received.
               (2) Convertible Securities. The aggregate consideration per share received by the Company for Convertible Securities will be determined by dividing: (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the full and complete exercise, conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the full and complete exercise, conversion or exchange of such Convertible Securities.
               (D) In the event the Company shall, at any time and from time to time during the period ending on the second anniversary of the Original Issuance Date while any of the Series C Preferred Stock is outstanding, issue or sell Additional Shares of Common Stock (or Reference Property, to the extent applicable) for a consideration per share, as determined by such consideration’s Fair Market Value in accordance with SECTION 5(f)(iv)(C), less than the Conversion Price in effect immediately prior to such issuance (a “Below Conversion Price Issuance”), then if the aggregate Fair Market Value of the aggregate consideration received by the Company in respect of any such single or series of related Below Conversion Price Issuances is greater than $30,000,000, the Conversion Price in effect immediately after such Below Conversion Price Issuance shall be reduced to the Fair Market Value of the consideration per share received by the Company in respect of such Below Conversion Price Issuance or, in the case of a series of Below Conversion Price Issuances, the lowest Fair Market Value of consideration per share received in any such Below Conversion Price Issuance.
               (E) Except in the case of Below Conversion Price Issuances giving rise to an adjustment pursuant to SECTION 5(f)(iv)(D), in the event the Company shall, at any time and from time to time while any of the Series C Preferred Stock is outstanding, issue or sell Additional Shares of Common Stock (or Reference Property, to the extent applicable), in a Below Conversion Price Issuance, the Conversion Price in effect immediately after such Below Conversion Price Issuance shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such Below Conversion Price Issuance by a fraction:
               (1) the numerator of which shall be the sum of (a) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately prior to such Below Conversion Price Issuance (on a fully diluted basis based on the treasury method) (such number of shares of Common Stock, the “Number of Fully Diluted Shares of Common Stock”); plus (b) (x) the Fair Market Value of the aggregate consideration received by the Company in respect of such Below Conversion Price Issuance, divided by (y) the Conversion Price in effect immediately prior to such Below Conversion Price Issuance; and
               (2) the denominator of which shall be the sum of (a) the Number of Fully Diluted Shares of Common Stock, plus (b) the number of such Additional Shares of Common Stock issued in such Below Conversion Price Issuance.

               (F) Any adjustment made pursuant to this SECTION 5(f)(iv) shall become effective immediately upon the date of such Below Conversion Price Issuance.
               (G) Notwithstanding the foregoing, in no event shall any adjustment pursuant to this SECTION 5(f)(iv) cause the Conversion Price to be less than $2.5185 (the “Floor Price”), provided that such Floor Price shall be adjusted in the same manner as the Conversion Price to reflect any adjustments made in accordance with this SECTION 5(f) (other than adjustments pursuant to this SECTION 5(f)(iv)).
               (v) Disposition Events.
               (A) If any of the following events (any such event, a “Disposition Event”) occurs:
               (1) any reclassification or exchange of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or
               (2) any merger, consolidation or other combination to which the Company is a constituent party;
     in each case, as a result of which the holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock, the Company or the surviving entity of the merger, consolidation or other combination shall provide that the Series C Preferred Stock converted following the effective date of any Disposition Event, shall be calculated based on the kind and amount of cash, securities or other property (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Amount immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock. The Company may not cause, or agree to cause, a Disposition Event to occur, unless the issuer of any securities or other property into which the Series C Preferred Stock becomes convertible agrees, for the express benefit of the holders of record of Series C Preferred Stock (including making them beneficiaries of such agreement), to issue such securities or property.
               (B) The above provisions of this SECTION 5(f)(v) shall similarly apply to successive Disposition Events. If this SECTION 5(f)(v) applies to any event or occurrence, neither SECTION 5(f)(i) nor SECTION 5(f)(iii) shall apply; provided, however, that this SECTION 5(f)(v) shall not apply to any stock split or combination to which SECTION 5(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Common Stock of the Company in connection with a Disposition Event, the portion of the Series C Preferred Stock which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 5(f).
               (vi) Minimum Adjustment. Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.
               (vii) Limitation on Adjustment; When No Adjustment Required.
               (A) No adjustment need be made for the issuance of Common Stock (and Reference Property, to the extent applicable) or any securities convertible into or exchangeable for Common Stock (and Reference Property, to the extent applicable) or carrying the right to purchase Common Stock (and Reference Property, to the extent applicable) or any such security except to the extent explicitly required herein.
               (B) No adjustment need be made for rights to purchase Common Stock (or Reference Property, to the extent applicable) pursuant to a Company plan for reinvestment of dividends or interest.
               (C) No adjustment need be made for a change in the par value or no par value of the Common Stock (or Reference Property, to the extent applicable).
               (D) To the extent the Series C Preferred Stock becomes convertible pursuant to this SECTION 5 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.
               (viii) Rules of Calculation; Treasury Stock. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock (or Reference Property, to the extent applicable), not including shares held in the treasury of the Company. The Company shall not pay any dividend on or make any distribution to shares of Common Stock (or Reference Property, to the extent applicable) held in treasury.
               (ix) Waiver. Notwithstanding the foregoing, the Conversion Price will not be reduced if the Company receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then-outstanding shares of Series C Preferred Stock, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Common Stock (or Reference Property, to the extent applicable) or other dividend or other distribution on shares of Common Stock. This waiver will be limited in scope and will not be valid for any issuance of Common Stock (or Reference Property, to the extent applicable) or other dividend or other distribution on shares of Common Stock (or Reference Property, to the extent applicable) not specifically provided for in such notice.
               (x) Tax Adjustment. Anything in this SECTION 5 notwithstanding, the Company shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this SECTION 5, as the Board in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a dividend or stock split will not be taxable to the holders of Common Stock (or Reference Property, to the extent applicable).
               (xi) Par Value. Anything in this SECTION 5 notwithstanding, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of Common Stock (or Reference Property, to the extent applicable), and any such purported adjustment shall instead reduce the Conversion Price to such par value.
               (xii) No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this SECTION 5 in a manner such that such adjustments are duplicative, only one adjustment shall be made.
          (g) Notice of Record Date. In the event of:
               (i) any stock split or combination of the outstanding shares of Common Stock (or Reference Property, to the extent applicable);
               (ii) any declaration or making of a dividend or other distribution to holders of Common Stock (or Reference Property, to the extent applicable) in Additional Shares of Common Stock, any other capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness);
               (iii) any reclassification or change to which SECTION 5(f)(i)(B) applies;
               (iv) the dissolution, liquidation or winding up of the Company; or
               (v) any other event constituting a Fundamental Change of the type described in clause (i) of the definition thereof in SECTION 8(x);
then the Company shall file with its corporate records and mail to the holders of the Series C Preferred Stock at their last addresses as shown on the records of the Company, at least 10 days prior to the record date specified in (A) below or 10 days prior to the date specified in (B) below, a notice stating:
               (A) the record date of such stock split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of

Common Stock (or Reference Property, to the extent applicable) of record to be entitled to such stock split, combination, dividend or other distribution are to be determined, or
               (B) the date on which such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change described in clause (i) of the definition thereof in SECTION 8(x), is estimated to become effective, and the date as of which it is expected that holders of Common Stock (or Reference Property, to the extent applicable) of record will be entitled to exchange their shares of Common Stock (or Reference Property, to the extent applicable) for the capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change.
     Disclosures made by the Company in any filings required to be made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 5(g).
          (h) Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this SECTION 5, the Company at its expense shall promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Series C Preferred Stock, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock (or Reference Property, to the extent applicable) and the amount, if any, of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the conversion of Series C Preferred Stock.
     SECTION 6. Redemption.
     Each share of Series C Preferred Stock is redeemable as provided in this SECTION 6.
          (a) Mandatory Redemption.
               (i) On October 24, 2014 (the “Maturity Date”), or, if not a Business Day, the first Business Day thereafter, the Company shall redeem (subject to the legal availability of funds therefor) all, but not less than all, of the outstanding shares of Series C Preferred Stock at a redemption price per share equal to the Regular Liquidation Preference (the “Mandatory Redemption Price”). To the extent that the Company has insufficient funds to redeem all of the outstanding shares of Series C Preferred Stock, the Company shall use available funds to redeem a pro rata portion of the Series C Preferred Stock held by each holder thereof; provided, however, that the failure to redeem all the Series C Preferred Stock on the Mandatory Redemption Date shall continue to constitute a Triggering Event.

               (ii) The “Mandatory Redemption Date” shall be the same date as the Maturity Date or, if not a Business Day, the first Business Day thereafter. The Company shall deliver a notice of redemption not less than 10 nor more than 60 days prior to the Mandatory Redemption Date, addressed to the holders of record of the Series C Preferred Stock as they appear in the records of the Company as of the date of such notice. Each notice must state the following: (A) the Mandatory Redemption Date; (B) the Mandatory Redemption Price as of the scheduled Mandatory Redemption Date (it being understood that the actual Mandatory Redemption Price will be determined as of the actual Mandatory Redemption Date); (C) the name of the redemption agent to whom, and the address of the place to where, the Series C Preferred Stock are to be surrendered for payment of the Mandatory Redemption Price; and (D) that Conditional Dividends, if any, on the shares to be redeemed will cease to accrue on such Mandatory Redemption Date, provided that the Mandatory Redemption Price and the Dividends accrued through the day immediately preceding the Mandatory Redemption Date shall have been paid on the Mandatory Redemption Date.
          (b) Optional Redemption upon Certain Fundamental Changes.
               (i) In connection with a Fundamental Change of the type described in clause (i) of the definition of “Fundamental Change” in SECTION 8(x) (a “Triggering Fundamental Change”) where as a result of such transaction the Series C Preferred Stock become convertible solely into cash (the amount of such cash with respect to each share of Series C Preferred Stock, the “Fundamental Change Price”), the Company, at its option and election, may redeem (out of funds legally available therefor) all, but not less than all, of the outstanding shares of Series C Preferred Stock at a Redemption Price equal to 101% of the Regular Liquidation Preference (the “Optional Redemption Price” and collectively with the Mandatory Redemption Price, the “Redemption Price”); provided, that the consummation of such redemption and the payment of the Optional Redemption Price shall be subject to the consummation of the Triggering Fundamental Change.
               (ii) If the Company elects to redeem the Series C Preferred Stock pursuant to SECTION 6(b)(i), the “Optional Redemption Date” shall be the date on which the Triggering Fundamental Change is consummated. The Company shall deliver a notice of redemption not less than 10 nor more than 30 Business Days prior to the Optional Redemption Date, addressed to the holders of record of the Series C Preferred Stock as they appear in the records of the Company as of the date of such notice. Each notice must state the following: (A) the expected Optional Redemption Date; (B) the Optional Redemption Price as of the expected Optional Redemption Date (it being understood that the actual Optional Redemption Price will be determined as of the actual Optional Redemption Date); (C) the Fundamental Change Price as of the expected Optional Redemption Date; (D) the name of the redemption agent to whom, and the address of the place to where, the Series C Preferred Stock are to be surrendered for payment of the Optional Redemption Price; (E) that Conditional Dividends, if any, on the shares to be redeemed will cease to accrue on such Optional Redemption Date provided that the Optional Redemption Price and Dividends accrued through the day immediately preceding the Optional Redemption Date shall have been paid on the Optional Redemption Date; and (F) that the consummation of the redemption and the payment of the Optional Redemption Price shall be subject to the consummation of the Triggering Fundamental

Change. Each holder shall have the right, exercisable upon notice to the Company at any time prior to the Optional Redemption Date, to elect to convert the Series C Preferred Stock and receive the Fundamental Change Price in lieu of the Optional Redemption Price with respect to each share of Series C Preferred Stock held by such holder to the extent such Triggering Fundamental Change is consummated.
          (c) Mechanics of Redemption.
               (i) Unless waived in writing by the holders representing a majority of the outstanding shares of Series C Preferred Stock, on or prior to the Mandatory Redemption Date or Optional Redemption Date, as applicable, the Company shall deposit with a redemption agent in trust, upon delivery of the Company’s redemption notice pursuant to SECTION 6(a) or SECTION 6(b), funds consisting of cash or cash equivalents sufficient to pay the Mandatory Redemption Price on the Mandatory Redemption Date or the Optional Redemption Price on the Optional Redemption Date, as the case may be. The redemption agent must be a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof. The deposit in trust with the redemption agent shall be irrevocable as of the Mandatory Redemption Date or Optional Redemption Date, as applicable (such date, the “Irrevocable Date”), except that the Company shall be entitled to receive from the redemption agent (i) the applicable Redemption Price with respect to shares of Series C Preferred Stock that are no longer to be redeemed, whether by conversion or otherwise; and (ii) the interest or other earnings, if any, earned on any such deposit. The holders of the shares redeemed shall have no claim to such interest or other earnings, and any funds so deposited with the redemption agent and unclaimed by the holders of the Series C Preferred Stock entitled thereto at the expiration of one year from the Mandatory Redemption Date or Optional Redemption Date, as the case may be, shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so returned to the Company shall look only to the Company for such payment, without interest. Notwithstanding the deposit of such funds, the Company shall remain liable for the payment of the applicable Redemption Price to the extent such Redemption Price is not paid as provided herein.
               (ii) The redemption agent on behalf of the Company shall pay the applicable Redemption Price on the Mandatory Redemption Date or Optional Redemption Date, as the case may be, upon surrender of the certificates representing the shares of Series C Preferred Stock to be redeemed (properly endorsed or assigned for transfer, if the Company shall so require and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Company); provided that if such certificates are lost, stolen or destroyed, the Company may require such holder to indemnify the Company, in a reasonable amount and in a reasonable manner, and post a customary bond in respect of such indemnity, prior to paying such Redemption Price.
               (iii) From and after the Irrevocable Date, shares of Series C Preferred Stock to be redeemed on the Mandatory Redemption Date or Optional Redemption Date, as the case may be, will no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series C Preferred Stock (except the right to receive from the Company the applicable Redemption Price) shall cease and terminate with respect to such shares; provided that in the event that a share of Series C Preferred Stock is not redeemed due to a default in payment by the Company or because the Company is otherwise unable to pay the applicable Redemption Price in cash in full, such share of Series C Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the accrual and payment of dividends and the conversion rights) as provided herein.
               (iv) Notwithstanding anything in this SECTION 6 to the contrary, each holder shall retain the right to convert shares of Series C Preferred Stock to be redeemed at any time on or prior to the Mandatory Redemption Date or Optional Redemption Date, as the case may be; provided, however, that any shares of Series C Preferred Stock converted prior to the Mandatory Redemption Date or Optional Redemption Date, as the case may be, shall not be redeemed pursuant to this SECTION 6.
               (v) Any redemption of the Series C Preferred Stock pursuant to this SECTION 6 (such redemption, the “Redemption”) shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment, as determined by the Board). At the time of the Redemption, the Company shall take all actions required or permitted under Delaware law to permit the redemption of the Series C Convertible Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds legally available for such redemption.
     SECTION 7. Fundamental Change.
          (a) Offer to Repurchase.
               (i) Subject to SECTION 7(b), in connection with any Fundamental Change other than a Fundamental Change in which Elevation or any of its Affiliates is the acquiror or is otherwise a constituent party (or Affiliate thereof) to the transaction that results in such Fundamental Change, the Company shall, or shall cause the Survivor of a Fundamental Change (such Survivor of a Fundamental Change, the “Acquirer”) to, make an offer to repurchase, at the option and election of the holder thereof, each share of Series C Preferred Stock then-outstanding (the “Fundamental Change Offer”) at a purchase price per share (such amount being the “Repurchase Price”) (x) in cash equal to 101% of the Regular Liquidation Preference or, (y) at the sole election of the Company (the “Company Election”), subject to the conditions set forth in SECTION 7(a)(ii) below, a number of shares of common stock (or American Depositary Shares (“ADSs”) or American Depositary Receipts (“ADRs”) in respect of such ADSs), which are publicly tradable and listed on an Exchange at the time of receipt, of the Acquirer or any direct or indirect parent thereof (such shares of common stock, “Acquirer Stock”, and the issuer of such shares, the

“Successor Public Company”) with an aggregate market value (equal on a per share or per ADS/ADR basis to the closing sale price for such security on the principal Exchange on which such security is traded, on the trading day immediately preceding the issuance of such common stock or ADSs/ADRs to the relevant holders of Series C Preferred Stock) equal to 105% of the Regular Liquidation Preference. The Company Election must be made in the Fundamental Change Notice delivered pursuant to SECTION 7(a)(iii) and shall become irrevocable from the date thereof unless otherwise consented to by the holders of a majority of the Class B Preferred Stock.
               (ii) The Company’s right to elect to pay the Repurchase Price with Acquirer Stock is subject to the following conditions:
                    (A) the issuance of the Acquirer Stock shall have been registered under the Securities Act;
                    (B) Rule 145 promulgated under the Securities Act shall permit the sale of such Acquirer Stock by the holder thereof (and any of its Affiliates) within a period of three months immediately following the Repurchase Date;
                    (C) the Acquirer Stock (or ADSs representing the Acquirer Stock, or ADRs in respect thereof) issued to the holders of Series C Preferred Stock shall be listed on an Exchange;
                    (D) the aggregate number of shares of Acquirer Stock issuable to any record holder of Series C Preferred Stock and such holder’s Affiliates (including shares issuable in respect of both Series B Preferred Stock and Series C Preferred Stock) shall not exceed the lesser of the number of shares equal to (x) 4.9% of all then-outstanding shares of Acquirer Stock (based on the number of outstanding shares of Acquirer Stock set forth in Acquirer’s most recently available filing with the Securities and Exchange Commission) and (y) three (3) times the average daily trading volume of Acquirer Stock (or American Depositary Shares representing the Acquirer Stock, or American Depositary Receipts in respect thereof) on an Exchange for the four (4) weeks immediately preceding the Repurchase Date.
               (iii) The “Repurchase Date” shall be the date on which the Fundamental Change is consummated (provided that in the case of a Fundamental Change described in clause (ii) of the definition thereof, the Repurchase Date shall be a date no later than 20 days following the date of the first public announcement of such Fundamental Change having occurred (including, for these purposes, the filing of a Schedule 13D pursuant to the Exchange Act)). As soon as practicable after the announcement of such transaction or execution of such agreement providing for such Fundamental Change, the Company shall commence the Fundamental Change Offer by delivering a notice (the “Fundamental Change Notice”), not less than 10 nor more than 60 days prior to the expected Repurchase Date, addressed to the holders of record of the Series C Preferred Stock as they appear in the records of the Company as of the date of announcement of such transaction or execution of such agreement providing for such Fundamental Change. Each notice must state that:

(A) the Fundamental Change Offer may be accepted by delivery of a written revocable notice specifying the number of shares to be repurchased; (B) the expected Repurchase Price as of the expected Repurchase Date (it being understood that the actual Repurchase Price will be determined as of the actual Repurchase Date); (C) the name of the paying agent to whom, and the address of the place to where, the Series C Preferred Stock are to be surrendered for payment of the Repurchase Price; (D) any shares of Series C Preferred Stock not tendered for payment shall continue to be outstanding and holders thereof shall remain entitled to, among other things, the payment of dividends thereon and exercise their conversion rights (whether on the date of consummation of the Fundamental Change or otherwise), (E) the consummation of the Fundamental Change Offer and the payment of the Repurchase Price shall be subject to the consummation of the Fundamental Change, and the Fundamental Change Offer shall not be consummated in the event the Company elects to effect a conversion pursuant to SECTION 5(c), and (F) the circumstances and material facts regarding such Fundamental Change. If the Fundamental Change is not consummated, the Fundamental Change Offer shall be automatically withdrawn.
               (iv) Notwithstanding this SECTION 7, the Fundamental Change Offer shall be subject to, and be made in compliance with, Regulation 14E under the Exchange Act and any other federal and state securities laws, as applicable, including any applicable time periods. The Company shall notify the holders Series C Preferred Stock of the results of the Fundamental Change Offer on or as soon as practicable after the Repurchase Date.
          (b) Effectiveness of SECTION 7. Notwithstanding anything contained herein to the contrary, this SECTION 7 shall be void and of no effect, the Company shall have no obligation (contingent or otherwise) under this SECTION 7 and no Fundamental Change Offer or repurchase pursuant to this SECTION 7 may be made by the Company pursuant to this SECTION 7 unless and until (i) the Company has received a consent to the existence of this provision and the obligations of the Company hereunder from the appropriate parties to the Credit Agreement or any successor to, substitute for or replacement of the Credit Agreement or (ii) all obligations and commitments under the Credit Agreement or any such successor, substitute or replacement have expired or been terminated, provided that the provisions of this SECTION 7(b) shall not be applicable to any Fundamental Change in which the Company has elected to pay the Repurchase Price with Acquirer Stock in accordance with SECTION 7(a). The Company shall have no obligation pursuant to this Certificate of Designation or any other agreement or commitment to seek such consent.
          (c) Mechanics of Repurchase.
               (i) Unless waived by the holders representing a majority of the outstanding shares of Series C Preferred Stock, the Company shall deposit with a paying agent in trust by the Repurchase Date), funds consisting of cash or cash equivalents sufficient to pay the cash portion of the Repurchase Price on the Repurchase Date. The paying agent must be a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof. The deposit in trust with the paying agent shall be irrevocable as of the Repurchase Date, except that the Company shall be entitled to receive from the paying agent

(A) Repurchase Prices with respect to shares of Series C Preferred Stock that are no longer to be repurchased, whether by conversion, withdrawal of an election or tender or otherwise and (B) the interest or other earnings, if any, earned on any such deposit. The holders of the shares repurchased shall have no claim to such interest or other earnings, and any funds so deposited with the paying agent and unclaimed by the holders of the Series C Preferred Stock entitled thereto at the expiration of one year from the Repurchase Date shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so returned to the Company shall look only to the Company for such payment, without interest. Notwithstanding the deposit of such funds, the Company shall remain liable for the payment of the Repurchase Price to the extent such Repurchase Price is not paid as provided herein.
               (ii) The paying agent on behalf of the Company shall pay the Repurchase Price on the Repurchase Date upon surrender of the certificates representing the shares of Series C Preferred Stock to be repurchased (properly endorsed or assigned for transfer, if the Company shall so require and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Company); provided that if such certificates are lost, stolen or destroyed, the Company may require such holder to indemnify the Company, and post a customary bond in respect of such indemnity, in a reasonable amount and in a reasonable manner, prior to paying such Repurchase Price.
               (iii) In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the unrepurchased shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificate for shares Series C Preferred Stock are issued in a name other than the name of the selling holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due upon the issuance of a new certificate for any shares of Series C Preferred Stock not repurchased other man any such tax due because a certificate for shares Series C Preferred Stock is issued in a name other than the name of the selling holder.
               (iv) Subject to clause (vi) below, from and after the Repurchase Date, shares of the Series C Preferred Stock to be repurchased on such Repurchase Date will no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series C Preferred Stock (except the right to receive from the Company the Repurchase Price) shall cease and terminate with respect to such shares; provided that in the event that a share of Series C Preferred Stock is not repurchased due to a default in payment by the Company or because the Company is otherwise unable to pay the Repurchase Price in full, such share of Series C Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the payment of dividends and the conversion rights) as provided herein.
               (v) Notwithstanding anything in this SECTION 7 to the contrary, each holder shall retain the right to (A) convert shares of Series C Preferred Stock to be repurchased at any time on or prior to the Repurchase Date or (B) withdraw an election to have such shares repurchased or any tender of such shares in the Fundamental Change Offer on or prior to the Repurchase Date; provided, however, that, where a holder of Series C Preferred Stock exercises its rights under (A) or (B) above, the shares of Series C Preferred Stock of such holder shall not be repurchased pursuant to this SECTION 7.
               (vi) The Company shall not be required to make a Fundamental Change Offer if an Affiliate in control of the Company makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this SECTION 7 and purchases all shares of Series C Preferred Stock validly tendered and not withdrawn under such Fundamental Change Offer; provided, that if an Affiliate in control of the Company makes such repurchase, the shares of Series C Preferred Stock so purchased shall remain outstanding in the hands of such Affiliate.
               (vii) The Company may not enter into any agreement providing for a Fundamental Change unless the Acquirer agrees to cause the Company to make the repurchases contemplated in this SECTION 7 and agrees, for the benefit of the holders of record of the Series C Preferred Stock (including making them beneficiaries of such agreement), that to the extent the Company is not legally able to repurchase the Class B Preferred Stock, the Acquirer will purchase the Class B Preferred Stock.
               (viii) Any repurchase of the Series C Preferred Stock pursuant to this SECTION 7 shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment, as determined by the Board). The Company shall take all actions required or permitted under Delaware law to permit the repurchase of the Series C Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds legally available for such repurchase.
     SECTION 8. Additional Definitions. For purposes of these resolutions, the following terms shall have the following meanings:
          (a) “Acquiring Person” shall have the meaning given thereto in the Company Rights Plan (or its comparable term/provision under any successor or substitute shareholder rights plan).
          (b) “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person. Notwithstanding the foregoing, (i) the Company, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Investor Stockholder or their Permitted Transferees, (ii) the portfolio companies in which the Investor Stockholders, any other Elevation Entities or any other Elevation Partners’ investment fund that is Controlled by or under common Control with an Elevation Entity have directly or indirectly made a debt or equity investment shall not be considered Affiliates of the Investor Stockholders or their Permitted Transferees if the Investor Stockholders, alone, or together with their Permitted Transferees, (x) in the aggregate Beneficially Own securities that would comprise (upon conversion, exchange or exercise of any rights, options, warrants or similar securities, if applicable) less than 50% of the Maximum Voting Power of such portfolio company and (y) do not constitute, nor do they have the contractual or other legal right to elect, a majority of the members of the board or other governing body of such portfolio company, unless such portfolio company has received Confidential Information, directly or indirectly, or has been provided assistance with respect to the acquisition, holding, voting or disposition of capital stock from an Investor Stockholder or any of its Affiliates or has otherwise acted in concert with an Investor Stockholder or any of its Affiliates with respect to the acquisition, holding, voting or disposition of capital stock and (iii) a corporation or other entity (a “Specified Entity”) with respect to which (x) none of the Investor Stockholders or Elevation Entities has directly or indirectly made a debt or equity investment and (y) none of the Investor Stockholders, alone or together with their Permitted Transferees, constitute, or have the contractual or other legal right to elect, a majority of the members of the board or other governing body of such Specified Entity (and which otherwise is not controlled by an Elevation Entity), but which is an Affiliate of an individual who would be considered a controlling Affiliate of an Elevation Entity, will not be considered an Affiliate of the Investor Stockholders or their Permitted Transferees unless such Specified Entity has received Confidential Information, directly or indirectly or has been provided assistance with respect to the acquisition, holding, voting or disposition of capital stock from an Investor Stockholder or any of its Affiliates or has otherwise acted in concert with an Investor Stockholder or any of its Affiliates with respect to the acquisition, holding, voting or disposition of capital stock. For avoidance of doubt, Permitted Transferees shall be deemed to be Affiliates of the Investor Stockholders.
          (c) “Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” have the meaning given such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that (i) a person will be deemed to be the beneficial owner of any security which may be acquired by such person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any person or (y) debt or other evidences of indebtedness, capital stock or other securities directly or indirectly convertible into or exercisable or exchangeable for such capital stock of such person and (ii) a person shall be deemed to be the beneficial owner of any securities with which a person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities.
          (d) “Board Representation Entitlement” means a number of Preferred Directors (rounded to the nearest whole number) equal to the product of (x) the total number of members then comprising the full Board (including the Preferred Directors) and (y) the lesser of (1) 39.9% and (2) the Elevation Beneficial Ownership Percentage; provided, however, that, notwithstanding the foregoing, (A) from and after the first time that the Investor Stockholders (including, for this purpose, their Permitted Transferees) cease to (x) Beneficially Own and (y) have all Economic

Rights and Voting Rights with respect to a number of shares of Preferred Stock (calculated on an as-converted basis) equal to a majority of the shares of Series B Preferred Stock issued on October 24, 2007 (including, for purposes of this calculation, shares of Preferred Stock pledged pursuant to a bona fide pledge, but not a foreclosure thereon, but excluding, for purposes of this calculation, shares subject to Shared Beneficial Ownership with any Person other than another Investor Stockholder or a Permitted Transferee), the Board Representation Entitlement shall be zero (0) Preferred Directors, (B) from and after the occurrence of a Non-Constituent Issuer Fundamental Change, the Board Representation Entitlement shall be zero (0) Preferred Directors and (C) from and after the occurrence of a Fundamental Change described in clause (i) of the definition thereof other than a Non-Constituent Issuer Fundamental Change, the Board Representation Entitlement shall be no more than one (1) Preferred Director; provided, further, that no reduction in the Board Representation Entitlement resulting from a decrease in the Elevation Beneficial Ownership Percentage shall occur until the expiration of any applicable Share Ownership Reduction Cure Period.
          (e) “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.
          (f) “capital stock” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and the Preferred Stock.
          (g) “Closing Price” of the Common Stock (or Reference Property, to the extent applicable) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock (or Reference Property, to the extent applicable) is listed or admitted for trading or, if the Common Stock (or Reference Property, to the extent applicable) is not listed or admitted for trading on a U.S. national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock (or Reference Property, to the extent applicable) is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Common Stock (or Reference Property, to the extent applicable) in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock (or Reference Property, to the extent applicable) is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock (or Reference Property, to the extent applicable) on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

          (h) “Company Rights Plan” means that certain Preferred Stock Rights Agreement, dated as of September 25, 2000, as amended, between the Company and Computershare Trust Company of New York, as successor to Equiserve Trust Company, N.A. and Fleet National Bank.
          (i) “Control” and “Controlled by” have the meaning set forth in Rule 12b-2 of the Exchange Act.
          (j) “Conditional Rate” means an annual rate equal to the prime rate of JPMorgan Chase Bank N.A. on the Conditional Dividend Payment Date plus 4%.
          (k) “Confidential Information” shall have the meaning set forth in the Stockholders’ Agreement.
          (l) “Current Market Price” shall mean the average of the closing prices per share of Common Stock for each of the five consecutive trading days ending on the trading day immediately preceding a Rights Triggering Date.
          (m) “Distribution Date” shall have the meaning given thereto in the Company Rights Plan (or its comparable term/provision under any successor or substitute shareholder rights plan).
          (n) “Economic Rights” means the right to the full pecuniary interest (which may be subject to a bona fide pledge, but not a foreclosure thereon) in the Series C Preferred Stock, including, without limitation, the right to receive dividends and distributions, proceeds upon liquidation and receive the proceeds of, disposition or conversion of the Series C Preferred Stock. For the avoidance of doubt, any contractual encumbrance resulting from a bona fide incurrence of indebtedness for money borrowed (including an obligation to repay such indebtedness with the proceeds of any Transfer of, or dividend or distribution on, any shares of Series C Preferred Stock or Conversion Shares) not incurred in violation of Section 3.1 of the Stockholders’ Agreement shall not be deemed to be a Transfer, loss or reduction in the Economic Rights associated with such shares of Series C Preferred Stock.
          (o) “Effective Time” has the meaning ascribed to it in the Stockholders Agreement.
          (p) “Elevation” means Elevation Partners, L.P.
          (q) “Elevation Beneficial Ownership Percentage” means, at any time, the quotient of (a) the aggregate number of shares of Common Stock Beneficially Owned, but excluding Shared Beneficial Ownership of Common Stock, by the Investor Stockholders divided by (b) the sum of (i) the total number of shares of Common Stock outstanding at such time plus (ii) the number of shares of Common Stock into which the outstanding shares of Series B Preferred Stock and Series C Preferred Stock are entitled to convert at such time plus (iii) the number of shares of Common Stock issuable upon the exercise of Warrants (as defined in the Securities Purchase Agreement) plus

(iv) the number of shares of Common Stock issuable upon the conversion, exchange or issuance of any Equity Securities of the Company sold in any Offering described in clause (ii) of the definition of Offering. For purposes hereof, if a Share Ownership Reduction Cure Period shall have ever taken place (on one or more occasions), and at the end of such Shares Ownership Reduction Cure Period there is a reduction in the number of Preferred Directors pursuant to SECTION 4(d)(iii) of this Certificate of Designation, then the Elevation Beneficial Ownership Percentage shall be deemed at any point in time thereafter to be no greater than the lowest Elevation Beneficial Ownership Percentage that shall have existed at the end of any such Share Ownership Reduction Cure Period.
          (r) “Elevation Entity” shall have the meaning set forth in the Stockholders’ Agreement.
          (s) “Equity Securities” means (x) any shares of capital stock of the Company, (y) any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire any shares of capital stock of the Company, and (z) capital stock or other equity securities directly or indirectly convertible into or exercisable or exchangeable for any shares of capital stock of the Company, excluding, for all purposes, any debt, including, without limitation, any debt convertible into any of the foregoing described in clauses (x) through (z).
          (t) “Exchange” means Nasdaq or the New York Stock Exchange, as the case may be.
          (u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          (v) “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
          (w) “Fair Market Value” of Common Stock or any other security or property means the fair market value thereof as determined in good faith by the Board, which determination must be set forth in a written resolution of the Board, in accordance with the following rules:
               (i) for Common Stock or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the closing prices of such security on such Exchange over a ten (10) consecutive trading day period, ending on the trading day immediately prior to the date of determination;
               (ii) for any security that is not so traded or quoted, the Fair Market Value shall be determined: (x) mutually by the Board and the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock, or (y) by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and the holders representing a majority of the then-outstanding shares of Series C Preferred Stock; or

               (iii) for any other property, the Fair Market Value shall be determined by the Board in good faith assuming a willing buyer and a willing seller in an arms’-length transaction; provided that if holders representing a majority of the then-outstanding shares of Series C Preferred Stock object to a determination of the Board made pursuant to this clause (iii), the Fair Market Value of such property shall be as determined by nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and such holders.
          (x) “Fundamental Change” means the occurrence of any of the following:
               (i) any merger, consolidation, stock or asset purchase, recapitalization or other business combination transaction (or series of related transactions) as a result of which the shares of capital stock of the Company entitled to vote generally in the election of directors and the Series B Preferred Stock and the Series C Preferred Stock (treated on an as-converted basis) immediately prior to such transaction (or series of related transactions) are converted into and/or continue to represent (on an as-converted basis in the case of the Series B Preferred Stock and Series C Preferred Stock), in the aggregate, less than 50% of the total voting power of all shares of capital stock that are entitled to vote generally in the election of directors of the entity surviving or resulting from such transaction (or ultimate parent thereof);
               (ii) any person or group, together with any Affiliates thereof (other than any Investor Stockholder, as defined in the Stockholders Agreement, or any of their respective Affiliates), has, directly or indirectly, become the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the Company that are entitled to vote generally in the election of directors;
               (iii) the sale, transfer or disposition, including but not limited to any spin-off or in-kind distribution (a “Divestiture”), by the Company or by one or more of its subsidiaries of all or substantially all of the assets, business or securities of the Company (on a consolidated basis) to any person or group (other than the Company or its wholly-owned subsidiaries); provided that a Fundamental Change shall not include a spin-off or similar in-kind distribution to the stockholders of the Company in which the holders of Series B Preferred Stock and Series C Preferred Stock are entitled to such distribution as Dividends without other adjustment to the Conversion Price if the rights of the holders of Series B Preferred Stock and Series C Preferred Stock pursuant to the Certificate of Designation and the Stockholders Agreement are preserved after giving effect to such spin-off or in-kind distribution.
          (y) “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.
          (z) “hereof”; “herein” and “hereunder” and words of similar import refer to these resolutions as a whole and not merely to any particular clause, provision, section or subsection.

          (aa) “Investor Stockholder” shall have the meaning ascribed thereto in the Stockholders’ Agreement.
          (bb) “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock (or Reference Property, to the extent applicable) of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq National Market or otherwise) in the Common Stock (or Reference Property, to the extent applicable) or in any options, contracts or future contracts relating to the Common Stock (or Reference Property, to the extent applicable), and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
          (cc) “Nasdaq” means The NASDAQ Stock Market.
          (dd) “Offering” shall have the meanings ascribed thereto in the Stockholders’ Agreement.
          (ee) “Original Issuance Date” means the date on which the first share of Series C Preferred Stock was issued.
          (ff) “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.
          (gg) “Permitted Transferee” shall have the meaning set forth in the Stockholders’ Agreement.
          (hh) “Right to Vote” means the right to direct the voting of the Series C Preferred Stock with respect to any matter for which the Series C Preferred Stock is entitled to vote.
          (ii) “Rights” shall have the meaning given thereto in the Company Rights Plan (or the comparable right under any successor or substitute shareholder rights plan).
          (jj) “Rights Plan Triggering Event” shall have the meaning given thereto in the Company Rights Plan (or its comparable term/provision under any successor or substitute shareholder rights plan).
          (kk) “Rights Triggering Date” means the date on which a Triggering Event occurs.
          (ll) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (mm) “Securities Purchase Agreement” means that certain Securities Purchase Agreement dated December 22, 2008 between the Company and Elevation.
          (nn) “Shared Beneficial Ownership” means Beneficial Ownership in which (a) voting power is shared with another Person, except in the case of the Investor Stockholders and their Permitted Transferees, to the extent that such shared voting power is shared only with another Investor Stockholder or Permitted Transferee and/or (b) the Investor Stockholders and/or their Permitted Transferees have effected a Transfer to a Person other than a Permitted Transferee, provided that any contractual encumbrance resulting from a bona fide incurrence of indebtedness for money borrowed (including an obligation to repay such indebtedness with the proceeds of any Transfer of, or dividend or distribution on, any shares of Series C Preferred Stock or Conversion Shares) not incurred in violation of Section 3.1 of the Stockholders’ Agreement shall not be deemed to be a Transfer, loss or reduction in the Beneficial Ownership associated with such shares of Series C Preferred Stock.
          (oo) “Share Ownership Reduction Cure Period” means the period commencing on the date the Company provides the Company Notice (as defined in the Stockholders’ Agreement) and ending on the date 60 days thereafter.
          (pp) “Stockholders’ Agreement” means the Amended and Restated Stockholders Agreement, dated the Original Issuance Date, by and among the Company and the Investor Stockholders, as it may be amended from time to time in accordance with the terms thereof.
          (qq) “Survivor of Fundamental Change” means the issuer of the securities received by the holders of Common Stock (or Reference Property, to the extent applicable) (in their capacities as such) upon the consummation of a Fundamental Change, to the extent the holders of Common Stock (or Reference Property, to the extent applicable) receive other securities in exchange, conversion or substitution of their Common Stock (or Reference Property, to the extent applicable) in the transaction that resulted in such Fundamental Change.
          (rr) “Total Current Voting Power” shall have the meaning set forth in the Stockholders’ Agreement.
          (ss) “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) Nasdaq or, if the Common Stock (or Reference Property, to the extent applicable) is not listed on Nasdaq, the principal national securities exchange on which the Common Stock (or Reference Property, to the extent applicable) is listed, is open for trading or, if the Common Stock (or Reference Property, to the extent applicable) is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
          (tt) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge (other than a bona fide pledge not in violation of Section 3.1(b) of the Stockholders’ Agreement (but not a

foreclosure thereon)), encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge (other than a bona fide pledge not in violation of Section 3.1(b) of the Stockholders’ Agreement (but not a foreclosure thereon)), encumbrance, hypothecation or similar disposition of, any shares of Series C Preferred Stock or Conversion Shares beneficially owned by a person or any interest (including any Economic Rights or Voting Rights or creation of Shared Beneficial Ownership) in any shares of Series C Preferred Stock or Conversion Shares beneficially owned by a Person.
          (uu) “Uncured Share Ownership Reduction” means a decrease, for any reason, in the Elevation Beneficial Ownership Percentage that results in a reduction in the number of Directors that constitutes the Board Representation Entitlement; provided, however that if, during an applicable Share Ownership Reduction Cure Period, the Elevation Beneficial Ownership Percentage (as determined pursuant to the definition thereof in SECTION 8(q), including the last sentence thereof) is increased to, and maintained at, the minimum Elevation Beneficial Ownership Percentage necessary to avoid a reduction in the number of Directors that constitutes the Board Representation Entitlement as of immediately prior to such decrease, then such decrease in the Elevation Beneficial Ownership Percentage shall not be an Uncured Share Ownership Reduction (it being understood that any subsequent decrease in Elevation Beneficial Ownership Percentage that results in a reduction in the number of Directors that constitutes the Board Representation Director Entitlement may again qualify as an Uncured Share Ownership Reduction).
          (vv) “Voting Rights” shall mean the power to vote or direct the voting of any security (subject to any bona fide pledge, but not foreclosure thereon).
     SECTION 9. Miscellaneous. For purposes of these resolutions, the following provisions shall apply:
          (a) Status of Cancelled Shares. Shares of Series C Preferred Stock which have been converted, redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to SECTION 4, designated as part of a particular Series by the Board.
          (b) Severability. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          (c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
[Rest of page intentionally left blank.]

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be executed by a duly authorized officer of the Company as of December 22, 2008.

PALM, INC.

By:
Name:
Title:

EXHIBIT B
PALM, INC.
WARRANT FOR THE PURCHASE OF SHARES OF
COMMON STOCK OF PALM, INC.

No. [•]	Warrant to Purchase [•] Shares
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO.
     FOR VALUE RECEIVED, Palm, Inc., a Delaware corporation (the “Company”), hereby certifies that Elevation Partners, L.P., its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, up to an aggregate of [•] fully paid and non-assessable shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), at a purchase price per share of Common Stock equal to the Exercise Price (as hereinafter defined). The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth, and all references to “Common Stock”, “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.
     1. Definitions. (a) The following terms, as used herein, have the following meanings:
     “Affiliate” shall have the meaning ascribed to such term in the Amended and Restated Stockholders’ Agreement.
     “Amended and Restated Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, dated as of [•], by and among the Company and the Investor Stockholders (as defined therein) party thereto, as amended, modified or supplemented from time to time.
     “Board” means the Board of Directors of the Company.
     “Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or New York or is a day on which banking institutions located in the States of California or New York are authorized or required by law or other governmental action to close.

     “Current Market Price Per Common Share” as of any date means the average of the Daily Prices per share of Common Stock for the five (5) consecutive trading days immediately prior to such date.
     “Daily Price” means (i) if the shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. (“NYSE”) or the Nasdaq Stock Market, Inc. (“Nasdaq”), the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of Common Stock on NYSE or Nasdaq on such date, (ii) if the shares of Common Stock then are not listed and traded on NYSE or Nasdaq, the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of Common Stock on such date by the principal national securities exchange on which the shares are listed and traded or (iii) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last quoted bid price on such date for the shares of Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization. If on any determination date the shares of Common Stock are not quoted by any such organization or such bid price is not available, the Current Market Price Per Common Share shall be the fair market value of the shares of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained mutually agreed upon by the Company and the Holder.
     “Elevation” means Elevation Partners, L.P.
     “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
     “Exercise Price” means $3.25 per Warrant Share, as adjusted from time to time as provided herein.
     “Expiration Date” means October 24, 2014 at 5:00 p.m., New York City time, or if such day is not a Business Day, then on the next succeeding day that shall be a Business Day.
     “Fair Market Value” of Common Stock or any other security or property means the fair market value thereof as determined in good faith by the Board, which determination must be set forth in a written resolution of the Board, in accordance with the following rules: (i) for Common Stock or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the closing prices of such security on such Exchange over a ten (10) consecutive trading day period, ending on the trading day immediately prior to the date of determination; (ii) for any security that is not so traded or quoted, the Fair Market Value shall be determined: (x) mutually by the Board and the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock, or (y) by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and the holders representing a majority of the then-outstanding shares of Series C Preferred Stock; or (iii) for any other property, the Fair Market Value shall be determined by the Board in good faith assuming a willing buyer

2

and a willing seller in an arms’-length transaction; provided that if holders representing a majority of the then-outstanding shares of Series C Preferred Stock object to a determination of the Board made pursuant to this clause (iii), the Fair Market Value of such property shall be as determined by nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and such holders.
     “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock (or Reference Property, to the extent applicable) of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq or otherwise) in the Common Stock (or Reference Property, to the extent applicable) or in any options, contracts or future contracts relating to the Common Stock (or Reference Property, to the extent applicable), and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     “Original Issuance Date” shall mean [                                        ].1
     “Rights Plan Exercise Price” shall have the same meaning as “Exercise Price” set forth in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan.
     “Rights Plan Triggering Event” shall have the meaning given thereto in the Certificate of Designation relating to the Company’s Series C Preferred Stock.
     “Rights Triggering Date” means the date on which a Rights Plan Triggering Event occurs.
     “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of December 22, 2008, between the Holder and the Company.
     “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) Nasdaq or, if the Common Stock (or Reference Property, to the extent applicable) is not listed on Nasdaq, the principal national securities exchange on which the Common Stock (or Reference Property, to the extent applicable) is listed, is open for trading or, if the Common Stock (or Reference Property, to the extent applicable) is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
     “Warrant” means this Warrant, issued pursuant to the Securities Purchase Agreement.

[1]	Date of original issuance of Warrant.

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     “Warrant Shares” means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.
     (b) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Stockholders’ Agreement.
     2. Exercise of Warrant; Term.
     (a) Subject to paragraph 2(f), the Holder is entitled to exercise the right to purchase the Warrant Shares represented by this Warrant, in whole or in part, but not for less than 100,000 Warrant Shares (or such lesser number of Warrant Shares which may then constitute the maximum number purchasable pursuant to this Warrant), such number being subject to adjustment as provided in paragraph 10, at any time or from time to time after the 16th day following the original date of issuance, until the Expiration Date. To exercise this Warrant, the Holder shall deliver to the Company (i) an executed Warrant Exercise Notice substantially in the form annexed hereto and (ii) this Warrant. Upon such delivery and payment (the “Exercise Date”), the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise and shall have all of the rights associated with such Warrant Shares to which the Holder is entitled pursuant to this Warrant, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.
     (b) If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company within a reasonable time, and in any event not exceeding three (3) Business Days after the Exercise Date. The Company shall register the new Warrant in the name of the Holder or in such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder, and deliver the new Warrant to the Person or Persons entitled to receive the same.
     (c) Subject to paragraph 2(e), upon surrender of this Warrant and delivery of the Warrant Exercise Notice in conformity with the foregoing provisions, the Company shall transfer to the Holder appropriate evidence of ownership of any Warrant Shares and/or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the Holder or such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph 5 below, within a reasonable time, not to exceed three (3) Business Days after the Exercise Date.

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     (d) Upon exercise of the Warrant pursuant to paragraph 2(a), the Holder shall be entitled to receive Warrant Shares equal to the value (as determined below) of the Warrant (or the portion thereof being exercised) by surrender of this Warrant and delivery of the Warrant Exercise Notice, in which event the Company will promptly issue to the Holder a number of Warrant Shares computed using the following equation:
     X = (A - B) x C
                    A
     where:

X	=	the number of Warrant Shares issuable to the Holder upon exercise pursuant to this paragraph 2(d).

A	=	the Current Market Price Per Common Share (as of the Exercise Date).

B	=	the Exercise Price (as of the Exercise Date).

C	=	the number of Warrant Shares issuable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of the Warrant being exercised (as of the Exercise Date).
     If the foregoing calculation results in zero or a negative number, then no Warrant Shares shall be issued upon exercise pursuant to this paragraph 2(d).
     (e) The Company may at any time in its sole discretion deliver a written notice (a “Cash Settlement Notice”) to the Holder setting forth its intention to exercise its right to pay the Holder in cash in lieu of delivery of any shares of Common Stock upon any exercise of this Warrant as contemplated by this paragraph 2(e). The Cash Settlement Notice shall specify the date from which it shall be effective, which shall be no earlier than thirty (30) Business Days after delivery. The Cash Settlement Notice will be effective until such time as the Company amends such Cash Settlement Notice with a superseding Cash Settlement Notice or revokes such Cash Settlement Notice by delivery of a written notice of revocation delivered to the Holder (a “Revocation Notice”). A Cash Settlement Notice may be amended or revoked by the Company at any time, and following delivery of a Revocation Notice, the Company may deliver a new Cash Settlement Notice pursuant to this paragraph 2(e). In the event that the Company has delivered a Cash Settlement Notice pursuant to the requirements of this paragraph 2(e) which is effective at the time this Warrant is being exercised pursuant to paragraph 2(a), in lieu of delivery of any shares of Common Stock upon such exercise, the Company will pay to the Holder an amount in cash equal to the result obtained by multiplying (a) the number of shares of Common Stock issuable upon exercise pursuant to paragraph 2(d), by (b) the Current Market Price Per Common Share at the date of such exercise.

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     (f) No Holder will be permitted to exercise the right to purchase Warrant Shares represented by this Warrant to the extent that the Holder exercising such right (together with such Holder’s Affiliates) would immediately after giving effect to such exercise and after giving effect to any limitation on voting power set forth in the Series B Certificate of Designation and the Series C Certificate of Designation beneficially own outstanding equity voting securities of the Company representing more than 39.9% of the total number of votes which may be cast on a general matter of the Company at which all classes of equity voting securities of the Company are entitled to vote.
     3. Restrictive Legend. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant to the extent that and for so long as such legend is required pursuant to the Amended and Restated Stockholders’ Agreement or applicable securities laws.
     4. Reservation of Shares; Listing. The Company hereby agrees at all times to keep reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. The Company hereby represents that all such shares shall be duly authorized and, when issued upon such exercise pursuant to the terms of this Warrant, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than restrictions on transfer contemplated by paragraph 6 or those created by the Holder) and free and clear of all preemptive rights. The Company will use its reasonable best efforts to ensure that the Common Stock may be issued without violation of any law or regulation applicable to the Company or of any requirement of any securities exchange applicable to the Company on which the shares of Common Stock are listed or traded.
     5. No Fractional Warrant Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. In lieu of delivery of any such fractional Warrant Share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share at the date of such exercise.
     6. Transfer or Assignment of Warrant. Subject to compliance with the Amended and Restated Stockholders’ Agreement, the Holder shall be entitled, without obtaining the consent of the Company, to assign and transfer this Warrant or any rights hereunder, at any time in whole or from time to time in part, but not for less than 100,000 Warrant Shares (or such lesser number of Warrant Shares which may then constitute the maximum number purchasable pursuant to this Warrant), such number being subject to adjustment as provided in paragraph 10, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder’s entire interest is not being assigned, in

6

the name of the Holder and this Warrant shall promptly be canceled. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrants pursuant to this paragraph 6 shall be paid by the Company.
     7. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares (or other securities) to the Holder upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.
     8. Exchange and Registry of Warrant. The Company shall maintain a registry showing the name and address of the Holder as the registered holder of this Warrant, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry. This Warrant is exchangeable, upon the surrender hereof by the Holder to the Company, for a new Warrant or Warrants of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.
     9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon the receipt of a bond, indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and date and representing the right to purchase the same aggregate number of Warrant Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.
     10. Anti-dilution Provisions.
     (a) Adjustment for Change in Capital Stock.
     (i) If the Company shall, at any time or from time to time, while this Warrant is outstanding, issue a dividend or make a distribution on its Common Stock (or Reference Property, to the extent applicable) payable in shares of its Common Stock (or Reference Property, to the extent applicable) to all holders of its Common Stock (or Reference Property, to the extent applicable), then, at the opening of business on the Ex-Dividend Date for such dividend or distribution:
     (1) The Exercise Price will be adjusted by multiplying such Exercise Price by a fraction: (A) the numerator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and (B) the denominator of which shall be the sum of the number of shares of Common Stock (or Reference Property, to the extent

7

applicable) outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock (or Reference Property, to the extent applicable) constituting such dividend or other distribution; and
     (2) The number of Warrant Shares will be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(a)(i)(1) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.
If any dividend or distribution of the type described in this Section 10(a)(i) is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Exercise Price be increased or the number of Warrant Shares be decreased pursuant to this Section 10(a)(i).
     (ii) If the Company shall, at any time or from time to time while this Warrant is outstanding, subdivide or reclassify its outstanding shares of Common Stock (or Reference Property, to the extent applicable) into a greater number of shares of Common Stock (or Reference Property, to the extent applicable), then the Exercise Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Company shall, at any time or from time to time while this Warrant is outstanding, combine or reclassify its outstanding shares of Common Stock (or Reference Property, to the extent applicable) into a smaller number of shares of Common Stock (or Reference Property, to the extent applicable), then the Exercise Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective:
     (1) The Exercise Price shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately after giving effect to such subdivision, combination or reclassification; and

8

     (2) The number of Warrant Shares will be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(a)(ii)(1) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.
     (b) Cash Dividends and Distributions. If the Company shall, at any time or from time to time, while this Warrant is outstanding, issue a dividend or make a distribution on its Common Stock (or Reference Property, to the extent applicable) payable in cash, assets, rights or other property (other than shares of its Common Stock) to all holders of its Common Stock (or Reference Property, to the extent applicable), then, at the opening of business on the Ex-Dividend Date for such dividend or distribution:
     (i) The Exercise Price will be adjusted by multiplying such Exercise Price by a fraction: (A) the numerator of which shall be the Fair Market Value per share of Common Stock as of the last Trading Day preceding the such Ex-Dividend Date less the Fair Market Value of the cash, assets, rights or other property paid per share of Common Stock in such dividend or distribution; and (B) the denominator of which shall be the Fair Market Value per share of Common Stock as of the last Trading Day before the Ex-Dividend Date; and
     (ii) The number of Warrant Shares will be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(b)(i) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.
If any dividend or distribution of the type described in this Section 10(b) is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Exercise Price be increased or the number of Warrant Shares be decreased pursuant to this Section 10(b).
     (c) Adjustment for Rights Issued under Rights Plan. If at any time and from time to time while this Warrant is outstanding there shall occur a Rights Plan Triggering Event, then, effective immediately after the opening of business on the Rights Triggering Date:
     (i) The Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect at the opening of business on the Rights Triggering Date by a fraction: (i) the numerator of which shall be the sum of (A) the number of shares of

9

Common Stock (or Reference Property, to the extent applicable) outstanding on the close of business on the Business Day immediately preceding the Rights Triggering Date, plus (B) (x) the aggregate Rights Plan Exercise Price payable to the Company, assuming that all Rights then-outstanding that are capable of being exercised are immediately exercised following the Rights Plan Triggering Event, divided by (y) the Current Market Price Per Common Share as of the Rights Triggering Date; and (ii) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Rights Triggering Date, plus (B) the aggregate number of shares of Common Stock (or Reference Property, to the extent applicable) into which the Rights then-outstanding are exercisable for (immediately following such Rights Plan Triggering Event); and
     (ii) The number of Warrant Shares will be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(c)(i) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.
To the extent that shares of Common Stock (or Reference Property, to the extent applicable) are not delivered pursuant to such Rights prior to the expiration or termination of any Rights (other than as a result of the repurchase of those Rights by the Company), upon expiration or termination of such Rights (“Expired Rights”) the Exercise Price and number of Warrant Shares issuable under this Warrant shall be readjusted to the Exercise Price and number of Warrant Shares issuable that would then be in effect had the adjustments made upon the occurrence of a Rights Plan Triggering Event been made without taking into account such Expired Rights. Except as set forth in this paragraph, in no event shall the Exercise Price be increased or the number of Warrants Shares issuable be decreased pursuant to this Section 10(c). Notwithstanding the foregoing, the Exercise Price and number of Warrant Shares as adjusted pursuant to this Section 10(c) shall not apply to any Warrants Beneficially Owned by a Person who is an Acquiring Person, and, with respect to such shares, the Exercise Price and number of Warrant Shares shall be the Exercise Price and number of Warrant Shares in effect immediately prior to the Rights Triggering Date.
     (d) Adjustment for Certain Tender Offers or Exchange Offers. In case the Company or any of its subsidiaries shall, at any time or from time to time, while this Warrant is outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Company or any subsidiary for all or any portion of the Common Stock (or Reference Property, to the extent applicable), where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value as of the Expiration Date (as defined below), of

10

such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock (or Reference Property, to the extent applicable) validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock (or Reference Property, to the extent applicable), the “Purchased Shares”) exceeds the Daily Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date:
     (i) The Exercise Price shall be decreased so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction: (i) the numerator of which shall be equal to the product of (A) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Daily Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the Expiration Date; and (ii) the denominator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) an amount equal to (x) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (y) the Purchased Shares and (II) the Daily Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the Expiration Date; and
     (ii) The number of Warrant Shares issuable upon exercise of this Warrant will be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(d)(i) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.
In the event that the Company or a subsidiary is obligated to purchase shares of Common Stock (and Reference Property, to the extent applicable) pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price and number of Warrant Shares issuable shall again be adjusted to be the Exercise Price and number of Warrant Shares issuable which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence,

11

if the application of this Section 10(d) to any tender offer or exchange offer would result in an increase in the Exercise Price or reduction in the number of Warrant Shares issuable, no adjustment shall be made for such tender offer or exchange offer under this Section 10(d).
     (e) Adjustments for Issuances of Additional Shares of Common Stock.
     (i) Definitions. For purposes of this Section 10(e), the following definitions apply:
     (1) “Convertible Securities” means any debt or other evidences of indebtedness, capital stock, rights, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock (including Reference Property, if applicable).
     (2) “Additional Shares of Common Stock” means any shares of Common Stock issued (whether from the Company’s treasury or authorized and unissued shares of capital stock) or, as provided in Section 10(e)(ii) below, deemed to be issued by the Company after the Original Issuance Date; provided that, notwithstanding anything to the contrary contained herein, Additional Shares of Common Stock shall not include issuances of Common Stock (including any deemed issuance pursuant to Section 10(e)(ii)) which are (x) pursuant to employee benefit plans and compensation related arrangements approved by the board of directors of the Company (including any duly authorized committee or delegee thereof) or (y) to Elevation or any of its Affiliates pursuant to the exercise of their respective preemptive rights.
     (3) “Measurement Date” means, with respect to a transaction, the public announcement of such transaction (or, if no such public announcement is made, the date of issuance).
     (ii) Deemed Issuances of Additional Shares of Common Stock. The maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of Convertible Securities will be deemed to be Additional Shares of Common Stock issued as of the time of the issuance of such Convertible Securities; provided, however, that:
     (1) No adjustment in the Exercise Price will be made upon the subsequent issuance of shares of Common Stock upon the exercise, conversion or exchange of such Convertible Securities;

12

     (2) To the extent that Additional Shares of Common Stock are not issued pursuant to any such Convertible Security upon the expiration or termination of an unissued, unexercised, unconverted or unexchanged Convertible Security, the Exercise Price will be readjusted to the Exercise Price that would have been in effect had such Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and
     (3) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Convertible Security, excluding a change resulting from any transaction giving rise to an adjustment pursuant to Section 10(a)(ii), but including periodic or scheduled accretions or adjustments to a Convertible Security, interest and dividends paid in kind, repricings of the exercise or conversion price of such Convertible Securities or otherwise, the Exercise Price then in effect will be readjusted to the Exercise Price that would have been in effect if, on the date of issuance, such Convertible Security were exercisable, convertible or exchangeable for such changed number of shares of Common Stock.
     (iii) Determination of Consideration. The Fair Market Value of the consideration received by the Company for the issue of any Additional Shares of Common Stock will be computed as follows:
     (1) Cash and Property. Aggregate consideration consisting of cash and other property will: (x) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends; (y) insofar as it consists of property other than cash, be computed at the Fair Market Value thereof on the Measurement Date; and (3) insofar as it consists of both cash and other property, be the proportion of such consideration so received.
     (2) Convertible Securities. The aggregate consideration per share received by the Company for Convertible Securities will be determined by dividing: (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the full and complete exercise, conversion or

13

exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the full and complete exercise, conversion or exchange of such Convertible Securities.
     (iv) In the event the Company shall, at any time and from time to time while any of the Warrants is outstanding, issue or sell Additional Shares of Common Stock (or Reference Property, to the extent applicable) for a consideration per share, as determined by such consideration’s Fair Market Value in accordance with Section 10(e)(iii), less than the Exercise Price in effect immediately prior to such issuance (a “Below Exercise Price Issuance”), then, effective immediately upon the date of such Below Exercise Price Issuance:
     (1) The Exercise Price in effect immediately after such Below Exercise Price Issuance shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such Below Exercise Price Issuance by a fraction: (1) the numerator of which shall be the sum of (a) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately prior to such Below Exercise Price Issuance (on a fully diluted basis based on the treasury method) (such number of shares of Common Stock, the “Number of Fully Diluted Shares of Common Stock”); plus (b) (x) the Fair Market Value of the aggregate consideration received by the Company in respect of such Below Exercise Price Issuance, divided by (y) the Exercise Price in effect immediately prior to such Below Exercise Price Issuance, and (2) the denominator of which shall be the sum of (a) the Number of Fully Diluted Shares of Common Stock, plus (b) the number of such Additional Shares of Common Stock issued in such Below Exercise Price Issuance; and
     (2) The number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(e)(iv)(1) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.
     (v) Notwithstanding the foregoing, in no event shall any adjustment pursuant to this Section 10(e) cause the Conversion Price to be

14

less than $2.49002 (the “Floor Price”) or the number of Warrant Shares issuable to be greater than the number of Warrant Shares issuable at such Conversion Price, provided that such Floor Price and corresponding number of Warrant Shares issuable shall be adjusted in the same manner as the Conversion Price and number of Warrant Shares issuable to reflect any adjustments made in accordance with this Section 10 (other than adjustments pursuant to this Section 10(e)).
     (f) Disposition Event. If any of the following events (any such event, a “Disposition Event”) occurs: (i) any reclassification or exchange of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (ii) any merger, consolidation or other combination to which the Company is a constituent party, in each case, as a result of which the holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock, the Company or the surviving entity of the merger, consolidation or other combination shall provide that this Warrant be exercised following the effective date of any Disposition Event, shall be calculated based on the kind and amount of cash, securities or other property (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the number of Warrant Shares issuable under this Warrant immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock. The Company may not cause, or agree to cause, a Disposition Event to occur, unless the issuer of any securities or other property for which this Warrant becomes exercisable agrees, for the express benefit of the holders of record of this Warrant (including making them beneficiaries of such agreement), to issue such securities or property. The provisions of this Section 10(f) shall similarly apply to successive Disposition Events. If this Section 10(e) applies to any event or occurrence, neither Section 10(a) nor Section 10(d) shall apply; provided, however, that this Section 10(f) shall not apply to any stock split or combination to which Section 10(a) is applicable. To the extent that equity securities of a company are received by the holders of Common Stock of the Company in connection with a Disposition Event, the portion of this Warrant which will be exercisable for such equity securities will continue to be subject to the anti-dilution adjustments set forth in this Section 10.

[2]	Closing market price prior to signing.

15

     (g) Minimum Adjustment. Notwithstanding the foregoing, the Exercise Price will not be reduced (and the corresponding increase to the number of Warrant Shares will not occur) if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect to the Exercise Price (and increase with respect to the number of Warrant Shares) will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.
     (h) Limitation on Adjustment; When No Adjustment Required.
     (i) No adjustment need be made for the issuance of Common Stock (and Reference Property, to the extent applicable) or any securities convertible into or exchangeable for Common Stock (and Reference Property, to the extent applicable) or carrying the right to purchase Common Stock (and Reference Property, to the extent applicable) or any such security except to the extent explicitly required herein.
     (ii) No adjustment need be made for rights to purchase Common Stock (or Reference Property, to the extent applicable) pursuant to a Company plan for reinvestment of dividends or interest.
     (iii) No adjustment need be made for a change in the par value or no par value of the Common Stock (or Reference Property, to the extent applicable).
     (iv) To the extent this Warrant becomes exercisable pursuant to Section 10 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.
     (i) Rules of Calculation; Treasury Stock. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as otherwise explicitly provided herein, the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock (or Reference Property, to the extent applicable), not including shares held in the treasury of the Company. The Company shall not pay any dividend on or make any distribution to shares of Common Stock (or Reference Property, to the extent applicable) held in treasury.
     (j) Waiver. Notwithstanding the foregoing, the Exercise Price will not be reduced and number of Warrant Shares issuable will not be increased if the Company receives, prior to the effective time of the adjustment to the Exercise Price and number of Warrant Shares issuable, written notice from the Holder that no adjustment is to be made as the result of a particular issuance of Common Stock (or Reference Property, to the extent applicable) or other dividend or other distribution on shares of Common Stock. This waiver will be limited in scope

16

and will not be valid for any issuance of Common Stock (or Reference Property, to the extent applicable) or other dividend or other distribution on shares of Common Stock (or Reference Property, to the extent applicable) not specifically provided for in such notice.
     (k) Tax Adjustment. Anything in this Section 10 notwithstanding, the Company shall be entitled to make such downward adjustments in the Exercise Price (and corresponding increases in the number of Warrant Shares issuable), in addition to those required by this Section 10, as the Board in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a dividend or stock split will not be taxable to the holders of Common Stock (or Reference Property, to the extent applicable).
     (l) Par Value. Anything in this Section 10 notwithstanding, no adjustment to the Exercise Price shall reduce the Exercise Price below the then par value per share of Common Stock (or Reference Property, to the extent applicable), and any such purported adjustment shall instead reduce the Exercise Price to such par value.
     (m) No Duplication. If any action would require adjustment of the Exercise Price and the number of Warrant Shares pursuant to more than one of the provisions described in this Section 10 in a manner such that such adjustments are duplicative, only one adjustment shall be made.
     (n) Notice of Record Date. In the event of:
     (i) any stock split or combination of the outstanding shares of Common Stock (or Reference Property, to the extent applicable);
     (ii) any declaration or making of a dividend or other distribution to holders of Common Stock (or Reference Property, to the extent applicable) in Additional Shares of Common Stock, any other capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness);
     (iii) any reclassification or change to which Section 10(a)(ii) applies;
     (iv) the dissolution, liquidation or winding up of the Company; or
     (v) any Disposition Event;
then the Company shall file with its corporate records and mail to the holders of the Warrants at their last addresses as shown on the records of the Company, at least 10 days

17

prior to the record date specified in (A) below or 10 days prior to the date specified in (B) below, a notice stating:
     (A) the record date of such stock split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock (or Reference Property, to the extent applicable) of record to be entitled to such stock split, combination, dividend or other distribution are to be determined, or
     (B) the date on which such reclassification, change, liquidation, dissolution, winding up or Disposition Event is estimated to become effective, and the date as of which it is expected that holders of Common Stock (or Reference Property, to the extent applicable) of record will be entitled to exchange their shares of Common Stock (or Reference Property, to the extent applicable) for the capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change.
Disclosures made by the Company in any filings required to be made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this Section 10(m).
     (o) Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price and the number of Warrant Shares pursuant to this Section 10, the Company at its expense shall promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Warrants a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Warrants, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Exercise Price then in effect, and (iii) the number of shares of Common Stock (or Reference Property, to the extent applicable) and the amount, if any, of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the exercise of the Warrant.
     11. Notices. Any notice, demand or delivery authorized by this Warrant shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

18

     If to the Company, to it at the following address:
Palm, Inc.
950 West Maude Avenue
Sunnyvale, California 94085
Facsimile No.: (408) 617-0139
Attention: General Counsel
     with a copy to (which shall not constitute notice):
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94025
Facsimile: (650) 752-2112
Attention:     William M. Kelly
                       Sarah K. Solum
     If to the Holder:
Elevation Partners, L.P.
70 East 55th Street, 12 Floor
New York, New York 10022
Facsimile No.: (212) 317-6556
Attention: Bret Pearlman
     with copies (which shall not constitute notice) to:
Elevation Partners
2800 Sand Hill Road, Suite 160
Menlo Park, California 94025
Facsimile No.: (650) 687-6710
Attention: Tracy Hogan
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, California 94304
Facsimile No.: (650) 251-5002
Attention:      Richard Capelouto, Esq.
                      Kirsten Jensen, Esq.
     Each such notice, demand or delivery shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, demand or delivery shall be deemed not to have been received until the next succeeding Business Day.
     12. Rights of the Holder; Transfer Books. Prior to any exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the

19

Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of Stockholders or any notice of any proceedings of the Company except as may be specifically provided for herein. The Company will at no time close its stock transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.
     13. GOVERNING LAW. THIS WARRANT AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.
     14. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.
     15. Amendments; Waivers. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     16. Entire Agreement. This Warrant and the forms attached hereto, the Securities Purchase Agreement and the Amended and Restated Stockholders’ Agreement (and the other documents referenced therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangement or undertakings with respect thereto.
[Remainder of Page Intentionally Left Blank]

20

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of [•].

PALM, INC.

By:
Name:
Title:
Acknowledged and Agreed:

ELEVATION PARTNERS, L.P.

By:	Elevation Associates, L.P., as general partner

By:	Elevation Associates, LLC, as general partner

By:
Name:
Title:

WARRANT EXERCISE NOTICE FORM
To: Palm, Inc.
     The undersigned irrevocably exercises the Warrant for the purchase of                      shares (the “Warrant Shares”) of Common Stock, par value $0.001 per share, of Palm, Inc. (the “Company”) at $                     per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $                     (such payment being made as specified below), all on the terms and conditions specified within the Warrant, surrenders the Warrant and all right, title and interest therein to the Company and directs that the Warrant Shares and replacement Warrant, if applicable, deliverable upon the exercise of this Warrant or portion of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.
Date:

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)

Payment:	☐	$ wire transfer

	☐	$ check

	☐	Reduction in number of Warrant Shares that would otherwise be issued upon exercise pursuant to paragraph 2(d) of the Warrant
Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant to be issued to:
Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

WARRANT ASSIGNMENT FORM
Dated                     , _____
     FOR VALUE RECEIVED,                                                                                                                                                            hereby sells, assigns and transfers unto                                                                                                                                                              (the “Assignee”),
(please type or print in block letters)

(insert address)
its right to purchase up to [                    ] shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Signature:

EXHIBIT C
PALM, INC.
AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
Dated as of [___]

-i-

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered as of [___], among Palm, Inc. a Delaware corporation (together with any other issuer of Registrable Securities, the “Company”), Elevation Partners, L.P., a Delaware limited partnership (“Elevation”), and Elevation Employee Side Fund, LLC, a Delaware limited liability company (together with Elevation and their respective Permitted Transferees, the “Investor Stockholders”).
RECITALS
     WHEREAS, the Company and Elevation entered into a Preferred Stock Purchase Agreement and Agreement and Plan of Merger, dated as of June 1, 2007, pursuant to which the Investor Stockholders purchased an aggregate of 325,000 shares (the “Series B Purchased Shares”) of the Company’s Series B Preferred Stock (as defined below) for an aggregate purchase price of $325 million on October 24, 2007;
     WHEREAS, in connection with the sale and issuance of the Series B Preferred Stock, the Company and the Investor Stockholders entered into a Registration Rights Agreement (the “Original Agreement”) dated as of October 24, 2007, whereby the Company granted Investor Stockholders certain registration rights with respect to the Series B Conversion Shares (as defined below);
     WHEREAS, the Company and Elevation have entered into a Securities Purchase Agreement, dated as of December 22, 2008 (as amended from time to time in accordance with the provisions thereof, the “Securities Purchase Agreement”), pursuant to which the Investor Stockholders have agreed, on the terms and subject to the conditions set forth in such Securities Purchase Agreement, to purchase an aggregate of 100,000 shares (the “Series C Purchased Shares,” and together with the Series B Purchased Shares, the “Purchased Shares”) of the Company’s Series C Preferred Stock (as defined below) and Warrants (as defined below) exercisable for 7,000,000 Warrant Shares (as defined below) for an aggregate purchase price of $100 million in accordance with the terms of the Securities Purchase Agreement; and
     WHEREAS, the parties hereto desire to enter into this Agreement in order to (i) amend and restate the Original Agreement in its entirety as set forth herein and (ii) enter into certain arrangements relating to the Company, the Purchased Shares, the Conversion Shares (as defined below) and the Warrants.
     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Defined Terms.  Certain terms used herein shall have the meanings given to them in Exhibit A.
     SECTION 1.2. Other Capitalized Terms.  Capitalized terms used but not defined herein or in Exhibit A shall have the meanings given to them in the Securities Purchase Agreement.
     SECTION 1.3. Effectiveness of this Agreement.  This Agreement amends and restates certain provisions of the Original Agreement and restates the terms of the Original Agreement in their entirety.  All amendments to the Original Agreement effected by this Agreement, and all other covenants, agreements, terms and provisions of this Agreement shall have effect as of the Closing unless expressly stated otherwise. Notwithstanding any other provision to the contrary in this Agreement, this Agreement shall not take effect until the Closing, and in the event the Securities Purchase Agreement is terminated, this Agreement shall be void ab initio and the Original Agreement shall remain in full force and effect.
ARTICLE II
REGISTRATION RIGHTS
     SECTION 2.1. Piggyback Registrations.  If the Company proposes to register Equity Securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes, and other than demand registrations pursuant to Section 2.2) involving the offering of such Equity Securities at any time on or after the last day of the Restricted Period (the “Restricted Period Termination Date”), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities of the same class of such Equity Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written or telephonic notice (a “Piggyback Offering Notice”) to the Holders of: its intention to do so, the form on which the Company expects to effect such registration (e.g. Form S-1, Form S-3, Form S-3ASR), the anticipated filing date with the SEC of such registration statement, the anticipated date that the registration statement will be declared or otherwise become effective, whether the offering is to be underwritten, in the case of Form S-3 or Form S-3ASR, the anticipated date and time that the offering will be made. The registration rights provided for in this Section 2.1 are in addition to, and not in lieu of, registrations made upon the demand of any Holder in accordance with Section 2.2.
          (a) Form S-1. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-1, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten (10) days after the receipt of any such notice but in no event later than two (2) Business Days prior to the date the Form S-1 is filed with the SEC, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.
          (b) Form S-3. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten (10) days after the receipt of any such notice but in no event later than two (2) Business Days prior to the effectiveness of the registration statement as indicated in such notice, notifying the Company whether any Holders intend to include within the Form S-3 or any Prospectus included therein Registrable Securities, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.
          (c) Form S-3ASR. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3ASR, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten (10) days after the receipt of any such notice but in no event later than two (2) Business Days (six (6) business hours in the case that the Company’s notice specifies that the offering is expected to occur within one (1) Business Day following the date of the notice, or one (1) Business Day in the case that the Company’s notice specifies that the offering is expected to occur within two (2) Business Days) prior the date and time of the offering as specified in the Company’s notice, notifying the Company whether any Holders intend to include within such Form S-3ASR or any Prospectus included therein Registrable Securities, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.
          (d) Right to Withdraw. If a registration pursuant to this Section 2.1 involves an underwritten offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any part of such Holder’s Registrable Securities in connection with such registration.
          (e) Conversion into Registrable Securities. Nothing in this Section 2.1 shall limit the right of any Holder to request the registration of the Registrable Securities issuable upon (i) conversion of the Series B Preferred Stock or the Series C Preferred Stock by such Holder (subject to such conversion occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration) or (ii) exercise of the Warrants by such Holder (subject to such exercise occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration), notwithstanding the fact that at the time of the request such Holder holds Series B Preferred Stock, Series C Preferred Stock or Warrants, as the case may be, and not Registrable Securities.

     SECTION 2.2. Demand Registration.
          (a) General.
               (i) Subject to the provisions of this Section 2.2(a), upon the written request (a “Demand Notice”) of holders holding at least 40% of the aggregate Registrable Securities then held by the Holders (collectively the “Demand Party”) (assuming conversion of all outstanding shares of Series B Preferred Stock and Series C Preferred Stock into Conversion Shares and exercise of all outstanding Warrants into Warrant Shares (as defined below)) requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party’s Registrable Securities, which Registrable Securities will be offered for sale on or after the Restricted Period Termination Date, and specifying the amount and intended method of disposition thereof, including pursuant to a shelf registration statement utilizing Rule 415 of the Securities Act (or its successor provision) (a “Shelf Registration”), thereupon the Company will promptly give written notice of such requested registration to each of the other Holders and thereupon will, as expeditiously as reasonably practicable (and in any event no later than 45 days after the date of the Demand Notice in the case of a Demand Notice dated on or after the Restricted Period Termination Date), file and use its reasonable best efforts to cause to be declared effective under the Securities Act a registration statement to effect the registration under the Securities Act of the following, provided that, notwithstanding the foregoing: (x) to the extent a Demand Notice is delivered not less than 45 days prior to the Restricted Period Termination Date requesting a Shelf Registration, the Company shall use its reasonable best efforts to cause such registration statement to become effective no later than the Restricted Period Termination Date, and (y) under no circumstances under this Section 2.2(a) (including the foregoing clause (x)) shall the Company be required to file any registration statement prior to the date that is 45 days prior to the Restricted Period Termination Date:
               (1) such Registrable Securities which the Company has been so requested to register by the Demand Party under the Demand Notice; and
               (2) the Registrable Securities of Holders which the Company has been requested to register by written request to the Company by the Holders within ten (10) days after the giving of such written notice by the Company to the Holders (which request shall specify the amount and intended method of disposition of such securities).
all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities and such other securities so to be registered.
               (ii) Nothing in this Section 2.2 shall limit the right of any Holder to request the registration of the Registrable Securities issuable upon (i) conversion of the Series B Preferred Stock or the Series C Preferred Stock by such Holder (subject to such conversion occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration) or (ii) exercise of the Warrants by such Holder (subject to such exercise occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration), notwithstanding the fact that at the time of the request such Holder holds Series B Preferred Stock, Series C Preferred Stock or Warrants, as the case may be, and not Registrable Securities.

          (b) Shelf Take-Downs. Any of the Holders whose Registrable Securities have been registered pursuant to a Shelf Registration may initiate an offering or sale of Registrable Securities pursuant to such Shelf Registration (each, a “Shelf Take-Down”) and, except as set forth in this Section 2.2(b) with respect to Marketed Underwritten Offerings (as defined below in Section 2.4(q)), such Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with such Shelf Take-Down. If the initiating Holders so elect by written request to the Company, a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration for such purpose as soon as practicable. Only the Demand Party shall have the right to initiate an Underwritten Shelf Take-Down that is a Marketed Underwritten Offering, and any such Underwritten Shelf Take-Down that is a Marketed Underwritten Offering shall be deemed to be a registration pursuant to Section 2.2(a), and the Company shall provide notice to the other Holders of such registration in accordance with the provisions of Section 2.2(a).
          (c) Effective Registration Statement. A registration requested pursuant to this Section 2.2 will not be deemed to have been effected unless: (i) it has been declared effective by the SEC or has otherwise become effective under the Securities Act, or (ii) it has been filed with the SEC but abandoned or withdrawn at the request of the Demand Party prior to effectiveness, other than an abandonment or withdrawal requested because of: (A) the stock price of the Company’s Common Stock falling 15% or more since the delivery of a request for registration pursuant to this Section 2.2 (provided that such registration shall be deemed to have been effected, unless (x) the Holders participating in the registration reimburse the Company for Registration Expenses incurred or payable by the Company up until the receipt of notice of an abandonment or withdrawal pursuant to this clause (A) and for the withdrawal of the registration statement, and (y) a Demand Party has not previously requested abandonment or withdrawal of a registration pursuant to this clause (A) (it being understood that an abandonment or withdrawal pursuant to this clause (A) may be made only once)), (B) the delivery of a postponement notice pursuant to Section 2.3(b)(iv), (C) a material adverse change in the Company’s and its Subsidiaries’ prospects, business, operations, properties, assets, liabilities, financial condition or results of operations, taken as a whole, which became known to the Holders or the public after the delivery of a request for registration pursuant to this Section 2.2, or (D) the discovery of materially adverse, non-public information concerning the Company and its Subsidiaries, taken as a whole.
          (d) Selection of Underwriters. If a requested registration pursuant to this Section 2.2 involves an underwritten offering, the investment bankers, underwriters and managers for such registration shall be selected by the Holders of a majority of the Registrable Securities which the Company has been requested to register; provided, however, that such selection of investment bankers, underwriters and managers shall be subject to the reasonable approval by the Company.
          (e) Priority in Demand Registrations; Right to Abandon or Withdraw. If a requested registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Equity Securities (including Registrable Securities) to be included in such registration as contemplated by the Holders and the Company would be likely to exceed the largest number of Equity Securities that can be sold without having an adverse effect on the success of such offering, including any impact on the selling price or the number of Equity Securities that can be sold (the “Maximum Offering Size”), then the Company shall include in such registration (i) first, 100% of the Registrable Securities requested to be included in such registration by the Demand Party and other Holders of Registrable Securities who have requested that their Registrable Securities be included up to the Maximum Offering Size (such Registrable Securities allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Demand Party and the other Holders of Registrable Securities so requested to be included in such registration by each) and (ii) second, to the extent the managing underwriter believes additional securities can be sold in the offering without exceeding the Maximum Offering Size, the securities the Company proposes to sell up to the number of securities that, in the opinion of such managing underwriter, can be sold without exceeding the Maximum Offering Size. Notwithstanding the foregoing, if the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to this Section 2.2 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Demand Party or that all of the Registrable Securities requested to be included in a registration by a Demand Party pursuant to this Section 2.2 cannot be sold in the manner requested, then the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; it being understood that in the event the Demand Party exercises its right set forth in this sentence, the Company shall remain liable for any Registration Expenses pursuant to Section 2.6 and that the abandonment or withdrawal of the registration statement shall nevertheless constitute a registration for purposes of Section 2.3(b)(i) unless the Demand Party elects to pay (or reimburse the Company for) such Registration Expenses, in which case such registration statement shall not constitute a registration for purposes of Section 2.3(b)(i).
          (f) Notification of Sales. Prior to the sale of any Registrable Securities pursuant to a Shelf Registration, the Holders shall give reasonable prior written notice of such sale to the Company under the particular circumstances, but in any event at least two (2) Business Days prior notice, which notice may contemplate possible sales by the Holder over a period of time not to exceed one (1) week but need not specify the number of Registrable Securities to be sold, the method of distribution or proposed purchaser or underwriter. Delivery of such notice shall not obligate the Holders to consummate such sale. Any underwritten sale pursuant to a Shelf Registration pursuant to this Section 2.2 must be for a number of Registrable Securities which, based on the good faith determination of the Holders, will result in gross proceeds of at least $50 million in the case of any Marketed Underwritten Offering or $20 million in the case of any other underwritten offering.
     SECTION 2.3. Exceptions to the Company’s Obligations.
          (a) Notwithstanding anything in Section 2.1 to the contrary:

               (i) if, at any time after giving a Piggyback Offering Notice, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and
               (ii) if a registration pursuant to Section 2.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Equity Securities (including Registrable Securities requested to be included in such registration) to be included in such registration as contemplated by the Company and the Holders would be likely to exceed the Maximum Offering Size, then the Company shall include in such registration (a) first, 100% of the securities the Company proposes to sell, and (b) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter can be sold without exceeding the Maximum Offering Size, the amount of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders and all other Persons entitled to registration rights, on the basis of the relative amount of Registrable Securities then held by each such Person (provided that any such amount thereby allocated to any such Person that exceeds such Person’s request shall be reallocated among the remaining requesting Persons in a like manner to the extent practicable).
          (b) Notwithstanding anything in Section 2.2 to the contrary:
               (i) in no event shall the Company be required to effect more than (x) four (4) registrations pursuant to Section 2.2(a) or (y) four (4) Marketed Underwritten Offerings;
               (ii) in no event shall the Company be obligated to prepare and file (x) any such registration statement or (y) any prospectus supplement thereto relating to a Marketed Underwritten Offering, in each case with respect to Registrable Securities with a market value (based on then current trading prices) of less than $50 million;
               (iii) the Company shall not be obligated to (x) file a registration statement under Section 2.2(a) within a period of 270 days after the effective date of any other registration statement, (1) for which the Holders exercised their rights pursuant Section 2.1 to include Registrable Securities, provided that the Company and the underwriters did not limit in its entirety the number of Registrable Securities that such Holder was permitted to include in such registration statement or (2) which the Company filed or effected pursuant to Section 2.2(a) or (y) effect more than one Marketed Underwritten Offering pursuant to Section 2.2 in any 180-day period;
               (iv) if the Company receives a request for registration pursuant to Section 2.2, at a time when (A) the Company has commenced, or has a bona fide intention to commence, a public or Rule 144A securities offering transaction, (B) registration of the Registrable Securities would, in the good faith judgment of the executive officers of the Company (after consultation with counsel), impede, delay or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization or similar material transaction, or (C) non-public material information not otherwise then required by Law to be publicly disclosed regarding the Company exists, the immediate disclosure of which would in the good faith judgment of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company be disadvantageous in any material respect to the Company (clauses (A), B) and (C), a “Material Pending Event”), then the Company may postpone the filing (but not the preparation) of a registration statement requested pursuant to Section 2.2 for a period not to exceed 90 consecutive calendar days from the date of a Demand Notice upon providing the Demand Party with written notice of such postponement (which notice need not include a statement of the reason for such postponement); provided that the Company shall at all times in good faith use reasonable best efforts to cause any registration statement required by Section 2.2 to be filed as soon as reasonably practicable thereafter; provided, further, that the Company shall postpone the filing of a registration statement pursuant to this Section 2.3(b)(iv) for no more than 180 days in the aggregate in any twelve-month period in respect of all requested registrations; and provided further that the Company shall make prompt and adequate disclosure of any material information required to be disclosed from time to time in accordance with Law and Nasdaq rules. Each Holder shall keep confidential any communications received by it from the Company regarding the postponement pursuant to this Section 2.3(b)(iv) (including the fact of the postponement), except as required by Law. In the event that the Company gives the Holders the notice specified in this Section 2.3(b)(i), the Demand Party shall have the right, within 15 days after receipt thereof, to withdraw its request under Section 2.2, in which case such request shall not be counted as a demand for purposes of Section 2.2 or for purposes of the limitations set forth in Section 2.3(b)(i);
               (v) if the Company receives a request for registration pursuant to Section 2.2, at a time when there is a Material Pending Event, then the Company may suspend sales under a shelf registration statement, or a registration statement pursuant to which Registrable Securities are not immediately sold after the effectiveness thereof, for a period not to exceed 60 days in any 90-day period upon providing the Holders with written notice of such suspension (which notice shall include a statement of the reason for such suspension); provided, that the Company shall suspend the filing of a registration statement pursuant to this Section 2.3(b)(v) for no more than 180 days in the aggregate in any twelve-month period and three (3) times in any twelve-month period respect of all requested registrations; and provided further that the Company shall make prompt and adequate disclosure of any material information required to be disclosed from time to time in accordance with Law and Nasdaq rules. Upon receipt of a notice from the Company in accordance with the terms of this Section 2.3(b)(v), each Holder agrees not to sell or offer to sell any Registrable Securities pursuant to such shelf registration statement until the Company notifies such Holder that the shelf registration statement may be used (which notice the Company shall promptly provide following the termination of the event or circumstance giving rise to such suspension). Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of sales pursuant to this Section 2.3(b)(v) (including the fact of the suspension), except as required by Law; and
               (vi) in no event shall the Company be obligated to prepare and file in connection with any Shelf Take-Down any post-effective amendment to a Shelf Registration or any prospectus supplement with respect to such Shelf Take-Down unless the Holders requesting such filing expect in good faith to sell Registrable Securities in connection therewith for an aggregate gross sales price of at least $17.5 million ($20 million with respect to an Underwritten Shelf Take-Down).
          (c) Notwithstanding anything in Section 2.1 or Section 2.2 to the contrary:
               (i) if all of the Registrable Securities held by a Holder (together with those of its Affiliates) constitute less than 5% of the outstanding Common Stock and can be sold without restriction under Rule 144(k) under the Securities Act, the Company shall not be required to effect any registrations, Shelf Take-Downs or Underwritten Shelf Take-Downs of any kind for such Holder pursuant to Section 2.1 or Section 2.2 (but the Company shall be required to maintain the effectiveness of any shelf registration statement as required by Section 2.4(b));
               (ii) if all of the Registrable Securities held by a Holder (together with those of its Affiliates) constitute less than 5% of the outstanding Common Stock and can be sold within any three (3) month period without restriction under Rule 144 because the number of Registrable Securities held by such Holder does not exceed the volume limitations imposed by Rule 144(e) of the Securities Act, the Company shall not be required to effect any registrations, Shelf Take-Downs or Underwritten Shelf Take-Downs of any kind for such Holder pursuant to Section 2.1 or Section 2.2; and
               (iii) if any registration involves an underwritten offering, all Holders requesting to participate in any registration in connection with an underwritten offering hereunder must sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements (with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings) and completes and executes all reasonable questionnaires, powers of attorney, underwriting agreements, hold-back agreement letters and other documents customarily required under the terms of such underwriting arrangements; provided, however, that to the extent such Holder is obligated under the terms of the underwriting arrangements to (i) make representations and warranties other than generally as to his, her or its respective (A) execution, delivery and performance of such underwriting agreement and the agreements contemplated thereby, (B) individual ownership of the Registrable Securities being sold pursuant to such underwriting agreement and (C) information provided by such Holder in writing specifically for inclusion in the Prospectus and (ii) agree to provide indemnification for any liability arising out of a breach of any such representations or warranties of such Holder that would exceed the total proceeds received by such Holder for the sale of such Registrable Securities pursuant to such underwriting agreement, then such Holder, to the extent he, she or it determined not to enter into such underwriting agreement, shall not be obligated to enter into a lock-up agreement contemplated by Section 2.11.
     SECTION 2.4. Registration Procedures.  If and whenever the Company is required to effect a registration of any Registrable Securities as provided in this Agreement, subject to the limitations set forth in Section 2.3, the Company will:

          (a) promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable best efforts to cause a registration statement with respect to a demand registration pursuant to Section 2.2 to be filed (in the case of a registration pursuant to Form S-3ASR), or become effective (in the case of any registration other than pursuant to Form S-3ASR) as promptly as practicable;
          (b) prepare and file with the SEC such amendments and supplements to such registration statement (including Exchange Act documents incorporated by reference into the registration statement) and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 90 days (or such longer period as may be requested by the Holders in the event of a shelf registration statement) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus or any amendments or supplements thereto in accordance with Section 2.4(a) or this Section 2.4(b) to the extent that doing so will not materially interfere with the timing of the offering: (i) the Company will furnish to counsel selected pursuant to Section 2.10 copies of all documents proposed to be filed, and (ii) such documents will be subject to the review of such counsel reasonably in advance of any filing to permit a reasonable opportunity to review and comment in light of the circumstances;
          (c) use reasonable best efforts to comply with all applicable securities laws in the United States and register or qualify such Registrable Securities covered by such registration in such jurisdictions in the United States as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.4(c), it would not be obligated to, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;
          (d) promptly furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the Prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other similar documents as such seller may reasonably request necessary to facilitate the disposition of the Registrable Securities by such seller;
          (e) notify each seller of any such Registrable Securities covered by such registration statement promptly if the Company becomes aware that the Prospectus included in such registration statement, as then in effect, or the registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
          (f) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;
          (g) (i) use reasonable best efforts to list such Registrable Securities on the Exchange on which the Common Stock is then listed (if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such Exchange) to the extent required; and (ii) use reasonable best efforts to provide for a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
          (h) in connection with an underwritten offering pursuant to a demand registration pursuant to Section 2.2, promptly enter into an underwriting agreement in customary form, which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for, the provisions of Section 2.8, and take such other actions as the managing underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
          (i) in connection with an underwritten offering pursuant to a demand registration pursuant to Section 2.2, promptly obtain a “cold comfort” letter or letters from the Company’s independent public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters provided to sellers of securities as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;
          (j) promptly make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the “due diligence” of such seller or such underwriter with respect to such registration statement, subject to the execution of a mutually acceptable confidentiality agreement;
          (k) promptly notify counsel (selected pursuant to Section 2.10) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent and confirm such notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the

Prospectus and any amendments to the Prospectus shall have been filed (other than in the case of a registration pursuant to Form S-3ASR), (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC to amend the registration statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;
          (l) use reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;
          (m) (i) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent; and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;
          (n) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may reasonably request;
          (o) in connection with an underwritten offering pursuant to a demand registration pursuant to Section 2.2, promptly obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and scope for sellers of securities;
          (p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;
          (q) use reasonable best efforts to make available certain of the executive officers of the Company (which in any event shall include the Company’s chief executive officer) for a five (5) Business Day period to participate and to cooperate with the Holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts, in each case in the United States, that may be reasonably be requested upon reasonable notice thereof by the Holders in connection with a firm commitment underwritten offering for the Registrable Securities with a minimum sales price of $50 million with respect to a registration statement effected pursuant to Section 2.2 (an underwritten offering contemplated by this Section 2.4(q), a “Marketed Underwritten Offering”); provided that to the extent the initial such Marketed Underwritten Offering is for Registrable Securities having a minimum sales price of not less than $100 million, such five (5) Business Day period may be extended to eight (8) Business Days, solely in the case of such an initial Marketed Underwritten Offering, upon reasonable request of the Holders of such Registrable Securities.
     SECTION 2.5. Information Supplied.  It shall be a condition precedent to the obligations of the Company to take any action to register the Registrable Securities held by any Holder as to which any registration is being effected that such Holder shall furnish the Company with such information regarding such Holder that is pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request. Each Holder agrees to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.
     SECTION 2.6. Expenses. Except as provided herein, the Company will pay all Registration Expenses in connection with registrations of Registrable Securities requested pursuant to Section 2.1 or Section 2.2; provided, however, that the Company shall not be obligated to pay the Registration Expenses in more than seven (7) Underwritten Offerings (which shall in no event include more than four (4) Marketed Underwritten Offerings). To the extent the Holders engage in more than seven (7) Underwritten Offerings, the Holders shall pay all Registration Expenses with respect to such Underwritten Offerings and the Company will have no obligation to pay any such Registration Expenses. Each Holder shall pay all underwriting discounts and commissions, broker fees and commissions, and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to any registration statement.
     SECTION 2.7. Restrictions on Disposition.  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e), Section 2.4(k)(iii) or Section 2.4(k)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(e) or written notice from the Company that the registration statement is again effective and no amendment or supplement is needed. In the event that the Company shall give any such notice, the period referred to in Section 2.4(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(e) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have receive the copies of the supplemented and amended Prospectus contemplated by Section 2.4(e).
     SECTION 2.8. Indemnification.
          (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2.1 or Section 2.2, to the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, each Affiliate of such Holder and their respective directors and officers, members or general and limited partners (and the directors, officers, employees, affiliates and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a “Controlling Person”) of any of the foregoing), and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter (collectively, the “Seller Indemnified Parties”), against all claims, losses, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing) in respect thereof (“Claims”) and expenses arising out of or based on: (i)  any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Company will reimburse each such Seller Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable out-of-pocket expenses incurred in connection with investigating and defending or settling any such Claim; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission by such Holder or underwriter but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided, further that the Company will not be liable to any Seller Indemnified Parties pursuant to this Section 2.8(a) to the extent that any Claims for which such Seller Indemnified Party seeking indemnification relates to a sale of Registrable Securities in violation of Section 2.3(b)(v).
          (b) Indemnification by the Holders. To the fullest extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the registration statement or Prospectus, indemnify and hold harmless the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and Controlling Persons (collectively, the “Company Indemnified Parties”), against all Claims and expenses arising out of or based on: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Holder will reimburse each such Company Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable expenses incurred in connection with investigating and defending or settling any such Claim, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided, further, that in the absence of fraud by such Holder, the liability of each selling Holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such registration statement.
          (c) Notification of Claims. Promptly after receipt by a Person entitled to indemnification pursuant to Section 2.8 (an “Indemnified Party”) hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.8, except to the extent that the indemnifying party is prejudiced in any material respect by such failure to give notice. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the Indemnified Party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor (but in no event will bear the expenses for more than one firm of counsel for all Indemnified Parties in each jurisdiction who shall, with respect to Seller Indemnified Parties, be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnified Party without the consent of the indemnifying party, such consent not to be unreasonably withheld. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for which such Indemnified Party will be indemnified hereunder. An Indemnified Party may not settle any action or proceeding or the entry of any judgment without the prior written consent of the indemnifying party.
          (d) Contribution. (i) If the indemnification provided for in this Section 2.8 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 2.8(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (ii) the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 2.8(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          (e) Non-Exclusive Remedy. The obligations of the parties under this Section 2.8 shall be in addition to any liability which any party may otherwise have to any other party.
     SECTION 2.9. Required Reports.  The Company covenants that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
     SECTION 2.10. Selection of Counsel.  In connection with any registration of Registrable Securities pursuant to Section 2.1 and Section 2.2, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, a majority of the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.
     SECTION 2.11. Market Standoff Agreement. Subject to the proviso in Section 2.3(c)(iii), in connection with any underwritten public offering, each Holder who was offered the opportunity to include Registrable Securities in such offering pursuant to Section 2.1 or Section 2.2 will agree upon the request of the managing underwriter with respect to such offering not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Security of the Company during the 14-day period prior to, and for the 90 days after (plus any Booster Period), the effective date of the registration statement for such offering (or such lesser period as the managing underwriters may require or permit), except for such Equity Securities to be included in such offering; provided that all of the Company’s executive officers and all of the members of the Company’s Board (other than the Series B Directors, Series C Directors or Investor Directors, as each term is defined in the Amended and Restated Stockholders’ Agreement) are restricted in the same manner and for the same duration; and provided further that the obligations set forth in this Section 2.11 shall not apply to any Holder who was substantially limited in the number of Registrable Securities that such Holder could sell in the offering pursuant to Section 2.2(e) or Section 2.3(a)(ii) and did not otherwise sell Registrable Securities in such offering.
     SECTION 2.12. No Inconsistent Agreements; No Free Writing Prospectuses.  The Company represents and warrants that it is not a party to a Contract which conflicts with or limits or prohibits the exercise of the rights granted to the Holders of Registrable Securities in this ARTICLE II. Each Holder agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC.
     SECTION 2.13. Termination of Registration Rights.  The rights of any Holder under this ARTICLE II shall terminate (other than Section 2.6, Section 2.8 and Section 2.13) at such time as (a) such Holder ceases to hold any Registrable Securities or (b) either (i) the Company is no longer required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act and has ceased to file reports under the Exchange Act, or (ii) a Form 15 (or any successor form) has been filed under the Exchange Act with respect to the Common Stock, unless, in the case of clause (b), such situation or filing is due to the occurrence of any merger, consolidation or other transaction upon consummation of which the issuer of the Common Stock is an entity other than the Company, in which event such rights of the Holders shall not terminate at such time pursuant to such clause (b) and this Agreement shall be assumed by the Survivor as provided in Section 3.2.
ARTICLE III
MISCELLANEOUS
     SECTION 3.1. Expenses.  Except as otherwise provided herein (and except as provided in the Securities Purchase Agreement), all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.
     SECTION 3.2. Successors and Assigns; Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned without the prior written consent of the other parties, except that this Agreement (i) may be assigned by a Holder so long as the Person to whom it is being assigned agrees to be bound under this Agreement as a Holder hereunder and delivers a counterpart signature page to this Agreement to the Company and (ii) shall be assigned by the Company in the event of any merger, consolidation or other transaction upon consummation of which the issuer of the Common Stock is an entity other than the Company (such entity, the “Survivor”) to such Survivor, and the Company shall not enter into any such transaction unless and until the Survivor assumes all rights and obligations of the Company hereunder pursuant to a written agreement for the benefit of the Holders (it being understood that if the Survivor is the issuer of the Common Stock and such assumption of the rights and obligations of the Company hereunder occurs by operation of law, that such Survivor shall not be required to execute a written agreement for the benefit of the Holders).
     SECTION 3.3. No Third Party Beneficiaries.  Except as specifically provided in Section 2.8 (with respect to which the Indemnified Parties named therein shall be express, intended third party beneficiaries of such provision), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third-party beneficiary hereto.
     SECTION 3.4. Entire Agreement.  This Agreement and the other agreements or documents referred to herein, constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
     SECTION 3.5. Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 3.6. Amendment and Waiver.  No amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Company, unless it is approved in writing by the Company, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against any Holder, unless it is approved in writing by Holders holding a majority of the Registrable Securities. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.
     SECTION 3.7. Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on an Holder’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
     SECTION 3.8. Notices.  Except as otherwise provided herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, if not, then on the next business day; or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to a Holder shall be delivered to the address of such Holder set forth on the signature page of such Holder hereto (or such other address as such Holder may designate by like notice to the Company hereunder). All notices to the Company shall be delivered to:
Palm, Inc.
950 West Maude Avenue
Sunnyvale, California 94085
Attention: General Counsel
Facsimile: (408) 617-0139
with a copy to (which shall not constitute notice):
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94025
Attn: William M. Kelly, Esq.
Facsimile: (650) 752-3603
     SECTION 3.9. Interpretation.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations as of the Closing Date. All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     SECTION 3.10. Governing Law; Jurisdiction; Waiver of Jury Trial.
          (a) This Agreement shall be governed in all respects by the Laws of the State of New York. Any disagreement, issue, dispute, claim, demand or controversy arising out of or relating to this Agreement (each, a “Dispute”) shall be brought in the United States District Court for the Southern District of New York in New York, New York or any New York State court sitting in New York, New York, so long as one of such courts shall have subject matter jurisdiction over such Dispute. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Dispute and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Dispute in any such court and that any such Dispute which is brought in any such court has been brought in an inconvenient forum. Process in any such Dispute may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.8 shall be deemed effective service of process on such party.
          (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     SECTION 3.11. No Special Damages.  The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief; provided, however, that no Holder shall be entitled to specific performance, injunctive or other equitable relief unless such Holder together with other Holders that collectively hold at least 40% of the aggregate Registrable Securities then held by the Holders join in the action seeking similar such specific performance, injunctive or other equitable relief, as the case may be, on their own behalf. Each party agrees that there shall be no special, exemplary, punitive or multiple damages connected with or resulting from any breach of this Agreement, or actions undertaken in connection with or related hereto, including any such damages which are based upon breach of contract, tort, breach of warranty, strict liability, statute, operation of law or any other theory of recovery, except to the extent such damages are actually paid by a party hereunder to a third party, and hereby waives any rights to claim such damages. For purposes of clarity, the foregoing does not exclude consequential, indirect or incidental damages.
     SECTION 3.12. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
[Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

PALM, INC.
By:
Name:
Title:

ELEVATION PARTNERS, L.P.
By:	Elevation Associates, L.P.,
As General Partner

By:	Elevation Associates, LLC,
As General Partner

By:
Name:
Title:

ELEVATION EMPLOYEE SIDE FUND, LLC
By:	Elevation Management, LLC,
its manager

By:
Name:
Title:

By executing this Registration Rights Agreement, the undersigned is agreeing to the rights and obligations of a “Holder” hereunder.

HOLDER

Name of Holder:

By:

Name:

Title:

Date:

Address:

EXHIBIT A
     “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.
     “Amended and Restated Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, dated as of [___] among the Company and the Investor Stockholders, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
     “Booster Period” means such additional period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto.
     “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York.
     “Capital Stock” means any and all shares of capital stock of the Company, including without limitation, any and all shares of Common Stock and Preferred Stock.
     “Common Stock” means the Common Stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
     “control” or “controlled by” have the meaning set forth in Rule 12b-2 of the Exchange Act.
     “Conversion Shares” means the Series B Conversion Shares and the Series C Conversion Shares.
     “Equity Securities” means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including the shares of Series B Preferred Stock, Series C Preferred Stock, the Conversion Shares, Warrants and the Warrant Shares).
     “Exchange” means Nasdaq or the New York Stock Exchange, as the case may be.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Form S-1” means a registration statement on Form S-1 under the Securities Act, or any successor form thereto.

     “Form S-3” means a registration statement on Form S-3 (other than on Form S-3ASR) under the Securities Act, or any successor form thereto.
     “Form S-3ASR” means an “automatic shelf” registration statement on Form S-3 filed by a Well-Known Seasoned Issuer.
     “Form S-4” means a registration statement on Form S-4 under the Securities Act, or any successor form thereto.
     “Form S-8” means a registration statement on Form S-8 under the Securities Act, or any successor form thereto.
     “Holder” means any Investor Stockholder that beneficially owns any Registrable Securities and any of their respective assignees pursuant to the terms hereof.
     “incur” means, directly or indirectly, to incur, refinance, create, assume, guarantee or otherwise become liable.
     “Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the Securities Act.
     “Nasdaq” means The NASDAQ Stock Market, or any successor thereto.
     “NASD” means the National Association of Securities Dealers, Inc.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
     “Preferred Stock” means the shares of preferred stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
     “Prospectus” means the prospectus included in any registration statement, including any preliminary prospectus, any final prospectus and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.
     “Registrable Securities” means (i) the Conversion Shares held by any Holder or issuable upon the conversion of Series B Preferred Stock or Series C Preferred Stock held by the Holders, (ii) the Warrant Shares held by any Holder or issuable upon the exercise of Warrants held by the Holders, and (iii) any Common Stock or other securities which may be issued, converted, exchanged or distributed in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, exchange or other similar reorganization with respect to the Conversion Shares or the Warrant Shares, as the case may be. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144, or (iii) such securities shall have ceased to be outstanding. For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Common Stock which are Registrable Securities, including shares issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Common Stock (including the Series B Preferred Stock, the Series C Preferred Stock and the Warrants).
     “Registration Expenses” means any and all expenses incident to performance of or compliance with ARTICLE II, including (i) all SEC and securities exchange or NASD registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Section 2720 of the bylaws of the NASD, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and any escrow fees), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel selected pursuant to Section 2.10 not to exceed $50,000 in connection with any registration statement, (vii) any fees and disbursements of underwriters customarily paid by the issuers, including liability insurance if the Company so desires, and (viii) the reasonable expenses incurred by the Company or any underwriters in connection with any “road show” undertaken pursuant to Section 2.1 or Section 2.4(q).
     “Restricted Period” shall mean the period of time from the Closing Date to the earlier of (i) the Restricted Period Termination Date (as defined in the Amended and Restated Stockholders’ Agreement) and (ii) the consummation of a Fundamental Event (as defined in the Amended and Restated Stockholders’ Agreement).
     “Rule 144” means Rule 144 under the Securities Act (or any successor rule).
     “SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Series B Certificate of Designation” means the Certificate of Designation with respect to the Series B Preferred Stock, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
     “Series B Conversion Shares” means the shares of Common Stock that may be issued upon the conversion of the Series B Preferred Stock as provided for in the Series B Certificate of Designation.
     “Series B Preferred Stock” means the Preferred Stock of the Company that is designated as Series B Convertible Preferred Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than the Series B Conversion Shares upon conversion thereof as contemplated by the Series B Certificate of Designation).
     “Series C Certificate of Designation” means the Certificate of Designation with respect to the Series C Preferred Stock, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
     “Series C Conversion Shares” means the shares of Common Stock that may be issued upon the conversion of the Series C Preferred Stock as provided for in the Series C Certificate of Designation.
     “Series C Preferred Stock” means the Preferred Stock of the Company that is designated as Series C Convertible Preferred Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than the Series C Conversion Shares upon conversion thereof as contemplated by the Series C Certificate of Designation).
     “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities Beneficially Owned by a Person. For purposes of clarity, a conversion of the shares of Series B Preferred Stock or Series C Preferred Stock into Conversion Shares is not a Transfer.
     “Underwritten Offering” means any Marketed Underwritten Offering, Underwritten Shelf Take-Down or other underwritten offering pursuant to Section 2.2.
     “Warrants” means the warrants issued by the Company pursuant to the Securities Purchase Agreement and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than the Warrant Shares upon exercise thereof).
     “Warrant Shares” means the shares of Common Stock that may be issued upon the exercise of the Warrants.
     “Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 under the Securities Act.

EXHIBIT D
PALM, INC.
AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT
Dated as of [__]

Page
ARTICLE 1
Definitions

Section 1.1. Certain Defined Terms	1
Section 1.2. Other Capitalized Terms	2
Section 1.3. Effectiveness of This Agreement	2

ARTICLE 2
Corporate Governance And Information Rights

Section 2.1. Board Representations	2
Section 2.2. Board Committees	6
Section 2.3. Information Rights	7
Section 2.4. Confidentiality	8
Section 2.5. Investor Director Expenses	9
Section 2.6. D&O Insurance	9
Section 2.7. Election of Directors; Quorum	9
Section 2.8. Notices Regarding Ownership and Investor Director Entitlement	9
Section 2.9. VCOC Investor Stockholders	11

ARTICLE 3
Transfers

Section 3.1. Transfer Restrictions	12
Section 3.2. Legends; Securities Act Compliance	15

ARTICLE 4
Certain Covenants

Section 4.1. Right to Maintain	16
Section 4.2. Standstill	17
Section 4.3. Indemnification	20
Section 4.4. Regulatory Matters	21
Section 4.5. Company Rights Agreement	21
Section 4.6. Section 16 Matters	23

ARTICLE 5
Miscellaneous

Section 5.1. Termination	24

ii

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT
     THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement”) is entered into as of [___] among Palm, Inc., a Delaware corporation (the “Company”), Elevation Partners, L.P., a Delaware limited partnership (“Elevation”), and Elevation Employee Side Fund, LLC, a Delaware limited liability company (“Side Fund” and, together with Elevation and their respective Permitted Transferees, the “Investor Stockholders”).
RECITALS
     WHEREAS, the Company and Elevation entered into a Preferred Stock Purchase Agreement and Agreement and Plan of Merger, dated as of June 1, 2007 (the “Series B Purchase Agreement”), pursuant to which the Investor Stockholders purchased an aggregate of 325,000 shares (the “Series B Purchased Shares”) of the Company’s Series B Preferred Stock (as defined below) for an aggregate purchase price of $325 million on October 24, 2007;
     WHEREAS, the Company and Elevation entered into a Securities Purchase Agreement, dated as of December 22, 2008 (as amended from time to time in accordance with the provisions thereof, the “Series C Purchase Agreement”), pursuant to which the Investor Stockholders have agreed, on the terms and subject to the conditions set forth in such Series C Purchase Agreement, to purchase 100,000 shares (the “Series C Purchased Shares,” and together with the Series B Purchased Shares, the “Purchased Shares”) of the Company’s Series C Preferred Stock (as defined below) and warrants (the “Warrants”) exercisable for 7,000,000 Warrant Shares (as defined below) for an aggregate purchase price of $100 million;
     WHEREAS, the parties hereto entered into a Stockholders’ Agreement, dated as of October 24, 2007 (the “Series B Stockholders’ Agreement”), with respect to certain arrangements relating to the Company, the Series B Purchased Shares and the Series B Conversion Shares (as defined below);
     WHEREAS, the parties hereto desire to amend and restate the Series B Stockholders’ Agreement to change certain arrangements relating to the Series B Purchased Shares and provide for certain arrangements relating to the Company, the Series C Purchased Shares, the Series C Conversion Shares, the Warrants and the Warrant Shares.
     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:
ARTICLE 1
Definitions
     Section 1.1. Certain Defined Terms. Certain terms used herein shall have the meanings given to them in Exhibit A.

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     Section 1.2. Other Capitalized Terms. Capitalized terms used but not defined herein or in Exhibit A shall have the meanings given to them in the Series C Purchase Agreement.
     Section 1.3. Effectiveness of This Agreement. This Agreement amends and restates the terms of the Series B Stockholders’ Agreement in their entirety.  Such amendment and restatement of the Series B Stockholders’ Agreement shall have effect as of the Closing unless expressly stated otherwise. Notwithstanding any other provision to the contrary in this Agreement, this Agreement shall not take effect until the Closing and in the event that the Series C Purchase Agreement is terminated, this Agreement shall be void ab initio and the Series B Stockholders’ Agreement shall remain in full force and effect.
ARTICLE 2
Corporate Governance And Information Rights
     Section 2.1. Board Representations.
     (a) Immediately Following the Effective Time. Effective as of the time immediately following the Closing and for so long as the Board Representation Entitlement is greater than zero (0) (the “Director Entitlement Period”), (i) the Investor Stockholders shall have the right to designate or appoint that number of Directors (each, an “Appointed Director”) equal to the Board Representation Entitlement, and (ii) upon a designation of any Additional Directors (as defined below) that satisfy the specifications set forth in clauses (A) and (B) of Section 2.1(d)(ii), the Company agrees to take all necessary actions to effectuate the election of such Additional Directors to the Board as soon as reasonably practicable and in any event by the later of (x) January 15, 2009 and (y) five (5) business days upon receipt of such designation. The Investor Stockholders agree and acknowledge that Fred Anderson and Roger McNamee will continue to serve on the Board as Appointed Directors, and the Company agrees and acknowledges that each such designee meets the specifications set forth in clauses (B) and (C) of Section 2.1(d)(i).
     (b) During the Director Entitlement Period. During the Director Entitlement Period, each Appointed Director designated, nominated or appointed by the Investor Stockholders or any of their Affiliates shall be subject to the limitations set forth in Section 2.1(d) and Section 2.1(f). In addition, upon the occurrence of an increase in the authorized number of directors then constituting the Board that results in an increase in the Board Representation Entitlement to a number greater than the number of Appointed Directors then serving on the Board, the Investor Stockholders shall have the right to designate or appoint that number of additional Appointed Directors such that the total number of Appointed Directors (after giving effect to such designation or appointment) shall be equal to the Board Representation Entitlement at such time.
     (c) After the Director Entitlement Periods. After the Director Entitlement Period (and subject in each case to the limitations set forth in Section 2.1(d):

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     (i) Right of Nomination. The Investor Stockholders shall have the right, subject to the limitations in this Section 2.1(c), at each annual or special meeting of stockholders of the Company at which Directors are to be elected, to designate a number of Investor Directors, and the Company shall nominate and recommend for election at such meeting, a number of Investor Directors such that if such Investor Directors are elected by the stockholders of the Company at such meeting, the number of Investor Directors on the Board shall be equal to the Investor Director Entitlement. The Company agrees to use the same efforts to cause the Investor Director designees of the Investor Stockholders to be elected to the Board as it uses to cause other nominees of the Company or the Board to be elected.
     (ii) Uncured Share Ownership Reduction; Board Size Decrease. Upon the occurrence of an Uncured Share Ownership Reduction, the Investor Stockholders at the expiration of the applicable Share Ownership Reduction Cure Period shall cause one or more Investor Directors, as applicable, to immediately resign from the Board such that following such resignation(s), the number of Investor Directors on the Board shall be equal to the Investor Director Entitlement as of the time immediately following the Share Ownership Reduction Cure Period. In addition, upon a Board Size Decrease, the Investor Stockholders shall cause one or more Investor Directors, as applicable, to immediately resign from the Board such that following such resignation(s), the number of Investor Directors on the Board shall be equal to the Investor Director Entitlement as of the time immediately following the occurrence of the Board Size Decrease, provided that if the Board Size Decrease goes into effect during a Share Ownership Reduction Cure Period, then such resignation requirement shall not take effect until the expiration of such Share Ownership Reduction Cure Period, provided that upon such expiration, the Investor Director Entitlement is less than the number of Investor Directors then serving on the Board. Upon the reduction of the Investor Director Entitlement to zero (0) pursuant to clause (A) of the definition thereof, the Investor Stockholders will promptly cause all Investor Directors to resign from the Board, unless otherwise requested in writing by or on behalf of the Board.
     (iii) Vacancy. In the event that a vacancy is created at any time with respect to a Board seat held by an Investor Director by reason of the death, disability, retirement, resignation or removal (with or without cause) of such Investor Director, the Investor Stockholders may designate or nominate, as applicable, another individual to be elected to fill the vacancy created thereby, and the Company shall use its reasonable best efforts to take at any time and from time to time, all actions necessary to accomplish the same, but in any case, only to the extent required to maintain the then applicable Investor Director Entitlement. For the avoidance of doubt, this Section 2.1(c)(iii) does not apply to any vacancy arising as a result of failure of an Investor Director who has been nominated and recommended in accordance with this Section 2.1(c) to be elected, but any such failure to be elected shall in no way affect the right of the Investor Stockholders to designate, nominate or appoint another individual in replacement thereof as a nominee for Investor Director with respect to the next election. In addition, upon the occurrence

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of an increase in the authorized number of directors then constituting the Board that results in an increase in the Investor Director Entitlement to a number greater than the number of Investor Directors then serving on the Board, the Investor Stockholders shall have the right to designate, and subject to this Section 2.1(c), the Board shall appoint, that number of additional individuals to serve as Investor Directors such that the total number of Investor Directors (after giving effect to such designation) shall be equal to the Investor Director Entitlement at such time;
provided, that if after the Closing there is a change in the applicable rules of the Exchange on which the Common Stock is listed at the time such change becomes effective that would cause the Common Stock to be delisted by such Exchange as a result of the terms of this clause (c), the voting rights of the holders of the Series B Preferred Stock and Series C Preferred Stock set forth in this clause (c) shall thereafter be limited to the extent required by such changed rules for the Common Stock to continue to be listed on such Exchange.
     (d) Limitations on Appointed Directors.
     (i) Except as provided in Section 2(d)(ii), each Appointed Director shall, at all times during which such Person serves as a Director, (A) be a present or former full-time general partner, managing director or principal of Elevation Management, LLC, (B) not be (or be a representative of or otherwise affiliated with) a direct competitor of the Company as determined in good faith by the Board, and (C) otherwise be reasonably acceptable (in terms of suitability) to the Company’s Nominating and Governance Committee as determined in good faith in the discharge of its fiduciary duties. The Investor Stockholders shall not nominate or appoint any such Appointed Director who does not meet the specifications set forth in this Section 2.1(d)(i) and shall cause any such Appointed Director to immediately resign if such director fails to meet either of the requirements set forth in clauses (i)(A) or (i)(B) above.
     (ii) If and to the extent the number of Appointed Directors is more than two (any such Appointed Director in excess of two, an “Additional Director”), each Additional Director may be a Person employed by, or be a present or former full-time general partner, managing director or principal of, Elevation or any of its Affiliates (an “Elevation Person”) so long as such Elevation Person has relevant operating, industry or other expertise; provided, however, that unless otherwise agreed in writing by the Company, Elevation shall use commercially reasonable efforts to replace each Additional Director who is an Elevation Person as soon as reasonably practicable with a designee that shall (x) not be an Elevation Person and (y) have relevant operating, industry or other expertise. Each Additional Director shall, at all times during which such Person serves as a Director, (A) not be (or be a representative of or otherwise affiliated with) a direct competitor of the Company as determined in good faith by the Board and (B) otherwise be reasonably acceptable (in terms of suitability) to the Company’s Nominating and Governance Committee as determined in good faith in the discharge of its fiduciary duties. The Investor Stockholders shall not nominate or appoint any such Additional

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Director who does not meet the specifications set forth in this Section 2.1(d)(ii) and shall cause any such Additional Director to immediately resign if such director fails to meet the requirement set forth in clause (ii)(A) above.
     (e) Limitations on Other Investor Directors. Any Investor Director who is not an Appointed Director shall, at all times during which such Person serves as a Director, meet the specifications set forth in either Section 2.1(d)(i) for Appointed Directors or Section 2.1(d)(ii) for Additional Directors. The Investor Stockholders shall not nominate or appoint any Investor Director who does not meet the specifications set forth in either Section 2.1(d)(i) for Appointed Directors or Section 2.1(d)(ii) for Additional Directors and shall cause any such Investor Director to immediately resign if such Investor Director fails to meet the requirement set forth in either clause (B) of Section 2.1(d)(i) or clause (A) of Section 2.1(d)(ii).
     (f) Notification Regarding Directors. The Investor Stockholders shall notify the Company in writing of each proposed Appointed Director a reasonable time in advance of any action taken for the purpose of electing or appointing such Appointed Director, to fill a vacancy and of the mailing of any proxy statement, information statement or registration statement in which any Board nominee or Board member of the Company would be named (which in the event of any proxy statement relating to an annual meeting of stockholders of the Company shall be no later than 30 days prior to the first anniversary of the mailing of the proxy statement related to the previous year’s annual meeting of stockholders), together with all information concerning such nominee reasonably requested by the Company, so that the Company may determine whether such nominee complies with the above qualifications and so that the Company can comply with applicable disclosure rules; provided that in the absence of such notice, the Investor Stockholders shall be deemed to have designated or nominated the same Investor Directors as set forth in the most recent notice delivered to the Company pursuant to this Section 2.1(f).
     (g) Fundamental Change. The rights granted to the Investor Stockholders under this Section 2.1 shall survive a Fundamental Change to the extent that the Investor Stockholders continue to Beneficially Own in the aggregate, excluding Shared Beneficial Ownership, no less than 7.5% of the Total Current Voting Power of the Survivor of a Fundamental Change, provided that for all purposes of this Section 2.1, the board of directors of the Survivor of a Fundamental Change shall be substituted for the Board. The Investor Stockholders shall cause all Appointed Directors and/or Investor Directors to resign from the Board effective upon the occurrence of a Fundamental Change to the extent that either (i) the Investor Stockholders are no longer entitled to designate or nominate such directors as a result of this Section 2.1(g) or (ii) the Company is not the Survivor of such Fundamental Change. To the extent that the Company is not the Survivor of a Fundamental Change and the Investor Stockholders would be entitled to nominate or designate a member to the board of directors or similar governing body of the Survivor of a Fundamental Change pursuant to Section 2.1(c)(i) (substituting the Survivor of a Fundamental Change for the Company therein) and this Section 2.1(g), such Survivor of a Fundamental Change shall cause one (1) designee of the Investor Stockholders to be elected or appointed to the board of directors or equivalent governing body of the Survivor of a

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Fundamental Change promptly following the Fundamental Change. In the event the Investor Stockholders at any time cease to Beneficially Own in the aggregate, excluding Shared Beneficial Ownership, at least 7.5% of the Total Current Voting Power of the Survivor of a Fundamental Change, all rights granted under this Section 2.1 shall cease and the Investor Stockholders shall cause all Appointed Directors and/or Investor Directors to promptly resign from the board of directors or equivalent governing body of the Survivor of a Fundamental Change.
     (h) Advance Resignation Letters. The Company and any Survivor of a Fundamental Change may implement the resignation provisions of this Section 2.1 by requiring, prior to or after becoming a member of the Board (with respect to the Company) or the board of directors or similar governing body (with respect to the Survivor of a Fundamental Change), each Appointed Director and/or Investor Director to execute and deliver an undated resignation letter to the Secretary of the Company or the Survivor of a Fundamental Change, as the case may be, which the Company and/or the Survivor of a Fundamental Change agrees shall not be dated or become effective until such time as an Investor Director’s and/or Appointed Director’s resignation is required pursuant to this Section 2.1.
     (i) Exercise of Rights. Unless otherwise agreed in writing by the Investor Stockholders (which agreement shall be delivered to the Company as a condition to its effectiveness), the Board designation and nomination rights pursuant to this Section 2.1 will be exercised by Elevation.
     Section 2.2. Board Committees. Subject to the requirements of applicable Law, the Exchange on which the Company’s securities are then traded and Committee Qualification Requirements, for as long as there is an Appointed Director or the Investor Director Entitlement is not zero, the Investor Stockholders shall be entitled to designate or nominate at least one (1) Appointed Director or Investor Director (as the case may be) and the Board shall appoint such director, to serve on each standing committee of the Board, except that where the requirements of applicable Law, the rules of the Exchange on which the Company’s securities are then traded or Committee Qualification Requirements prescribe certain qualifications for such service on a standing committee of the Board and such Appointed Director or Investor Director, as applicable, does not meet such qualifications (excluding, for this purpose, the “exceptional and limited circumstances” exception under the Marketplace Rules of Nasdaq), the Investor Stockholders shall be entitled to have at least one (1) Appointed Director or Investor Director be an observer to such Board committee who will not be a member, voting or otherwise, of such Board committee. Notwithstanding any such observer status, any Board committee may hold executive sessions at which the observer is not permitted to be present and may withhold information from the observer in order to avoid any conflict of interest or in light of corporate governance concerns, or to comply with applicable Laws, and rules of the Exchange on which the Company’s securities are then traded, in each case as reasonably determined in good faith by such Board committee.

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     Section 2.3. Information Rights.
     (a) Subject to Section 2.3(b) and Section 2.4, during the Information Rights Period, the Company will deliver to the Investor Stockholders or an Investor Director the following information:
     (i) on an annual basis and promptly after it has been made available (but no later than 30 days before the beginning of each fiscal year), (A) an annual budget of the Company, (B) a business plan of the Company, and (C) financial forecasts for the next fiscal year of the Company, in each case, solely to the extent and in such manner and form prepared by or for the Company’s Board;
     (ii) on an annual basis and promptly after it has been made available (but no later than 60 days after the end of each fiscal year), annual unaudited financial and operating reports of the Company, solely to the extent and in such manner and form prepared by or for the Board;
     (iii) on a quarterly basis and promptly after it has been made available (but in no event later than 35 days after the end of each quarter), unaudited quarterly financial and operating reports of the Company, solely to the extent and in such manner and form prepared by or for the Board;
     (iv) final drafts of monthly management and operating reports of the Company as reasonably requested by the Investor Stockholders solely to the extent and in such manner and form prepared by or for the Company’s chief executive officer and/or provided to the Board; and
     (v) such other financial, management and operating reports reasonably requested by the Investor Stockholders solely to the extent and in such manner and form prepared for the Board.
     (b) If during the Information Rights Period the Company is no longer obligated to file an annual report on Form 10-K or quarterly report on Form 10-Q with the SEC, the Company shall deliver the following to the Investor Stockholders or an Investor Director in such manner and form as customarily provided to the Board:
     (i) as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter (to the extent practicable), (A) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and followed promptly thereafter (to the extent it shall be available) with the opinion of the independent registered public accounting firm selected by the Company’s Audit Committee with respect to such financial statements; and

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     (ii) in lieu of providing the information required under Section 2.3(a)(iii), as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter (to the extent practicable), an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail, except that such financial statements need not contain the notes required by GAAP.
     Section 2.4. Confidentiality. The Investor Stockholders agree to and shall cause each of their Affiliates to (i) keep confidential (x) all proprietary and non-public information regarding the Company and its Subsidiaries received pursuant to Section 2.3 or otherwise hereunder, whether through an Appointed Director, an Investor Director or otherwise, and (y) all “Confidential Information” (as defined in the Confidentiality Agreement) provided to the Investor Stockholders or their Affiliates or representatives under the Confidentiality Agreement prior to the termination of such Confidentiality Agreement on October 24, 2007 pursuant to the terms of the Series B Purchase Agreement (clauses (x) and (y) collectively, “Confidential Information”), and in each case not to disclose or reveal any such information to any Person without the prior written consent of the Company other than those of its directors, general partner and officers, attorneys, accountants and financial advisors (“Permitted Representatives”) who need to know such information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by the Investor Stockholders in the Series B Preferred Stock, the Series C Preferred Stock or Common Stock and to cause those Permitted Representatives to observe the terms of this Section 2.4 and agree for the benefit of the Company to do so and (ii) not to use such proprietary and non-public information for any purpose other than in connection with evaluating, monitoring or taking any other action with respect to the investment by the Investor Stockholders in the Series B Preferred Stock, Series C Preferred Stock or Common Stock (it being understood that none of the Investor Stockholders or any Affiliate shall contravene applicable Laws with respect to insider trading; provided that nothing herein shall prevent the Investor Stockholders or any Affiliate from disclosing any such information that (1) is or becomes generally available to the public in accordance with Law other than as a result of a disclosure by the Investor Stockholders, any Affiliate, Permitted Representatives, Affiliates or subsidiaries of Investor Stockholders or in violation of this Section 2.4 or any other confidentiality agreement between the Company and such Person or any other legal duty, fiduciary duty, or other duty of trust and confidence, of such Person, (2) was within the Investor Stockholders’ or an Affiliate’s possession or developed by it prior to being furnished with such information (provided that the source of such information was not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to or other duty of trust and confidence to, the Company with respect to such information), (3) becomes available to the Investor Stockholders or an Affiliate on a non-confidential basis from a source other than the Company (provided that such source is not bound

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by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to or other duty of trust and confidence to, the Company with respect to such information), or (4) is required to be disclosed by Law or Order (provided that prior to such disclosure, the Investor Stockholders or such Affiliate shall, unless prohibited by Law or Order, promptly notify the Company of any such disclosure, use reasonable efforts to limit the disclosure requirements of such Law or Order, and maintain the confidentiality of such information to the maximum extent permitted by Law or Order).
     Section 2.5. Investor Director Expenses. The Company shall reimburse each Appointed Director and each Investor Director for their reasonable out of pocket expenses incurred for the purpose of attending meetings of the Board or committees thereof, in accordance with the Company’s reimbursement policy in effect from time to time.
     Section 2.6. D&O Insurance. During the period that an Appointed Director or Investor Director is a Director, such Director shall be entitled to benefits under any director and officer insurance policy maintained by the Company to the same extent as any similarly situated Directors.
     Section 2.7. Election of Directors; Quorum.
     (a) During the Standstill Period, at every meeting (or action by written consent, if applicable) of the stockholders of the Company called, and at every postponement or adjournment thereof, each Investor Stockholder agrees to, and agrees to cause each Permitted Transferee to, in each case subject to the Company’s compliance with Section 2.1 in connection with such meeting (or action by written consent) and vote any and all shares of Common Stock Beneficially Owned by it or them (subject to the Maximum Voting Percentage), or to cause any such shares to be voted (in each case to the extent such Common Stock Beneficially Owned by it or them is eligible to so vote), at the election of each Investor Stockholder, in its sole discretion, in connection with any election or removal of Directors in (i) the manner recommended by the Board with respect to the election or removal of each Director, or (ii) the same proportion as the votes of all stockholders of the Company other than Elevation and its Affiliates present in person or by proxy at the meeting with respect to the election or removal of each Director.
     (b) During the Standstill Period, at every meeting (or action by written consent, if applicable) of the stockholders of the Company called, and at every postponement or adjournment thereof, each Investor Stockholder agrees to, and agrees to cause each Permitted Transferee to, cause any and all shares of Common Stock Beneficially Owned by it or them and entitled to be voted thereat to be present in person or represented by proxy at the meeting so that all such shares shall be counted as present for determining the presence of a quorum at such meeting.
     Section 2.8. Notices Regarding Ownership and Investor Director Entitlement.
     (a) Until such time as the Investor Director Entitlement is zero (0), the Investor Stockholders shall provide prompt written notice to the Company reasonably prior to, if

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practicable, but in any event within two (2) days after, any Transfer by the Investor Stockholders of any Purchased Shares, Conversion Shares, Warrants or Warrant Shares and shall state in such notice the material terms of such Transfer and an accurate accounting of the resulting Beneficial Ownership (including what portion thereof is Shared Beneficial Ownership) of the Investor Stockholders immediately following such Transfer. In addition, the Investor Stockholders will comply with the requirements set forth in Section 3.1(g). If the Investor Stockholders Transfer (other than pursuant to a bona fide pledge, but not a foreclosure thereon and other than to one or more Permitted Transferees) and/or convert into Common Stock a majority of the Purchased Shares, or if the Investor Stockholders Transfer (other than pursuant to a bona fide pledge, but not a foreclosure thereon and other than to one or more Permitted Transferees) and/or exercise for Common Stock a majority of the Warrants, the Investor Stockholders shall promptly (and in any event within two (2) days) notify the Company in writing. If the Company reasonably believes that the Investor Stockholders have Transferred (other than pursuant to a bona fide pledge, but not a foreclosure thereon, and other than to one or more Permitted Transferees) and/or converted a majority of the Purchased Shares, or have Transferred (other than pursuant to a bona fide pledge, but not a foreclosure thereon, and other than to one or more Permitted Transferees) and/or exercised a majority of the Warrants, it shall provide written notice, and the Investor Stockholders shall promptly confirm in writing whether or not they have so Transferred and/or converted a majority of the Purchased Shares or Transferred and/or exercised a majority of the Warrants.
     (b) If the Company believes in good faith that there has been a reduction in the Investor Director Entitlement or the Board Representation Entitlement due to either (i) a Share Ownership Reduction or (ii) a Board Size Decrease, it shall provide written notice (the “Company Notice”) to the Investor Stockholders setting forth the Company’s calculation in reasonable detail of the Elevation Beneficial Ownership Percentage, and based on such Elevation Beneficial Ownership Percentage, the then applicable Investor Director Entitlement or Board Representation Entitlement, as the case may be. If in response to the Company Notice, the Investor Stockholders determine to acquire Beneficial Ownership of additional shares of Common Stock during the Share Ownership Reduction Cure Period, then within the Share Ownership Reduction Cure Period, the Investor Stockholders shall provide additional written notice (the “Additional Notice”) to the Company informing the Company of (i) whether or not they acquired Beneficial Ownership of a sufficient number of shares of Common Stock within the Share Ownership Reduction Cure Period to allow them to retain the Investor Director Entitlement or Board Representation Entitlement, as the case may be, as of immediately prior to the reduction of the Investor Director Entitlement or Board Representation Entitlement, as the case may be, that would otherwise occur (the result of such acquisitions, a “Beneficial Ownership Cure”), and (ii) the Elevation Beneficial Ownership of the date of the Additional Notice. Failure by the Investor Stockholders to provide the Additional Notice within the Share Ownership Reduction Cure Period shall be deemed confirmation that there has been the reduction in Investor Director Entitlement or Board Representation Entitlement, as the case may be, set forth in the Company Notice. Nothing in this Section 2.8 is intended to modify the restrictions set forth in Section 4.2 or the Standstill Limit.

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     Section 2.9. VCOC Investor Stockholders.
     (a) With respect to each Investor Stockholder that is an Elevation Entity or a Controlled Affiliate of an Elevation Entity (for so long as they are Controlled Affiliates thereof), in each case that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations, that holds Series B Preferred Stock, Series C Preferred Stock or Conversion Shares (each, a “VCOC Investor Stockholder”), at the written request of such VCOC Investor Stockholder, the Company shall, with respect to each such VCOC Investor Stockholder:
     (i) provide such VCOC Investor Stockholder or its designated representative with the following: (1) the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, as the VCOC Investor Stockholder shall reasonably request; (2) copies of the information set forth in Section 2.3(a); and (3) copies of all materials provided to the Board; and
     (ii) make appropriate officers and members of the Board available periodically and at such times as reasonably requested by such VCOC Investor Stockholder for consultation with such VCOC Investor Stockholder or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;
     The Company reserves the right to withhold any information and restrict access pursuant to clauses (i) and (ii) above (A) to the extent such information or access could adversely affect the attorney-client privilege between the Company and its counsel, (B) to any VCOC Investor Stockholder that is not a party to this Agreement, unless such VCOC Investor Stockholder agrees to be bound by, but not benefit from, the obligations under this Agreement as an Investor Stockholder, or (C) to any VCOC Investor Stockholder that is a direct competitor of the Company.
     (b) The Company agrees to consider, in good faith, the recommendations of each VCOC Investor Stockholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

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ARTICLE 3
Transfers
     Section 3.1. Transfer Restrictions.
     (a) No Investor Stockholder shall Transfer any shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares other than as expressly permitted by, and in compliance with, the other provisions of this Section 3.1. Notwithstanding anything herein to the contrary, the restrictions set forth in this Section 3.1 shall terminate upon the consummation of a Fundamental Change.
     (b) Subject to Section 3.1(d), prior to the six (6) month anniversary of the Closing Date (the “Restricted Period Termination Date”), no Investor Stockholder shall Transfer any shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares, other than as expressly permitted by, and in compliance with, the following provisions of this Section 3.1(b):
     (i) An Investor Stockholder may Transfer any or all of its shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares (A) to the Company or any of its Subsidiaries or (B) pursuant to any tender offer, exchange offer, merger, reclassification, reorganization, recapitalization or other similar transaction in which stockholders of the Company are offered, permitted or required to participate as holders of any of the Company’s Capital Stock, provided that such transaction is an Approved Transaction which, to the extent of any Transfer of Series B Preferred Stock or Series C Preferred Stock, provides for such Series B Preferred Stock or Series C Preferred Stock to receive consideration no greater than the higher of (x) the consideration on a per share as-converted basis deliverable with respect to the Common Stock and (y) the Regular Liquidation Preference.
     (ii) An Investor Stockholder may Transfer any or all of its shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares to any Permitted Transferee of such Investor Stockholder; provided that such Permitted Transferee (A) agrees to be bound hereunder as an Investor Stockholder, (B) agrees that the representations, covenants and other agreements made by the assignor herein shall be deemed to have been made by such Transferee, (C) shall execute a counterpart to this Agreement, the execution of which shall constitute such Transferee’s agreement to the terms of this Section 3.1(b)(ii), and (D) agrees that all notices hereunder to it may be delivered to Elevation on its behalf. Upon such a Transfer, the Permitted Transferee shall be deemed an Investor Stockholder hereunder and shall be entitled to the rights, and subject to the obligations and restrictions, contained herein.
     (iii) The Investor Stockholders may, solely for the purpose of securing bona fide indebtedness for borrowed money (a “Secured Loan”) from any bank or financial institution (“Lenders”), make a bona fide pledge of any or all of the Purchased Shares, Conversion Shares, Warrants or Warrant Shares and such Lenders may execute a bona

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fide foreclosure upon such Purchased Shares, Conversion Shares, Warrants or Warrant Shares upon the terms and subject to the conditions set forth in any such Secured Loan, provided that any pledge or other contractual encumbrance or foreclosure resulting from a Secured Loan (including an obligation to repay such Secured Loan with the proceeds of any Transfer of, or dividend or distribution on, any shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares) shall not be deemed to be a Transfer associated with such shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares; provided, however, that the aggregate principal amount of all outstanding Secured Loans of the Investor Stockholders may not exceed 30% of the aggregate fair market value, on the date of the incurrence of any such Secured Loan, of all of the Purchased Shares, Conversion Shares, Warrants and/or Warrant Shares pledged to secure such indebtedness.
     (iv) The Investor Stockholders shall Transfer shares of Series C Preferred Stock and Warrants to the extent required pursuant to, and in accordance with, Section 2.3 of the Series C Purchase Agreement.
     As used herein, “Approved Transaction” means any tender offer, exchange offer, merger, sale of the Company, reclassification, reorganization, recapitalization or other transaction that either (x) has been approved or recommended by the Board (and which at the time of Transfer continues to be approved or recommended by the Board) or (y) has not been effectively precluded by operation of the Company Rights Agreement because either (1) the Board has taken action such that the acquiring person in such transaction would not be an “Acquiring Person” (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) or such that the “Distribution Date” (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) would not occur in connection with such transaction or the Rights will otherwise not effectively preclude such transaction or (2) an Order has been issued invalidating or enjoining operation of the Company Rights Agreement in respect of such transaction. To the extent that any tender offer is effectively precluded by operation of the Company Rights Agreement, the Company will take such actions under its control as are reasonably requested by the Investor Stockholders so as to enable the Investor Stockholders to timely tender into such offer prior to expiration thereof (including any extensions thereto), shares of Common Stock that would be received upon conversion of the Series B Preferred Stock or Series C Preferred Stock or exercise of the Warrants, in each case in the event the tender offer is no longer effectively precluded, without requiring conversion of the Series B Preferred Stock or Series C Preferred Stock or exercise of the Warrants, in each case until after such time as such tender offer is no longer effectively precluded.
     (c) After the Restricted Period Termination Date, the Investor Stockholders shall have the right to Transfer any shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares without restriction hereunder, subject to the provisions of Section 2.8, Section 3.1(d), Section 3.1(e), Section 3.1(f), Section 3.1(g) and Section 3.2, provided that in the case of any Transfer to a Permitted Transferee, such

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Permitted Transferee (i) agrees to be bound hereunder as an Investor Stockholder, (ii) agrees that the representations, covenants and other agreements made by the assignor herein shall be deemed to have been made by such Transferee, (iii) shall execute a counterpart to this Agreement, the execution of which shall constitute such Transferee’s agreement to the terms of this Section 3.1(c), and (iv) agrees that all notices hereunder to it may be delivered to Elevation on its behalf. Upon such a Transfer, the Permitted Transferee shall be deemed an Investor Stockholder hereunder and shall be entitled to the rights, and subject to the obligations and restrictions, contained herein.
     (d) No Investor Stockholder may, together with its Affiliates, in any single transaction or series of related transactions, whether on, before or after the Restricted Period Termination Date, Transfer to any Person or group of related Persons (other than Permitted Transferees) shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares to the extent such Person or group of related Persons would, to the knowledge of such Investor Stockholder after due inquiry (it being understood that due inquiry shall not be required in circumstances where the purchaser in a sale transaction is not reasonably identifiable, such as in a “brokers’ transaction” as defined in Rule 144 under the Securities Act), upon completion of the Transfer of such Conversion Shares Beneficially Own more than ten percent (10%) of the outstanding Common Stock, unless such Transfer (i) has been approved by, or is in connection with a transaction approved or recommended by, the Board, (ii) is made pursuant to a tender offer, exchange offer, merger, consolidation or similar transaction that is an Approved Transaction, or (iii) is to an underwriter or placement agent in a Public Offering, provided that such underwriter or placement agent implements reasonable protections to the extent practicable so that such offering will not be made to, and would not reasonably facilitate the acquisition of Common Stock by, a Person or group of related Persons who after such offering would Beneficially Own more than 10% of the Common Stock. To the extent that any tender offer is not an Approved Transaction, the Company will take such actions under its control as are reasonably requested on a non-public basis and in compliance with Section 4.2 by the Investor Stockholders so as to enable the Investor Stockholders to timely tender into such offer prior to expiration thereof (including any extensions thereto), shares of Common Stock that would be received upon conversion of the Series B Preferred Stock or Series C Preferred Stock or upon exercise of the Warrants, in the event the tender offer becomes an Approved Transaction, without requiring conversion of the Series B Preferred Stock or Series C Preferred Stock or exercise of the Warrants until after such time as such tender offer is an Approved Transaction.
     (e) Any Transfer not made in accordance with this Section 3.1 shall be null and void and of no force or effect regardless of whether the proposed Transferee had actual or constructive knowledge of the Transfer restrictions set forth herein, and no such proposed Transfer will be recorded on the stock transfer books of the Company.
     (f) (i) Subject to applicable Law, the Investor Stockholders (other than the Appointed Directors and the Investor Directors with respect to any Equity Securities held directly by such Persons, or indirectly by such Persons through family trusts, or similar arrangements or held directly by family members sharing the same household as the Appointed Director or Investor

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Director) will not be subject to the Company’s trading policies requiring pre-clearance or limiting trading to specified dates (it being understood that this is not intended to modify the rights or obligations set forth in the Amended and Restated Registration Rights Agreement), and (ii) the Investor Stockholders acknowledge their obligation hereunder not to Transfer shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares in contravention of applicable Law, including each of Section 10(b) and Rule 10b-5 of the Exchange Act.
     (g) The Investor Stockholders will comply with the Transfer notice provisions of Section 2.8. In addition, during the Information Rights Period, the Investor Stockholders will provide the Company with at least 24 hours advance notice (which notice must be delivered on a Business Day) of any Transfer (other than a Transfer to a Permitted Transferee) to be made during a period when the Company’s directors and executive offices are prohibited by Company policies from effecting any Transfer.
     (h) The Investor Stockholders shall not be subject to any restrictions on Transfer other than as set forth in this Agreement, applicable Law and to the extent applicable, the Amended and Restated Registration Rights Agreement.
     Section 3.2. Legends; Securities Act Compliance.
     (a) Each certificate representing Conversion Shares and each certificate representing Warrant Shares will bear a legend conspicuously thereon to the following effect:
     “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS’ AGREEMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”
     (b) In addition to the restrictions set forth in Section 3.1, the Investor Stockholders and each Permitted Transferee shall not offer, sell or legally transfer any shares of Series B Preferred Stock or Series C Preferred Stock, the Conversion Shares, the Warrants or the Warrant Shares except pursuant to: (i) an effective registration statement under the Securities Act; (ii) an opinion of legal counsel reasonably acceptable to the Company that such Transfer is exempt from the registration requirements of Section 5 of the Securities Act; (iii) pursuant to Rule 144; or (iv) a “no action” letter from the staff of the SEC addressed to the Investor Stockholders or a Permitted Transferee to the effect that the Transfer without registration would not result in a recommendation by the staff to the SEC that action be taken with respect thereto.
     (c) In the event that any Conversion Shares or Warrant Shares are Transferred in a Public Offering, the Company shall promptly, upon request, but in any event not later than is

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necessary in order to consummate the sale of such securities pursuant to such Public Offering, remove the legend set forth above in connection with such Transfer. In the event that any Conversion Shares or Warrant Shares are Transferred pursuant to Rule 144, the Company shall upon request, upon receipt of documentation reasonably required by the Company to confirm such Investor Stockholder’s eligibility to sell such Conversion Shares or Warrant Shares pursuant to Rule 144, promptly but in any event not later than is necessary in order to consummate the sale of such securities pursuant to Rule 144 (subject to receipt of such documentation a reasonable period of time prior to such sale), remove the second sentence of the legend set forth above in connection with such Transfer.
     (d) In the event that any shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares are Transferred in compliance with Section 3.1(b)(i), the Company shall promptly, upon request, but in any event not later than is necessary in order to consummate such Transfer, remove the second sentence of the legend set forth above in connection with such Transfer.
     (e) In the event that any Conversion Shares or Warrant Shares become transferable pursuant to Rule 144(k) under the Securities Act and the terms of this Section 3.2 no longer restrict the Transfer of such Conversion Shares or Warrant Shares by the holder thereof, the Company shall promptly upon request remove the legends set forth above from the certificates representing such Conversion Shares or Warrant Shares.
     (f) Upon the termination of the restrictions set forth in Section 3.1, the Company shall promptly, upon request, deliver a replacement certificate not containing the second sentence of the legend set forth above.
ARTICLE 4
Certain Covenants
     Section 4.1. Right to Maintain. During the Right to Maintain Period:
     (a) The Company shall provide the Investor Stockholders the opportunity to purchase in any Offering of the type described in clause (ii) of the definition of “Offering” (which is not also of the type described in clause (i) of the definition of “Offering”), and shall use its reasonable best efforts to provide the Investor Stockholders the opportunity to purchase in any Offering of the type described in clause (i) of the definition of “Offering”, up to their respective Pro Rata Shares; provided, however, in no event shall the Investor Stockholders be entitled to purchase an amount of Equity Securities in any such Offering that would cause Section 4.2 to be violated.
     (b) The Company shall send a written or electronic notice (the “Offering Notice”) in a manner it deems reasonably appropriate under the circumstances (which notice may or may not be in the same manner contemplated by Section 5.9) to Elevation on behalf of the Investor

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Stockholders at the latest address or e-mail address known to the Company, indicating (i) the number of Equity Securities expected to be offered and the material terms of such Equity Securities, (ii) the expected price at which it proposes to offer such Equity Securities, or the expected formula for determining such price, (iii) the expected timing of the Offering, and (iv) the name, telephone and facsimile number or e-mail address of the Person at the Company to whom the Investor Stockholders should deliver a Response Notice (as defined below). To the extent that the Company in good faith determines that the process for the Investor Stockholders’ exercise of their rights pursuant to this Section 4.1 delays or impairs the Company’s ability to access the public markets at will, the Company shall notify the Investor Stockholders, and the Company and the Investor Stockholders will negotiate in good faith to modify such process to the extent practicable so that it no longer causes such delay or impediment (it being understood that no such negotiation shall impair or delay any impending Offering and any Offering may be consummated during such negotiations without giving the Investor Stockholders the right to participate).
     (c) As promptly as practicable after its receipt of the Offering Notice, the Investor Stockholders shall provide the Company with written notice indicating its desire to purchase Equity Securities in the Offering, and indicating the name, telephone number, facsimile number or e-mail address of the Person or Persons that the underwriter(s) of the Offering should call to coordinate with respect to any sales to such purchaser (the “Response Notice”). If the Investor Stockholders or a Permitted Transferee shall fail to provide the Company with a Response Notice prior to the earlier to occur of (i) six hours before the pricing of the Offering, and (ii) one Business Day prior to the date of the expected Offering as set forth in the Offering Notice, then the Investor Stockholders shall not be given the opportunity to purchase Equity Securities in the Offering. In any event, it shall be a condition to the Investor Stockholders’ or a Permitted Transferee’s opportunity to purchase Equity Securities in an Offering that it comply with the reasonable requests of the underwriter(s) necessary for it to purchase shares in the Offering (e.g., establishing an account with an underwriter in the Offering). The rights of the Investor Stockholders under this Section 4.1 shall not modify the restrictions set forth in Section 4.2 with respect to the then applicable Standstill Limit.
     (d) Without limiting the generality of the foregoing, with respect to an Offering of the type described in clause (i) of the definition of “Offering”, the Company and the Investor Stockholders will comply with the provisions of the Amended and Restated Registration Rights Agreement to the extent the provisions of such Amended and Restated Registration Rights Agreement are then applicable.
     Section 4.2. Standstill.
     (a) During the Standstill Period, except as required in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions pursuant to the Series C Purchase Agreement, the Investor Stockholders shall not, and the Investor Stockholders shall ensure that none of the Elevation Entities or their respective Affiliates shall, nor shall any of the foregoing Persons act in concert with any other Person to:

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     (i) except (x) as a result of the Beneficial Ownership of or exercise of any Rights, (y) for the receipt of any Capital Stock, rights or other securities from the Company pursuant to the terms of the Series B Preferred Stock, Series C Preferred Stock or Warrants (or the exercise or conversion of any such Capital Stock rights or other securities), including any increase in the number of shares of Common Stock issuable upon conversion or exercise of the Series B Preferred Stock, Series C Preferred Stock or Warrants as a result of any anti-dilution or other terms thereof or the exercise of rights pursuant to Section 4.1 hereof and (z) Equity Securities issued to Appointed Directors or Investor Directors in their capacities as such, if any, (A) acquire any Economic Right or Beneficial Ownership of Equity Securities or (B) authorize or make a tender offer, exchange offer or other offer or proposal, whether oral or written, to acquire Equity Securities, in each case, if the effect of such acquisition would be that the Common Stock Beneficially Owned in the aggregate by the Investor Stockholders and their Affiliates (including, without limitation, any 13D Group of which any Investor Stockholder or any Affiliate thereof is a member) would exceed the Standstill Limit, provided that for purposes of calculating the number of shares of Common Stock Beneficially Owned by the Investor Stockholders and their Affiliates, there shall be excluded from such calculation shares of Common Stock Beneficially Owned by Affiliates of the Investor Stockholders that are not also Beneficially Owned by the Investor Stockholders, up to a maximum number of shares of Common Stock that will be excluded pursuant to this clause equal to one percent (1%) of the Diluted Common Shares Outstanding;
     (ii) (A) solicit or participate in any solicitation of proxies with respect to any Voting Stock, or (B) seek to advise or influence any Person with respect to the voting of any Voting Stock (other than (x) the Investor Stockholders or any Affiliate or (y) other than in accordance with and consistent with the recommendation of the Board); provided, that the limitation contained in this clause (ii) shall not apply to any proposal recommended by the Board relating to a Change in Control of the Company to be voted on by the Company’s stockholders that is not instituted or proposed by any Investor Stockholder or any Affiliate of any Investor Stockholder or any 13D Group of which any Investor Stockholder or any Affiliate of an Investor Stockholder is a member;
     (iii) deposit any Voting Stock in a voting trust or, except as otherwise provided or contemplated herein, subject any Voting Stock to any arrangement or agreement with any Person with respect to the voting of such Voting Stock;
     (iv) join a 13D Group (other than a group comprising solely of the Investor Stockholders and their Permitted Transferees) or other group, or otherwise act in concert with any third Person for the purpose of acquiring, holding, voting or disposing of Voting Stock or Non-Voting Convertible Securities;
     (v) effect or seek, offer or propose (whether publicly or otherwise) to effect any Change in Control of the Company;

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     (vi) effect or seek, offer or propose (whether publicly or otherwise) to effect any recapitalization (other than the Merger), restructuring, liquidation, dissolution or other transaction with respect to the Company or any of its Subsidiaries;
     (vii) authorize or take any action to permit any Affiliate of Elevation to be named as a director candidate on a proxy or ballot of any other Person other than the proxy or ballot of the Company with the recommendation of the Board;
     (viii) otherwise act, alone or in concert with others, to effect or seek, offer or propose (whether publicly or otherwise) to effect control of the management, Board or policies of the Company or to seek a waiver of any provision of this Agreement or the voting and conversion limits set forth in the Series B Certificate of Designation and Series C Certificate of Designation; provided, however, that no action by an Appointed Director or Investor Director (solely in their capacities as such) shall be deemed to violate this Section 4.2(a)(viii);
     (ix) take any action that results in the Investor Stockholders having to file or amend a Schedule 13D indicating an intention, plan or proposal to do any of the foregoing; or
     (x) otherwise take any action that would or could reasonably be expected to compel the Company to make a public announcement regarding any of the matters set forth in this Section 4.2.
     (b) If, at any time during the Standstill Period, (i) the Company has entered into a definitive agreement, the consummation of which would result in a Fundamental Change, or (ii) any Person shall have commenced and not withdrawn a bona fide public tender or exchange offer which if consummated would result in a Fundamental Change and the Board has not recommended that its stockholders reject such offer within the time period contemplated by Rule 14d-9, for so long as such condition continues to apply, the limitation on the actions described in clauses (a)(ii), (a)(iii), (a)(iv) (and any related acquisition of Beneficial Ownership solely by being part of a group shall be exempt from (a)(i)), (a)(v), (a)(vi), (a)(ix) and (a)(x) above shall not be applicable to the Investor Stockholders (but all other provisions of this Agreement will, subject to Section 4.2(c), continue to apply).
     (c) Anything in this Section 4.2 to the contrary notwithstanding, this Section 4.2 shall not prohibit or restrict any actions taken by the Investor Stockholders’ designee or designees on the Board in their capacities as a member of the Board and in compliance with and subject to his or her fiduciary duties as a member of the Board.
     (d) The Investor Stockholders agree that during the Standstill Period they will not directly or indirectly propose, effect or agree to any transaction which if consummated would result in a Change of Control of the Company in which the acquiring counterparty is (i) an Investor Stockholder or an Affiliate of an Investor Stockholder or (ii) a member of a 13D Group of which an Investor Stockholder or an Affiliate of an Investor Stockholder is also a member, in

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each case unless such transaction is approved by (or in the case of a tender or exchange offer, is conditioned on the receipt of tenders from), the holders of a majority of the outstanding shares of Common Stock not Beneficially Owned by the Investor Stockholders or any of their affiliates (as defined in Section 12b-2 of the Exchange Act).
     Section 4.3. Indemnification.
     (a) The Company shall defend, indemnify and hold harmless the Investor Stockholders and each Investor Stockholder Controlling Person and their respective directors, officers, employees and agents, in their respective capacities as such (the “Indemnitees”) against any out-of-pocket: costs, penalties, judgments, awards, disbursements, amounts paid in settlement or compromise and expenses (including reasonable attorneys’ fees and expenses) (collectively “Damages”) arising out of or resulting from any governmental or third party allegations or claim commenced or made on or after October 24, 2007 against such Indemnitee relating to any act or omission (or alleged act or omission) by the Company or any of its Subsidiaries (each such claim, a “Vicarious Claim”), including any Damages arising out of or relating to any federal, state or other securities law arising out of or relating to any offer or sale of securities by the Company or its Subsidiaries, provided that the Company will not be liable for any such Damages to the extent that such Damages are judicially determined to have resulted primarily from an Indemnitee’s express acts or omissions that are in bad faith or constitute willful misconduct, and upon such a judicial determination the Investor Stockholders will, and will cause each other Indemnitee to, promptly reimburse the Company for any amounts previously paid by the Company for which the Company is not liable pursuant to the terms of this Section 4.3. At the Company’s request, the Investor Stockholders and the other Indemnitees shall consent to the entry of a judgment or enter into any settlement with respect to any Vicarious Claim to which they are parties provided that such judgment or settlement includes an unconditional release of each Indemnitee with respect to such Vicarious Claim without imposing any obligations or liabilities on any Indemnitee. The Investor Stockholders and the other Indemnitees shall not consent to the entry of a judgment or enter into any settlement of claims against them in any Vicarious Claim without the written consent of the Company, not to be unreasonably withheld. Notwithstanding anything in this Section 4.3 to the contrary, the Damages shall not include any lost profits based on the potential appreciation of or hypothetical investment returns on the Series B Preferred Stock, Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares.
     (b) The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries.
     (c) Notwithstanding anything to the contrary contained in this Agreement, for purposes of this Section 4.3, the term “Indemnitees” shall not include any Person who is an officer, director or employee of the Company or any of the Company’s Subsidiaries in such capacity as an officer, director or employee.

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     Section 4.4. Regulatory Matters. If necessary, at the request of an Investor Stockholder, the Company shall promptly make any and all filings which it is required to make under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), for the conversion of the Purchased Shares into the Conversion Shares, the exercise of the Warrants for the Warrant Shares and the exercise of the rights pursuant to Section 4.1, and the Company agrees to furnish the Investor Stockholders with such necessary information and reasonable assistance as the Investor Stockholders may reasonably request, in connection with its preparation of any necessary filings or submissions to the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice, including, without limitation, any filings or notices necessary under the HSR Act. The Company shall pay or reimburse all expenses and fees payable to governmental authorities in connection with filings made pursuant to this Section 4.4.
     Section 4.5. Company Rights Agreement. During the Standstill Period, the Company agrees that it shall not take any action to amend, modify or supplement the Company Rights Agreement (as amended by the Rights Agreement Amendment), or adopt, propose or implement any other shareholder rights plan, in each case such that (a) the Rights become exercisable, (b) a Distribution Date (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) occurs, or (c) the Investor Stockholders or any of their Affiliates becomes an Acquiring Person (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan), in each case due to the Beneficial Ownership by the Investor Stockholders and their Affiliates of the Purchased Shares, Conversion Shares, Warrants, Warrant Shares and any other Equity Securities, so long as none of the Investor Stockholders, the Elevation Entities or any of their respective Affiliates, or any of the foregoing Persons acting in concert with any other Person, shall acquire any Economic Rights or Beneficial Ownership of Equity Securities if the effect of such acquisition would be that the Common Stock Beneficially Owned in the aggregate by the Investor Stockholders and their Affiliates (including, without limitation, any 13D Group of which any Investor Stockholder or any Affiliate thereof is a member) would exceed the Standstill Limit as may be in effect from time to time (regardless of the termination of the Standstill Period or any other provision of this Agreement), except (x) as a result of the Beneficial Ownership of or exercise of any Rights, (y) the receipt of any Capital Stock, rights or other securities from the Company pursuant to the terms of the Series B Preferred Stock, the Series C Preferred Stock or the Warrants (or the exercise or conversion of any such Capital Stock rights or other securities) and (z) Equity Securities issued to Appointed Directors or Investor Directors in their capacities as such, if any, provided that for purposes of calculating the number of shares of Common Stock Beneficially Owned by the Investor Stockholders and their Affiliates, there shall be excluded from such calculation shares of Common Stock Beneficially Owned by Affiliates of the Investor Stockholders that are not also Beneficially Owned by the Investor Stockholders up to the maximum number of shares of Common Stock that will be excluded pursuant to this clause equal one percent (1%) of the Diluted Common Shares Outstanding. It is agreed that for purposes of the Company Rights Agreement, if and to the extent that a Person is deemed not to be considered an Affiliate of an Investor Stockholder under the definition of “Affiliate” in Exhibit A hereto, such Person shall

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not be considered an “Affiliate” or “Associate” of an Investor Stockholder under the Company Rights Agreement (i.e., definitions of “Acquiring Person” and “Beneficial Owner”, respectively), or any successor or substitute therefor. It is agreed that to the extent that any Person (a “Contracting Party”) who is not an Investor Stockholder, Elevation Entity or Affiliate thereof, and who is not a member of any 13D Group of which any Investor Stockholder, Elevation Entity or Affiliate thereof is a member, enters into an agreement, arrangement or understanding with an Investor Stockholder, Elevation Entity or Affiliate thereof with respect to the purchase or sale from or to such Contracting Party of any Series B Preferred Stock, Series C Preferred Stock, Conversion Shares, Warrants, Warrant Shares or other Equity Securities (the securities that are the subject of such purchase/sale arrangement, “Subject Securities”), which agreement, arrangement or understanding is not in violation of the provisions of Section 4.2(a) (without regard to Section 4.2(b)) (to the extent directly relating to such purchase/sale, an “Unrelated Contract”), then (i) such Contracting Party and its affiliates and associates shall not be deemed to beneficially own (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) by virtue of such Unrelated Contract any Series B Preferred Stock, Series C Preferred Stock, Conversion Shares, Warrants, Warrant Shares or other Equity Securities held by any Investor Stockholder, Elevation Entity or Affiliate thereof, other than the Subject Securities, and (ii) no Investor Stockholder, Elevation Entity or Affiliate thereof shall be deemed to beneficially own (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) by virtue of such Unrelated Contract any Series B Preferred Stock, Series C Preferred Stock, Conversion Shares, Warrants, Warrant Shares or other Equity Securities held by the Contracting Party or its associates and affiliates, other than any Subject Securities (it being understood, for the purposes of clarity, that this sentence shall not in any way exclude from operation of the Company Rights Agreement (or its comparable term/provision under any successor or substitute shareholder rights plan) the effects of (A) any other agreement, arrangement or understanding with respect to the acquisition, disposition, holding or voting of any Equity Securities other than the purchase or sale, as applicable, of the Subject Securities and/or (B) any acting in concert by any Persons with respect to the acquisition, disposition, holding or voting of any Equity Securities other than the purchase or sale, as applicable, of the Subject Securities. To the extent that any Series B Preferred Stock, Series C Preferred Stock, Conversion Shares, Warrants, Warrant Shares or other Equity Securities held by any Investor Stockholder, Elevation Entity or Affiliate thereof are subject to any bona fide pledge (but not a foreclosure thereon) or contractual encumbrance (collectively, “Encumbrances”) resulting from a bona fide incurrence of indebtedness for money borrowed that is not entered into with the intent or purpose of effecting any action that would otherwise be prohibited by Section 4.2(a) or Article 3 (“Loans”) from any bank or financial institution (a “Loan Party”) (such securities, “Pledged Securities”), (x) no Loan Party or any of its associates or affiliates shall be deemed to beneficially own (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) by virtue of any such Encumbrances or agreements (to the extent directly relating to such Loans) any such Pledged Securities except any Equity Securities acquired by such Lender as a result of the foreclosure on such Pledged Securities and (y) no Investor Stockholder, Elevation Entity or Affiliate thereof shall be deemed to beneficially own (as defined in the Company Rights Agreement or its comparable

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term/provision under any successor or substitute shareholder rights plan) any Series B Preferred Stock, Series C Preferred Stock, Conversion Shares, Warrants, Warrant Shares or other Equity Securities held by any Loan Party or any of its associates or affiliates by virtue of any such Encumbrances, or such agreements (to the extent directly relating to such Loans). In furtherance of the foregoing, during the Standstill Period, the Company shall in connection with any amendment, modification or supplement to this Agreement (the terms or provisions so amended, modified or supplemented, the “Amended Terms”), take such action as necessary to amend, modify or supplement the Company Rights Agreement (as amended from time to time), or any other shareholder rights plan then in effect, in each case to give effect to such Amended Terms (to the extent applicable) in the Company Rights Agreement, as may be amended or otherwise modified or supplemented from time to time, or any other shareholder rights plan then in effect, contemporaneously with such amendment, modification or supplement to this Agreement.
     Section 4.6. Section 16 Matters.
     (a) During the period commencing on the Closing Date and ending on the day after the later of (i) the six-month anniversary of the Closing Date and (ii) the six-month anniversary of any Transfer of shares of Series C Preferred Stock and Warrants required pursuant to, and in accordance with, Section 2.3 of the Series C Purchase Agreement, the Company agrees that it will not take any action that would result in an actual or deemed disposition or, if there has been any Transfer of shares of Series C Preferred Stock and Warrants required pursuant to, and in accordance with, Section 2.3 of the Series C Purchase Agreement, acquisition of Series B Preferred Stock, Series C Preferred Stock, Conversion Shares, Warrants, Warrant Shares or other Equity Securities held by any Investor Stockholder or Elevation Entity subject to the disgorgement of profits pursuant to the requirements of Section 16(b) of the Exchange Act (assuming in all cases that such Persons would tender into any transaction described in Section 4.2(b)(ii) or approved by the Board), including without limitation (x) taking any action to permit, facilitate, exempt or exclude (by amendment, modification or supplement or otherwise) any Fundamental Change or any tender offer from operation of the Company Rights Agreement or (y) calling a stockholders meeting to approve or otherwise consummate any Fundamental Change or any other transaction that would result in such a disposition. Notwithstanding anything herein to the contrary, the Company shall be permitted to cause the Transfer of shares of Series C Preferred Stock and Warrants pursuant to, and in accordance with, Section 2.3 of the Series C Purchase Agreement.
     (b) In addition, for the purpose of seeking an exemption under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3), the Company shall, upon receiving reasonable prior notice from any Investor Stockholder or Elevation Entity, request that the Board or the applicable committee of the Board approve, in accordance with Rule 16b-3 and SEC no-action letters thereunder, any acquisitions from, or dispositions to, the Company of Series B Preferred Stock, Series C Preferred Stock, Conversion Shares, Warrants, Warrant Shares or other Equity Securities, to the extent made by any Investor Stockholder, Elevation Entity or Affiliate thereof who is or will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

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ARTICLE 5
Miscellaneous
     Section 5.1. Termination. This Agreement shall terminate, except for this Article 5 and Section 4.2 and Section 4.3 which shall survive such termination, as follows: (i) with respect to a particular Investor Stockholder, on the date that such Investor Stockholder no longer beneficially owns, and has no contractual or other right to acquire, any shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares and (ii) upon the written consent of the parties hereto in such number and manner required for amendments hereto as provided in Section 5.7.
     Section 5.2. Expenses. Except as otherwise provided herein (and except as provided in the Series C Purchase Agreement), all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that the Company shall reimburse each Investor Stockholder and its Affiliates for reasonable out-of-pocket expenses incurred in connection with (i) monitoring their investment in the Purchased Shares and the Conversion Shares, provided that without the prior written consent of the Company, such reimbursement shall not exceed $50,000 in the aggregate in any year and (ii) the provision of services to the Company by an Investor Stockholder or any of its Affiliates as agreed to in writing for such services, from time to time, of the Company or any of its Subsidiaries.
     Section 5.3. Successors and Assigns; Assignment.
     (a) Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by an Investor Stockholder or a Permitted Transferee without the prior written consent of the Company, except that Investor Stockholders and Permitted Transferees may assign their respective rights and obligations without such consent if a Transfer is made in accordance with Section 3.1(b)(ii).
     (b) Notwithstanding anything to the contrary herein, to the extent that the Company is not the Survivor of a Fundamental Change, the Company shall cause such Survivor of a Fundamental Change to become a party hereto and bound upon consummation of such Fundamental Change to the provisions of (i) Section 2.1(c)(i) (substituting the Survivor of a Fundamental Change for the Company) and (ii) to the extent that any VCOC Investor Stockholder directly or indirectly continues to hold any Purchased Shares or Conversion Shares, Section 2.9 (substituting the Survivor of a Fundamental Change for the Company).
     Section 5.4. No Third Party Beneficiaries. Except as specifically provided in Section 2.6 (with respect to which the Appointed Directors, Investor Directors and Indemnitees named therein shall be third party beneficiaries of such provisions), Section 2.9 (with respect to which an affiliated entity provided therein shall be third party beneficiaries of such provisions), Section 4.3 (with respect to which all Indemnitees shall be third party beneficiaries) and the last sentence of Section 5.7 (with respect to which holders of Common Stock who are not Investor

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Stockholders or Affiliates thereof shall be third party beneficiaries), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third-party beneficiary hereto.
     Section 5.5. Entire Agreement. This Agreement and the other agreements or documents referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
     Section 5.6. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 5.7. Amendment and Waiver. No amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Company, unless it is approved in writing by the Company and no amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Investor Stockholders or a Permitted Transferee, unless it is approved in writing by Elevation or the Investor Stockholders Beneficially Owning a majority in interest of the Series B Preferred Stock, Series C Preferred Stock and Conversion Shares; provided that if any amendment or waiver operates in a manner that purports by its terms to treat any Investor Stockholder different from other Investor Stockholders in a manner adverse to such Investor Stockholder, the consent of such Investor Stockholder shall also be required for such amendment or waiver to be binding on such adversely affected Investor Stockholder; provided further that the Investor Stockholders or any Permitted Transferee may waive any rights or provide consent with respect to itself; provided further that notwithstanding the foregoing, the addition of a Permitted Transferee as a party hereto in accordance with the terms of Section 3.1(b)(ii) shall not constitute an amendment hereto and need be signed only by such Permitted Transferee. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. The Company shall not amend or waive Section 4.2(d) without the approval of the holders of a majority of the Voting Stock not Beneficially Owned by the Investor Stockholders or Affiliates thereof.
     Section 5.8. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Investor Stockholder’s or any Permitted Transferee’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent

25

specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
     Section 5.9. Notices. Except as otherwise provided herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, if not, then on the next business day; or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent, with respect to the Company, the Investor Stockholders and any Permitted Transferee, to their respective addresses specified in the Series C Purchase Agreement (or at such other address as any such party may specify by like notice). The Investor Stockholders will promptly provide the Company with written notice if at any time an Investor Stockholder or other Permitted Transferee no longer satisfies the criteria of a Permitted Transferee. Notwithstanding the foregoing, for so long as the Investor Director Entitlement or Director Representation Entitlement is greater than zero (0), (i) the Company shall be entitled to deliver all notices required hereunder to Elevation or one designee designated by Elevation in writing on behalf of all other Investor Stockholders, and (ii) Elevation or one designee designated in writing by Elevation shall be entitled to act on behalf of all Investor Stockholders, including for the avoidance of doubt, any Permitted Transferee, with respect to any action or consent to be taken by an Investor Stockholder hereunder.
     Section 5.10. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations as of the Closing Date. All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

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     Section 5.11. Governing Law; Jurisdiction; Waiver of Jury Trial.
     (a) This Agreement shall be governed in all respects by the Laws of the State of Delaware. Any disagreement, issue, dispute, claim, demand or controversy arising out of or relating to this Agreement (each, a “Dispute”) shall be brought in the Chancery Court of Delaware, so long as such court shall have subject matter jurisdiction over such Dispute, or if it does not have subject matter jurisdiction over such Dispute, the United States District Court or other state court in Delaware having jurisdiction of the Dispute. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Dispute and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Dispute in any such court and that any such Dispute which is brought in any such court has been brought in an inconvenient forum. Process in any such Dispute may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.9 shall be deemed effective service of process on such party.
     (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 5.12. Specific Performance; No Special Damages.
     (a) The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.
     (b) Each party agrees that there shall be no special, exemplary, punitive or multiple damages connected with or resulting from any breach of this Agreement, or actions undertaken in connection with or related hereto, including any such damages which are based upon breach of contract, tort, breach of warranty, strict liability, statute, operation of law or any other theory of recovery, except to the extent such damages are actually incurred by a party hereunder to a third party, and hereby waives any rights to claim such damages. For purposes of clarity, the foregoing does not exclude consequential, indirect or incidental damages. Notwithstanding anything to the contrary in the foregoing, no damages (including lost profits) based on potential appreciation of the value of the Common Stock, Series B Preferred Stock, Series C Preferred Stock or Warrants of hypothetical investment returns or of potential alternative investments shall be taken into account in determining the amount of damages.

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     Section 5.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
[Remainder of Page Intentionally Left Blank.]

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     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement as of the date first set forth above.

PALM, INC.
By:
Name:
Title:

ELEVATION PARTNERS, L.P.
By:	Elevation Associates, L.P.,
as General Partner

By:	Elevation Associates, LLC,
as General Partner

By:
Name:
Title:

ELEVATION EMPLOYEE SIDE FUND, LLC
By:	Elevation Management, LLC,
its manager

By:
Name:
Title:

[Stockholders’ Agreement]

EXHIBIT A
Defined Terms
     “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Investor Stockholder or their Permitted Transferees, (ii) the portfolio companies in which the Investor Stockholders, any other Elevation Entities or any other Elevation Partners investment fund that is Controlled by, or under common control with, an Elevation Entity have directly or indirectly made a debt or equity investment shall not be considered Affiliates of the Investor Stockholders or their Permitted Transferees if the Investor Stockholders, alone, or together with their Permitted Transferees, (x) in the aggregate Beneficially Own securities that would comprise (upon conversion, exchange or exercise of any rights, options, warrants or similar securities, if applicable) less than 50% of the Total Current Voting Power of such portfolio company and (y) do not constitute, nor do they have the contractual or other legal right to elect, a majority of the members of the board or other governing body of such portfolio company, unless such portfolio company has received Confidential Information, directly or indirectly, or has been provided assistance with respect to the acquisition, holding, voting or disposition of Capital Stock from an Investor Stockholder or any of its Affiliates or has otherwise acted in concert with an Investor Stockholder or any of its Affiliates with respect to the acquisition, holding, voting or disposition of Capital Stock and (iii) a corporation or other entity (a “Specified Entity”) with respect to which (x) none of the Investor Stockholders or Elevation Entities has directly or indirectly made a debt or equity investment and (y) none of the Investor Stockholders, alone or together with their Permitted Transferees, constitute, or have the contractual or other legal right to elect, a majority of the members of the board or other governing body of such Specified Entity (and which otherwise is not controlled by an Elevation Entity), but which is an Affiliate of an individual who would be considered a controlling Affiliate of an Elevation Entity, will not be considered an Affiliate of the Investor Stockholders or their Permitted Transferees unless such Specified Entity has received Confidential Information, directly or indirectly or has been provided assistance with respect to the acquisition, holding, voting or disposition of Capital Stock from an Investor Stockholder or any of its Affiliates or has otherwise acted in concert with an Investor Stockholder or any of its Affiliates with respect to the acquisition, holding, voting or disposition of Capital Stock. For the avoidance of doubt, Permitted Transferees shall be considered Affiliates of the Investor Stockholders.
     “as converted” means, with respect to any Equity Securities owned by any Investor Stockholder and its Permitted Transferees that are convertible into, or exchangeable or exercisable for Common Stock, such Equity Securities on an as converted, exchanged or exercised basis.
     “Below Market” means (i) the issuance of Common Stock at a price per share less than 95% of the closing sale price of Common Stock on the trading day immediately prior to the date of a definitive agreement pursuant to which the sale of Common Stock is to occur or (ii) the issuance of any security convertible into or, exchangeable or exercisable for, Common Stock for a conversion, exchange or exercise price per share less than 95% of the closing sale price of Common Stock on the trading day immediately prior to the date of a definitive agreement pursuant to which the sale of such securities is to occur.
     “Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” have the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that (i) a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any person or (y) debt or other evidences of indebtedness, capital stock or other securities directly or indirectly convertible into or exercisable or exchangeable for such capital stock of such person and (ii) a Person shall be deemed to be the beneficial owner of any securities with which a Person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities.
     “Board” means the Board of Directors of the Company.
     “Board Representation Entitlement” has the meaning assigned to it in the Series C Certificate of Designation.
     “Board Size Decrease” means a decrease in the authorized number of Directors then constituting the Board that, as a result thereof results in a reduction of the (i) Board Representation Entitlement to less than the number of Appointed Directors then serving on the Board or (ii) Investor Director Entitlement to less than the number of Investor Directors then serving on the Board.
     “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.
     “Bylaws” means the Bylaws of the Company, as in effect on the Closing Date and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Restated Certificate.
     “Capital Stock” means any and all shares of capital stock of the Company, including without limitation, any and all shares of Common Stock and Preferred Stock.
     “Change in Control of the Company” means any of the following: (i) a merger, consolidation or other business combination or transaction to which the Company is a party if the Voting Stock of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction (or the securities such Voting Stock is converted or exchanged into), represents less than 50% of the Total Current Voting Power of the surviving entity (or its parent) following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any Person, entity or 13D Group of direct or indirect Beneficial Ownership of Voting Stock of the Company representing 50% or more of the Total Current Voting Power of the Company; or (iii) a sale of all or substantially all of the assets of the Company to any Person or Persons; or (iv) a liquidation or dissolution of the Company.
     “Committee Qualification Requirements” shall mean that the Investor Director shall, in the good faith judgment of the Board, meet at all times during the Investor Director’s service on a particular committee: (i) all independence requirements applicable to companies listed for quotation on Nasdaq (or other Exchange if the Company’s shares are listed on another Exchange) for members of the particular committee, (ii) be free of any relationship that, in the good faith judgment of the Board, would interfere with the exercise of independent judgment as a member of the particular committee, (iii) in the case of the Compensation Committee, be a “non-employee director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), and (iv) in the case of the Audit Committee, satisfy the requirements of NASDAQ Marketplace Rule 4350(d)(2) for serving on the Audit Committee.
     “Common Stock” means the Common Stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
     “Company Rights Agreement” means that certain Preferred Stock Rights Agreement, dated as of September 25, 2000, as amended, between the Company and Computershare Trust Company of New York, as successor to Equiserve Trust Company, N.A. and Fleet National Bank.
     “Confidentiality Agreement” means the agreement, dated October 6, 2006, between the Company and Elevation Associates, L.P. with respect to confidential information.
     “Control” or “Controlled by” have the meaning set forth in Rule 12b-2 of the Exchange Act.
     “Controlled Affiliate(s)” means any Affiliate(s) of Elevation directly or indirectly Controlled by an Elevation Entity. For the avoidance of doubt, any entity that is not an Affiliate of an Elevation Entity as a result of the operation of clause (i), (ii) or (iii) of the definition of “Affiliate” shall not be considered a Controlled Affiliate.
     “Conversion Shares” means the Series B Conversion Shares and the Series C Conversion Shares.
     “Diluted Common Shares Outstanding” means the sum of (i) the number of outstanding shares of Common Stock plus (ii) the number of shares of Common Stock issuable upon the conversion of outstanding shares of Series B Preferred Stock and Series C Preferred Stock plus (iii) the number of shares of Common Stock issuable upon the exercise of the Warrants plus (iv) the number of shares of Common Stock issuable upon the conversion, exercise, exchange or issuance of any Equity Securities of the Company sold in any Offering described in clause (ii) of the definition of Offering. For purposes of determining compliance with Section 4.3 in connection with any acquisition of Beneficial Ownership of shares of Common Stock, the Investor Stockholders and their Affiliates will be entitled to rely on (and the Diluted Common Shares Outstanding will be calculated by reference to) the information set forth in the most recent report on Form 10-Q or 10-K filed with the SEC unless the Company has provided Elevation more recent information regarding the components of the Diluted Common Shares Outstanding.
     “Director” means any member of the Board.
     “Dispute” has the meaning assigned to such term in Section 5.11(a).
     “Economic Rights” means, with respect to a security, the right to the full pecuniary interest in the security, including, without limitation, the right to receive dividends and distributions, proceeds upon liquidation and receive the proceeds of disposition or conversion (if applicable) of the security.
     “Effective Time” means the Effective Time of the Merger (as defined in the Preferred Stock Purchase Agreement).
     “Elevation Beneficial Ownership Percentage” means, at any time, the quotient of (a) the aggregate number of shares of Common Stock Beneficially Owned, but excluding Shared Beneficial Ownership of Common Stock, by the Investor Stockholders divided by (b) the sum of (i) the total number of shares of Common Stock outstanding at such time plus (ii) the number of shares of Common Stock into which the outstanding shares of Series B Preferred Stock and Series C Preferred Stock are entitled to convert at such time plus (iii) the number of shares of Common Stock issuable upon the exercise of the Warrants plus (iv) the number of shares of Common Stock issuable upon the conversion, exercise, exchange or issuance of any Equity Securities of the Company sold in any Offering described in clause (ii) of the definition of Offering. For purposes hereof, if a Share Ownership Reduction Cure Period shall have ever taken place (on one or more occasions), and at the end of such Share Ownership Reduction Cure Period there is a reduction in the number of Appointed Directors pursuant to Section 4(d)(iii) of the Series C Certificate of Designation or the number of Investor Directors pursuant to Section 2.1(d)(ii), then the Elevation Beneficial Ownership Percentage shall be deemed at any point in time thereafter to be no greater than the lowest Elevation Beneficial Ownership Percentage that shall have existed at the end of any such Share Ownership Reduction Cure Period.
     “Elevation Entity” means any of: (i) Elevation, (ii) Elevation Employee Side Fund, LLC, (iii) Elevation Associates, L.P., the sole general partner of Elevation, (iv) Elevation Associates, LLC, the sole general partner of Elevation Associates, L.P. and of Elevation GP Participants, LP,

(v) Elevation GP Participants, LP, a limited partner of Elevation Associates, L.P., and (vi) Elevation Management, LLC, the sole management company to Elevation, in each case so long as, with respect to such entity, such entity is under common control with Elevation.
     “Elevation Ownership Limit” means the Elevation Beneficial Ownership Percentage at the close of business on the Closing Date, provided that if any Investor Stockholder effects a Transfer to any Person other than one or more Permitted Transferees, then on and after the first day after the end of the fiscal quarter of the Company in which such Transfer occurred (the “Transfer Quarter”) the Elevation Ownership Limit will equal the Elevation Beneficial Ownership Percentage at the close of business on the last day of the Transfer Quarter; provided further, however, that the Elevation Ownership Limit shall never be higher than the Elevation Beneficial Ownership Percentage at the close of business on the Closing Date.
     “Equity Securities” means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including the shares of Series B Preferred Stock and Series C Preferred Stock, the Conversion Shares, the Warrants and the Warrant Stock).
     “Exchange” means the Nasdaq or the New York Stock Exchange, as the case may be.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Fundamental Change” has the meaning assigned to it in the Series C Certificate of Designation.
     “GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.
     “incur” means, directly or indirectly, to incur, refinance, create, assume, guarantee or otherwise become liable.
     “Information Rights Period” means the period beginning with the Closing Date and ending when the Investor Director Entitlement is zero (0).
     “Investor Director” means any Director designated or nominated for election to the Board by Investor Stockholders pursuant to Section 2.1.
     “Investor Director Entitlement” means, a number of Investor Directors (rounded to the nearest whole number) equal to the product of (x) the total number of Directors then comprising the full Board and (y) the lesser of the Maximum Voting Percentage and the Elevation Beneficial Ownership Percentage; provided, that, notwithstanding the foregoing (A) subject to clause (B) below, until such time as the Investor Stockholders shall have collectively Transferred (other than pursuant to a bona fide pledge, but not a foreclosure thereon or to one or more Permitted

Transferees who continue to be such) more than 70.0% of the aggregate Purchased Shares (calculated on an as-converted to Common Stock basis) and Conversion Shares to Persons other than Permitted Transferees who continue to be such (the “70% Transfer Date”), the Investor Director Entitlement shall in no event be less than one (1) and on and after the 70% Transfer Date, the Investor Director Entitlement shall mean zero (0), and (B) from and after the first time the Investor Stockholders cease to Beneficially Own, excluding Shared Beneficial Ownership, at least 7.5% of the Total Current Voting Power of the Survivor of a Fundamental Change, the Investor Director Entitlement shall thereafter mean zero (0). For purposes of this definition, however, “Purchased Shares” shall not include any shares of Series C Preferred Stock and Warrants Transferred pursuant to, and in accordance with, Section 2.3 of the Series C Purchase Agreement.
     “Investor Stockholder Controlling Person” shall mean each Person that Controls, directly or indirectly, an Investor Stockholder.
     “Maximum Voting Percentage” has the meaning assigned to it in the Series C Certificate of Designation.
     “Maximum Voting Power” has the meaning assigned to it in the Series C Certificate of Designation.
     “Nasdaq” means The NASDAQ Stock Market, or any successor thereto.
     “Non-Constituent Issuer Fundamental Change” has the meaning assigned to it in the Series C Certificate of Designation.
     “Non-Voting Convertible Securities” means any securities which are convertible into, exchangeable for or otherwise exercisable to acquire Voting Stock of the Company, including convertible securities, warrants, rights or options to purchase Voting Stock, but excluding Series B Preferred Stock and Series C Preferred Stock.
     “Offering” means (i) a firm commitment underwritten public offering of shares of Common Stock by the Company, or (ii) any offering of Common Stock or of Equity Securities convertible into, or exchangeable or exercisable for, Common Stock by the Company (which, for the avoidance of doubt, shall not be deemed to include any Transfer of shares of Series C Preferred Stock and Warrants required pursuant to, and in accordance with, Section 2.3 of the Series C Purchase Agreement) sold Below Market or for consideration per share that is less than the Series C Conversion Price (as defined in the Series C Certificate of Designation) in effect at the time of such offering, other than shares of Common Stock or other Equity Securities offered or issued in strategic acquisitions, for compensatory purposes, or in any commercial or other transaction the primary purpose of which is other than the raising of additional capital.
     “Permitted Transferee” means (i) an Elevation Entity’s directors and officers, (ii) any Elevation Entity, and (iii) any corporation, partnership or limited liability company which is and continues to be a Controlled Affiliate. In the event that such a corporation, partnership or limited liability company subsequent to a Transfer hereunder ceases to be a Controlled Affiliate (as described in clause (iii) above), or in the event that any Elevation Entity ceases to meet the definition thereof (as described in clause (ii) above) or if an Elevation Entity’s director or officer ceases to be such (any such event described in this sentence, a “Disqualifying Event”), such Disqualifying Event shall be considered a Transfer and shall be subject to the terms hereof with respect thereto, including Section 3.1. In the event of a Disqualifying Event, the Person that shall have ceased to be a Controlled Affiliate, Elevation Entity, or director or officer shall cease to be considered an Investor Stockholder or Permitted Transferee for any purpose hereunder or under the Series B Certificate of Designation or Series C Certificate of Designation, but for all purposes shall continue to be bound by the provisions of this Agreement as an Investor Stockholder.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
     “Preferred Stock” means the shares of preferred stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
     “Pro Rata Share” means, for any Investor Stockholder, such number of Equity Securities (of the same type as the Equity Securities being sold in the Offering) as shall equal the product obtained by multiplying (i) the quotient obtained by dividing (A) the number of shares of Common Stock (on an as converted basis) Beneficially Owned by such Investor Stockholder but excluding Shared Beneficial Ownership of Common Stock (it being understood that in determining the number of shares of Capital Stock Beneficially Owned, there shall be no double counting of such shares to the extent there is shared voting or dispositive power among any Investor Stockholder and any Permitted Transferee or among Permitted Transferees), by (B) the sum of (x) the number of shares of Common Stock outstanding as of the most recent practicable date prior to the Offering, (y) the number of shares of Common Stock into which the outstanding shares of Series B Preferred Stock and Series C Preferred Stock are then convertible pursuant to the respective terms of the Series B Certificate of Designation and Series C Certificate of Designation and (z) the number of shares of Common Stock issuable upon the exercise of the Warrants by (ii) the aggregate number of such Equity Securities being sold in the Offering.
     “Public Offering” means a public offering of shares of Common Stock pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their equivalent) under the Securities Act.
     “Restated Certificate” means the Amended and Restated Certificate of Incorporation (including the Series B Certificate of Designation and Series C Certificate of Designation) of the Company, as in effect on the Closing Date and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.
     “Rights” shall have the meaning given thereto in the Company Rights Agreement (or the comparable right under any successor or substitute shareholder rights plan).
     “Right to Maintain Period” means the period beginning on the Closing Date and ending upon the earliest to occur of (i) the date that is seven years from the Original Issuance Date (as defined in the Series C Certificate of Designation) of the Series C Preferred Stock, (ii) the first date on which the Elevation Beneficial Ownership Percentage ceases to be at least 10.0%, and (iii) a Fundamental Change.
     “Right to Vote” means, with respect to a security, the right to direct the voting of a security with respect to any matter for which the security is entitled to vote.
     “SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Series B Certificate of Designation” means the Certificate of Designation with respect to the Series B Preferred Stock, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.
     “Series B Conversion Shares” means the shares of Common Stock that may be issued upon the conversion of the Series B Preferred Stock as provided for in the Series B Certificate of Designation.
     “Series B Preferred Stock” means the Preferred Stock of the Company that is designated as Series B Convertible Preferred Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than the Series B Conversion Shares upon conversion thereof as contemplated by the Series B Certificate of Designation).
     “Series C Certificate of Designation” means the Certificate of Designation with respect to the Series C Preferred Stock, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.
     “Series C Conversion Shares” means the shares of Common Stock that may be issued upon the conversion of the Series C Preferred Stock as provided for in the Series C Certificate of Designation.

     “Series C Preferred Stock” means the Preferred Stock of the Company that is designated as Series C Convertible Preferred Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than the Series C Conversion Shares upon conversion thereof as contemplated by the Series C Certificate of Designation).
     “Shared Beneficial Ownership” means Beneficial Ownership in which (a) voting power is shared with another Person, except in the case of the Investor Stockholders and their Permitted Transferees, to the extent that such shared voting power is shared only with another Investor Stockholder or Permitted Transferee and/or (b) the Investor Stockholders and/or their Permitted Transferees have effected a Transfer to a Person other than a Permitted Transferee, provided that any contractual encumbrance resulting from a bona fide incurrence of indebtedness for money borrowed (including an obligation to repay such indebtedness with the proceeds of any Transfer of, or dividend or distribution on, any shares of Series B Preferred Stock, Series C Preferred Stock or Common Stock) not incurred in violation of Section 3.1 shall not be deemed to be a Transfer, loss or reduction in the Beneficial Ownership associated with such shares of Series B Preferred Stock, Series C Preferred Stock or Common Stock.
     “Share Ownership Reduction” means a reduction, for any reason, in the Elevation Beneficial Ownership Percentage which would result in a reduction to the number of Directors the Investor Stockholders are entitled to nominate, designate or appoint pursuant to Section 2.1.
     “Share Ownership Reduction Cure Period” means the period commencing on the date the Company provides the Company Notice and ending on the date 60 days thereafter.
     “Standstill Limit” shall mean, at any time, the greater of:
     (i) the product of (x) 10% and (y) the number of Diluted Common Shares Outstanding; and
     (ii) the lesser of (x) the product of (A) the Elevation Ownership Limit and (B) the number of Diluted Common Shares Outstanding and (y) the product of (A) 39.9% and (B) the Maximum Voting Power.
     “Standstill Period” means the period beginning on the Closing Date and ending on the latest of (i) the third anniversary of the Closing Date, (ii) the time that the Investor Stockholders no longer have the right (whether pursuant to this Agreement, the Series B Certificate of Designation or the Series C Certificate of Designation) to nominate (or have nominated), designate or elect an Appointed Director or an Investor Director to serve on the Board or board of directors or similar governing body of any Survivor of a Fundamental Change, and (iii) the date that an Elevation Affiliate no longer serves on the Board or on the board of directors or similar governing body of any Survivor of a Fundamental Change.

     “Survivor of a Fundamental Change” means (a) the issuer of the securities received by the holders of Common Stock (in their capacities as such) upon the consummation of a Fundamental Change, to the extent the holders of Common Stock receive other securities in exchange, conversion or substitution of their Common Stock in the transaction that resulted in such Fundamental Change or (b) the Company (or its successor) in all other circumstances of a Fundamental Change.
     “Third-Party Takeover Proposal” means an offer or proposal by a Person other than any Investor Stockholder, any Affiliate of any Investor Stockholder or any 13D Group of which any Investor Stockholder or any of its Permitted Transferees is a member that has been publicly disclosed by the Company to effect a Change in Control of the Company.
     “13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Equity Securities which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D (a “Schedule 13D”) pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a Schedule 13G of the rules and regulations promulgated under the Exchange Act pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Equity Securities representing more than 5% of any class of Equity Securities then outstanding.
     “Total Current Voting Power” means, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast on a general matter of the entity at which all classes of equity voting securities of the entity are entitled to vote (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity) plus, for any determination with respect to the Total Current Voting Power following a Non-Constituent Issuer Fundamental Change, the number of votes that the holders of Series B Preferred Stock and holders of Series C Preferred Stock would have been entitled to vote (by virtue of the number of shares of Series B Preferred Stock and Series C Preferred Stock outstanding immediately prior to the Fundamental Change) if they had converted to Common Stock pursuant to the respective Series B Certificate of Designation and Series C Certificate of Designation immediately prior to the Fundamental Change; provided that for any determination with respect to the Total Current Voting Power of the Company, such determination shall take into account the limitation resulting from application of the Maximum Voting Percentage pursuant to Section 4(a) of the Series B Certificate of Designation and Section 4(a) of the Series C Certificate of Designation.
     “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge (other than a bona fide pledge not in violation of Section 3.1 (but not a foreclosure thereon)), encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge (other than (except for purposes of Section 3.1(b)) a bona fide pledge not in violation of Section 3.1 (but not a foreclosure thereon)), encumbrance, hypothecation or similar disposition of, any shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Common Stock, Warrants or Warrant Shares beneficially owned by a person or any interest (including any Economic Rights or Voting Rights or creation of Shared Beneficial Ownership) in any shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Common Stock, Warrants or Warrant Shares beneficially owned by a Person, provided that (except for purposes of Section 3.1(b)) any contractual encumbrance resulting from a bona fide incurrence of indebtedness for money borrowed (including an obligation to repay such indebtedness with the proceeds of any Transfer of, or dividend or distribution on, any shares of Series B Preferred Stock, Series C Preferred Stock or Common Stock) not incurred in violation of Section 3.1 shall not be deemed to be a Transfer associated with such shares of Series B Preferred Stock or Series C Preferred Stock, Conversion Shares, Common Stock, Warrants or Warrant Shares.
     “Transferee” means any Person to whom any Investor Stockholder or any Permitted Transferee or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.
     “Uncured Share Ownership Reduction” means a decrease, for any reason, in the Elevation Beneficial Ownership Percentage that results in a reduction in the number of Directors that constitutes the Investor Director Entitlement; provided, however that if, during an applicable Share Ownership Reduction Cure Period, the Elevation Beneficial Ownership Percentage is increased to, and maintained at, the minimum Elevation Beneficial Ownership Percentage necessary to avoid a reduction in the number of Directors that constitutes the Investor Director Entitlement as of immediately prior to such decrease, then, subject to the last sentence of the definition of Elevation Beneficial Ownership Percentage in this Exhibit A, an Uncured Share Ownership Reduction shall be deemed not to have occurred (it being understood that any subsequent decrease in Elevation Beneficial Ownership Percentage that results in a reduction in the number of Directors that constitutes the Investor Director Entitlement may again qualify as an Uncured Share Ownership Reduction).
     “Voting Stock” means shares of the Common Stock, Series B Preferred Stock, Series C Preferred Stock and any other securities of the Company or its successor having the power to vote in the election of members of the Board of the Company or its successor.
     “Warrant Shares” means the shares of Common Stock that may be issued upon the exercise of the Warrants.

EXHIBIT E
AMENDMENT NO. 4
TO
PREFERRED STOCK RIGHTS AGREEMENT
     This amendment number four (this “Amendment”) to the Preferred Stock Rights Agreement between Palm, Inc., a Delaware corporation (the “Company”) and Computershare Trust Company, N.A., as successor to Equiserve Trust Company, N.A. and Fleet National Bank (the “Rights Agent”), is made and entered into and effective as of December 22, 2008.
BACKGROUND
     WHEREAS, the Company and the Rights Agent entered into a Preferred Stock Rights Agreement dated as of September 25, 2000 (as amended, the “Rights Agreement”);
     WHEREAS, the Company and the Rights Agent entered into an amendment to the Rights Agreement on November 12, 2004;
     WHEREAS, the Company and the Rights Agent entered into a second amendment to the Rights Agreement on June 1, 2007 to permit the transactions contemplated by Preferred Stock Purchase Agreement and Agreement and Plan of Merger, dated as of June 1, 2007, among Elevation Partners, L.P. (“Elevation”), the Company and Passport Merger Corporation, without Elevation becoming an Acquiring Person;
     WHEREAS, the Company and the Rights Agent entered into a third amendment to the Rights Agreement on October 24, 2007 to reflect the agreement between the Company, Elevation and Elevation Employee Side Fund LLC, a Delaware limited liability company, set forth in the Stockholders’ Agreement dated October 24, 2007;
     WHEREAS, Section 27 of the Rights Agreement provides that, in certain circumstances, including prior to the occurrence of a Distribution Date, the Company may supplement or amend the Rights Agreement without the approval of any holders of Rights;
     WHEREAS, a Distribution Date has not occurred;
     WHEREAS, the Company has agreed to issue and sell shares of the Company’s Series C Preferred Stock and warrants exercisable for a number of shares of the Company’s Common Stock to Elevation pursuant to the Series C Securities Purchase Agreement (as defined below), such that Elevation will beneficially own (as defined in the Rights Agreement) shares of preferred stock of the Company convertible into the Company’s Common Stock and warrants exercisable for a number of shares of the

Company’s Common Stock upon the consummation of the transactions contemplated by the Series C Securities Purchase Agreement;
     WHEREAS, on December 22, 2008, the Board of Directors of the Company resolved to amend the Rights Agreement to permit the transactions contemplated by the Series C Securities Purchase Agreement without Elevation becoming an Acquiring Person; and
     WHEREAS, the Company desires to modify the terms of the Rights Agreement in certain respects as set forth herein, and in connection therewith, is entering into this Amendment and directing the Rights Agent to enter into this Amendment;
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Effect of Amendment. Except as expressly provided herein, the Rights Agreement shall be and remain in full force and effect.
     2. Capitalized Terms. All capitalized, undefined terms used in this Amendment shall have the respective meanings assigned thereto in the Rights Agreement.
     3. Supplement to Definitions. The definitions contained in Section 1 of the Rights Agreement shall be supplemented by adding the following:
     “Series C Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of December 22, 2008, by and between the Company and Elevation.
     4. Amendment to Section 1(a). Section 1(a) of the Rights Agreement is hereby amended by adding the following immediately after the second sentence of Section 1(a) and immediately preceding the third sentence of Section 1(a):
     “Notwithstanding anything in this Agreement to the contrary, neither Elevation nor any of its Affiliates or Associates shall be deemed to be an Acquiring Person by virtue of (i) the execution, delivery or performance of the Series C Securities Purchase Agreement, (ii) the announcement of the Series C Securities Purchase Agreement or any of the transactions contemplated in the Series C Securities Purchase Agreement, including the issuance of preferred stock and warrants by the Company to Elevation and the conversion of such preferred stock into Common Stock and/or exercise of such warrants for Common Stock (collectively, the “Transactions”), or (iii) the consummation of the Transactions.”
     5. Amendment to Section 1(l). Section 1(l) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:
     “Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as the result of (i) the execution, delivery or

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performance of the Series C Securities Purchase Agreement, (ii) the announcement of the Series C Securities Purchase Agreement or any of the Transactions, or (iii) the consummation of the Transactions.”
     6. Amendment to Section 1(hh). Section 1(hh) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:
     “Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred as the result of (i) the execution, delivery or performance of the Series C Securities Purchase Agreement, (ii) the announcement of the Series C Securities Purchase Agreement or any of the Transactions, or (iii) the consummation of the Transactions.”
     7. Amendment to Section 30. Section 30 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:
     “Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of (i) the execution, delivery or performance of the Series C Securities Purchase Agreement, (ii) the announcement of the Series C Securities Purchase Agreement or any of the Transactions, or (iii) the consummation of the Transactions.”
     8. Effective Date. This Amendment is effective as of the date first set forth above, immediately prior to the execution of the Series C Securities Purchase Agreement.
     9. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to the conflicts or choice of law principles thereof.
     10. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.
     11. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto hereby agree to execute an original of the Amendment as well as any facsimile, telecopy or other reproduction thereof.

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          IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed as of the day first above written.

PALM, INC.
By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A. as Rights Agent
By:
Name:
Title:

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